EXHIBIT 4.10.11

                                                                EXECUTION COPY





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                                CREDIT AGREEMENT

                           Dated as of June 12, 1997,
                as amended and restated as of February 27, 1998,
             as further amended and restated as of June 29, 1999 and
              as further amended and restated as of March 25, 2002

                                      among

                                   FOAMEX L.P.

                                   As Borrower

                                   FMXI, INC.

                                 As a Guarantor

                  THE FINANCIAL INSTITUTIONS FROM TIME TO TIME
                             PARTY HERETO AS LENDERS

                  THE FINANCIAL INSTITUTIONS FROM TIME TO TIME
                          PARTY HERETO AS ISSUING BANKS

                                       AND

                               CITICORP USA, INC.

                             As Administrative Agent
                             And As Collateral Agent

                                       AND

                             THE BANK OF NOVA SCOTIA

                                As Funding Agent
                            And As Syndication Agent

                                      * * *

                 TYCO - THE CIT GROUP/COMMERCIAL SERVICES, INC.

                             As Documentation Agent



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

                                TABLE OF CONTENTS

                                                                                                      Page



ARTICLE I             DEFINITIONS.......................................................................3

         1.01     Certain Defined Terms.................................................................3

         1.02     Computation of Time Periods..........................................................35

         1.03     Accounting Terms.....................................................................35

         1.04     Other Definitional Provisions........................................................35

         1.05     Other Terms..........................................................................35

ARTICLE II            AMOUNTS AND TERMS OF LOANS.......................................................36

         2.01     Revolving Credit Facility............................................................36

         2.02     The Swing Loan Facility..............................................................38

         2.03     Letters of Credit....................................................................40

         2.04     Term Loan Facilities.................................................................46

         2.05     Authorized Officers and the Agents...................................................47

ARTICLE III           PAYMENTS AND PREPAYMENTS.........................................................48

         3.01     Prepayments and Repayments; Reductions in Commitments................................48

         3.02     Payments............................................................................ 52

         3.03     Taxes    56

         3.04     Increased Capital....................................................................59

         3.05     Promise to Repay; Evidence of Indebtedness...........................................60

         3.06     Deposit Accounts.....................................................................61

         3.07     Replacement of Lender................................................................61

ARTICLE IV            INTEREST AND FEES................................................................62

         4.01     Interest on the Loans and other Obligations..........................................62

         4.02     Special Provisions Governing LIBO Rate Loans.........................................65

         4.03     Fees   68

ARTICLE V             CONDITIONS TO LOANS AND LETTERS OF CREDIT........................................69

         5.01     Conditions Precedent to the Effectiveness of this Agreement..........................69

         5.02     Conditions Precedent to All Loans and Letters of Credit..............................74

ARTICLE VI            REPRESENTATIONS AND WARRANTIES...................................................74

         6.01     Representations and Warranties of the Borrower.......................................74

ARTICLE VII           REPORTING COVENANTS..............................................................85

         7.01     Financial Statements.................................................................85

         7.02     Events of Default....................................................................87

                                       i

                               TABLE OF CONTENTS
                                  (continued)

         7.03     Lawsuits............................................................................ 88

         7.04     Insurance............................................................................88

         7.05     ERISA Notices........................................................................88

         7.06     Environmental Notices................................................................89

         7.07     Labor Matters........................................................................90

         7.08     Permitted Subordinated Indebtedness..................................................90

         7.09     Other Reports........................................................................91

         7.10     Change of Control....................................................................91

         7.11     Dissolution Notice...................................................................91

         7.12     Government Contracts.................................................................91

         7.13     Other Information....................................................................91

ARTICLE VIII          AFFIRMATIVE COVENANTS............................................................91

         8.01     Partnership/Corporate Existence, etc.................................................92

         8.02     Partnership Powers; Conduct of Business..............................................92

         8.03     Compliance with Laws, etc............................................................92

         8.04     Payment of Taxes and Claims; Tax Consolidation.......................................92

         8.05     Insurance............................................................................92

         8.06     Inspection of Property...............................................................93

         8.07     Books and Records; Discussions.......................................................93

         8.08     Insurance and Condemnation Proceeds..................................................93

         8.09     ERISA Compliance.....................................................................93

         8.10     Foreign Employee Benefit Plan Compliance.............................................94

         8.11     Maintenance of Property..............................................................94

         8.12     Condemnation.........................................................................94

         8.13     Environmental Matters................................................................94

         8.14     Future Mortgages.....................................................................94

         8.15     Additional Collateral and Guaranties.................................................95

ARTICLE IX            NEGATIVE COVENANTS...............................................................95

         9.01     Indebtedness.........................................................................96

         9.02     Sales of Assets......................................................................97

         9.03     Liens    98

         9.04     Investments..........................................................................98

                                       ii


                               TABLE OF CONTENTS
                                  (continued)

         9.05     Accommodation Obligations............................................................99

         9.06     Restricted Junior Payments..........................................................100

         9.07     Conduct of Business.................................................................101

         9.08     Transactions with Affiliates........................................................101

         9.09     Restriction on Fundamental Changes..................................................102

         9.10     Sales and Leasebacks................................................................102

         9.11     Margin Regulations; Securities Laws.................................................102

         9.12     ERISA    102

         9.13     Issuance of Equity Interests........................................................103

         9.14     Constituent Documents...............................................................103

         9.15     Amendments to Permitted Subordinated Indebtedness and Senior Secured Notes..........103

         9.16     Cancellation of Debt; Prepayment....................................................103

         9.17     Fiscal Year.........................................................................104

         9.18     Transaction Documents...............................................................104

         9.19     Environmental Matters...............................................................104

ARTICLE X             FINANCIAL COVENANTS.............................................................104

         10.01    Minimum Net Worth...................................................................104

         10.02    Minimum Interest Coverage Ratio.....................................................105

         10.03    Minimum Fixed Charge Coverage Ratio.................................................106

         10.04    Maximum Leverage Ratio..............................................................107

         10.05    Minimum EBDAIT......................................................................107

ARTICLE XI            EVENTS OF DEFAULT; RIGHTS AND REMEDIES..........................................108

         11.01    Events of Default...................................................................108

         11.02    Rights and Remedies.................................................................111

         11.03    The Cash Collateral Account.........................................................112

ARTICLE XII           THE AGENTS......................................................................113

         12.01    Appointment.........................................................................113

         12.02    Nature of Duties....................................................................113

         12.03    Rights, Exculpation, etc............................................................114

         12.04    Reliance........................................................................... 114

         12.05    Indemnification.....................................................................115

                                      iii

                               TABLE OF CONTENTS
                                  (continued)

         12.06    Citicorp and Scotiabank Individually................................................115

         12.07    Successor Administrative Agent......................................................115

         12.08    Relations Among Lenders.............................................................116

         12.09    Concerning the Collateral and the Loan Documents....................................116

ARTICLE XIII          MISCELLANEOUS...................................................................119

         13.01    Assignments and Participations......................................................119

         13.02    Expenses........................................................................... 121

         13.03    Indemnity...........................................................................122

         13.04    Change in Accounting Principles.....................................................123

         13.05    Set-off  123

         13.06    Ratable Sharing.....................................................................123

         13.07    Amendments and Waivers..............................................................124

         13.08    Notices  125

         13.09    Survival of Warranties and Agreements; Binding Effect...............................125

         13.10    Failure or Indulgence Not Waiver; Remedies Cumulative...............................126

         13.11    Marshaling; Payments Set Aside......................................................126

         13.12    Severability........................................................................126

         13.13    Headings........................................................................... 126

         13.14    Governing Law.......................................................................126

         13.15    Limitation of Liability.............................................................126

         13.16    Successors and Assigns..............................................................126

         13.17    Certain Consents and Waivers of the Borrower........................................127

         13.18    Counterparts; Effectiveness; Inconsistencies........................................128

         13.19    Limitation on Agreements............................................................128

         13.20    Confidentiality.....................................................................128

         13.21    Entire Agreement....................................................................129

         13.22    Release  ...........................................................................129


                               ANNEX AND EXHIBITS

Annex I                 --         Commitments
Annex II                --         Notice Addresses
Exhibit A-1             --         Form of Revolving Note
Exhibit A-2             --         Form of Swing Loan Note
Exhibit A-3             --         Form of Term B Note
Exhibit A-4             --         Form of Term C Note
Exhibit A-5             --         Form of Term D Note
Exhibit A-6             --         Form of Term E Note
Exhibit A-7             --         Form of Term F Note
Exhibit B               --         Form of Notice of Borrowing
Exhibit C               --         Form of Notice of Conversion/Continuation
Exhibit D               --         Form of Officer's Certificate to Accompany Reports
Exhibit E               --         Compliance Certificate
Exhibit F               --         Form of Privity Letter from Borrower to Accountants
Exhibit G               --         Form of Assignment and Acceptance
Exhibit H               --         Form of Mortgage
Exhibit I               --         Form of Borrower's Counsel Legal Opinion

                                    SCHEDULES

Schedule 1.01.2         --  Lockbox Banks
Schedule 1.01.3         --  Permitted Existing Accommodation Obligations
Schedule 1.01.4         --  Permitted Existing Indebtedness
Schedule 1.01.5         --  Permitted Existing Investments
Schedule 1.01.6         --  Permitted Existing Liens
Schedule 1.01.7         --  Mortgages
Schedule 1.01.8         --  Fiscal Months; Fiscal Quarters
Schedule 2.03-K         --  Existing Letters of Credit
Schedule 6.01-C         --  Authorized, Issued and Outstanding Equity Interests; Subsidiaries
Schedule 6.01-D         --  Conflicts with Contractual Obligations and Requirements of Law
Schedule 6.01-E         --  Governmental Consents
Schedule 6.01-J         --  Pending Actions
Schedule 6.01-L         --  Taxes
Schedule 6.01-N         --  Performance
Schedule 6.01-Q         --  Existing Environmental Matters
Schedule 6.01-R         --  ERISA Matters
Schedule 6.01-S         --  Foreign Employee Benefit Matters
Schedule 6.01-T         --  Labor Contracts
Schedule 6.01-W         --  Patent, Trademark & Permit Claims Pending
Schedule 6.01-Y         --  Insurance Policies
Schedule 6.01-Z         --  Related Party Contracts
Schedule 9.02(g)        --  Leases or Subleases of Property
Schedule 9.06(c)        --  Restricted Junior Payments
Schedule 11.01(e)       --  Cross-Default

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT, dated as of June 12, 1997, as amended and restated as of February 27, 1998, as further amended and restated as of June 29, 1999 (as amended, supplemented or otherwise modified immediately prior to the date hereof, the "Existing Credit Agreement"), and as further amended and restated as of March 25, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, this "Agreement") is entered into among Foamex L.P., a Delaware limited partnership (the "Borrower"), FMXI, Inc., a Delaware corporation and managing general partner of the Borrower ("FMXI"), the financial institutions from time to time party hereto as Lenders, whether by execution of the Existing Credit Agreement and/or this Agreement or an Assignment and Acceptance, the financial institutions from time to time party hereto as Issuing Banks, whether by execution of this Agreement or an Assignment and Acceptance, Citicorp USA, Inc., a Delaware corporation ("Citicorp"), in its capacities as the administrative agent and the collateral agent for the Lenders and the Issuing Banks hereunder (in such capacities, the "Administrative Agent" and the "Collateral Agent," respectively) and The Bank of Nova Scotia ("Scotiabank"), in its capacities as the syndication agent and the funding agent for the Lenders and the Issuing Banks (in such capacities, the "Syndication Agent" and the "Funding Agent", respectively, and together with the Administrative Agent and the Collateral Agent, the "Agents").

                              W I T N E S S E T H:

     WHEREAS, under the Existing Credit Agreement, immediately prior to the Effective Date (as defined below), there are (a) aggregate "Commitments" of $165,000,000 and (b) outstanding Term B Loans in an aggregate outstanding principal amount of $76,139,018, Term C Loans in an aggregate outstanding principal amount of $69,217,534 and Term D Loans in an aggregate outstanding principal amount of $100,259,316;

     WHEREAS, before or concurrently herewith:

     (a) Foamex Carpet Cushion, Inc., a Delaware corporation ("Foamex Carpet") and a wholly owned Subsidiary of Foamex International Inc., a Delaware corporation ("Foamex International"), will be converted from a Delaware corporation to a Delaware limited liability company (such converted company being "FCC");

     (b) Foamex International will make a contribution to the capital of the Borrower of all its membership interests in FCC;

     (c) The Borrower will borrow on the Effective Date (as defined below) $31,590,000 aggregate principal amount of Term E Loans pursuant to the terms of this Agreement, the proceeds of which will be loaned by the Borrower to FCC for the purpose of allowing FCC to repay in full the obligations outstanding under the Foamex Carpet Note (as defined below);

     (d) The Borrower will borrow on the Effective Date $25,000,000 aggregate principal amount of Term F Loans pursuant to the terms of this Agreement, the proceeds of which will be used as provided in clause (f) below;

     (e) The Borrower will issue the Senior Secured Notes (as defined below), which will be secured by a junior Lien on a substantial portion of the Collateral securing the Obligations:

          (i) 50% of the net proceeds of the initial $200,000,000 in principal amount of which will be used by the Borrower to prepay the Term Loans outstanding under the Existing Credit Agreement (the "Existing Term Loans") and the Term E Loans borrowed on the Effective Date on a pro rata basis, which, in the case of the Existing Term Loans, will be applied to outstanding installments thereof in the order of their earliest maturity;

          (ii) 50% of the net proceeds of the initial $200,000,000 in principal amount of which will be used by the Borrower to repay the Revolving Loans outstanding under the Existing Credit Agreement;

          (iii) 50% of the net proceeds from the issuance of any Senior Secured Notes in excess of the initial $200,000,000 in principal amount of which will be used by the Borrower to prepay the Existing Term Loans, the Term E Loans and the Term F Loans borrowed on the Effective Date on a pro rata basis, which will be applied to outstanding installments thereof in the order of their earliest maturity; and

          (iv) On the 180th day after the Effective Date, the remaining net proceeds from the issuance of any Senior Secured Notes in excess of the initial $200,000,000 in principal amount of which will be used by the Borrower to prepay the Existing Term Loans, the Term E Loans and the Term F Loans borrowed on the Effective Date on a pro rata basis, which will be applied to outstanding installments thereof in the order of their earliest maturity; and

     (f) The Borrower will borrow no more than $27,000,000 aggregate principal amount of Revolving Loans plus $25,000,000 aggregate principal amount of Term F Loans pursuant to the terms of this Agreement, the proceeds of which will, among other things, be used:

          (i) to pay in full the Revolving Loans under the Existing Credit Agreement outstanding on the Effective Date after giving effect to the repayment referred to in the foregoing clause (e)(ii), including any accrued and unpaid interest thereon and any accrued and unpaid costs, expenses, fees or other obligations related thereto and to any Letter of Credit outstanding on the Effective Date;

          (ii) to make a loan to FCC in an amount equal to the amount necessary to pay in full the obligations outstanding, if any, under the Foamex Carpet Credit Agreement;

          (iii) to pay related transaction costs, fees and expenses; and

          (iv) to pay in full outstanding interest on and fees and other obligations (other than principal) with respect to the Foamex Carpet Note.

     (g) The Letters of Credit issued under the Existing Credit Agreement shall remain outstanding under this Agreement and certain letters of credit under, and as defined in, the Foamex Carpet Credit Agreement will be deemed issued under this Agreement, and all Obligations related to all of such letters of credit shall constitute Revolving Credit Obligations hereunder.

The transactions described in the foregoing clauses (a) through (g) being the "Transactions".

     WHEREAS, each of the lenders with a "Commitment" under the Existing Credit Agreement that does not intend to become a party to this Agreement will execute an Assignment and Acceptance in substantially the form of Exhibit H to the Existing Credit Agreement assigning, among other things, its "Commitment" and its Pro Rata Share of the "Revolving Credit Obligations" under the Existing Credit Agreement to Citicorp or Scotiabank, as the case may be, immediately preceding the effectiveness of this Agreement on the Effective Date (collectively, the "Pre-Effective Date Assignments");

     WHEREAS, subject to the terms of this Agreement, the Revolving Credit Lenders (as defined below) and the Borrower have agreed to decrease the aggregate Commitments from $165,000,000 to $100,000,000 pursuant to Section 2.01(f) immediately following the effectiveness of this Agreement on the Effective Date; and

     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including those in Article V), to amend and restate the Existing Credit Agreement as provided herein;

     WHEREAS, it is the intent of the parties hereto that this Agreement does not constitute a novation of the rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities, and such rights, obligations and liabilities shall continue and remain outstanding under the terms and conditions of this Agreement, and that this Agreement amends and restates in its entirety the Existing Credit Agreement;

     NOW, THEREFORE, in consideration of the above premises, each of the Borrower, FMXI, the Lenders, the Issuing Banks and the Agents agrees as follows:

                                   ARTICLE I

                                   DEFINITIONS

     1.01 Certain Defined Terms.

     "Accommodation Obligation" means any Contractual Obligation, contingent or otherwise, of one Person with respect to any (a) Indebtedness of another Person or (b) any other obligation or liability of another Person which is not a Credit Party, if the primary purpose or intent thereof by the Person incurring the Accommodation Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another that such Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such Indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

     "Administrative Agent" is defined in the preamble and shall include any successor or assignee pursuant to Section 12.07.

     "Affiliate", as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person and shall include any Related Party; provided, however, that The Bank of Nova Scotia shall be excluded from the definition of Affiliate. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise.

     "Agents" is defined in the preamble.

     "Agreement" is defined in the preamble.

     "Applicable Lending Office" means, with respect to a particular Lender, its LIBO Rate Lending Office in respect of provisions relating to LIBO Rate Loans and its Domestic Lending Office in respect of provisions relating to Base Rate Loans.

     "Applicable Margin" means at all times as follows:

          (a) with respect to the unpaid principal amount of each Revolving Loan maintained as a Base Rate Loan: 2.75%;

          (b) with respect to the unpaid principal amount of each Revolving Loan maintained as a LIBO Rate Loan: 3.75%;

          (c) with respect to the unpaid principal amount of each Term B Loan maintained as a Base Rate Loan: 2.75%;

          (d) with respect to the unpaid principal amount of each Term B Loan maintained as a LIBO Rate Loan: 3.75%;

          (e) with respect to the unpaid principal amount of each Term C Loan maintained as a Base Rate Loan: 3.00%;

          (f) with respect to the unpaid principal amount of each Term C Loan maintained as a LIBO Rate Loan: 4.00%;

          (g) with respect to the unpaid principal amount of each Term D Loan maintained as a Base Rate Loan: 3.125%;

          (h) with respect to the unpaid principal amount of each Term D Loan maintained as a LIBO Rate Loan: 4.125%;

          (i) with respect to the unpaid principal amount of each Term E Loan maintained as a Base Rate Loan: 2.75%;

          (j) with respect to the unpaid principal amount of each Term E Loan maintained as a LIBO Rate Loan: 3.75%;

          (k) with respect to the unpaid principal amount of each Term F Loan maintained as a Base Rate Loan: 2.75%; and

          (l) with respect to the unpaid principal amount of each Term F Loan maintained as a LIBO Rate Loan: 3.75%.

     Notwithstanding the foregoing, if the Total Net Debt to EBDAIT Ratio for any Fiscal Quarter commencing with the Fiscal Quarter ending March 31, 2002 is equal to or greater than 5.00 to 1.00, then the Applicable Margin for all Loans shall be increased by 0.25% for the succeeding Fiscal Quarter plus an additional 0.25% for each consecutive succeeding Fiscal Quarter immediately succeeding such Fiscal Quarter with respect to which the Total Net Debt to EBDAIT Ratio is equal to or greater than 5.00 to 1.00; provided, however, that if such Total Net Debt to EBDAIT Ratio subsequently decreases to less than 5:00 to 1.00, the Applicable Margin for each Loan shall be readjusted to equal the Applicable Margin in effect for such Loan prior to any such increases in paragraphs (a) through (l) as set forth above.

     The Total Net Debt to EBDAIT Ratio used to compute the Applicable Margin for Loans following the Effective Date shall be the Total Net Debt to EBDAIT Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent; changes in the Applicable Margin for Loans resulting from changes in the Total Net Debt to EBDAIT Ratio, shall become effective as to all Loans upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to Section 7.01(d)(ii). If the Borrower shall fail to deliver a Compliance Certificate within 50 days after the end of any Fiscal Quarter (or within 95 days, in the case of the last Fiscal Quarter of the Fiscal Year) as required pursuant to Section 7.01(d)(ii), the Total Net Debt to EBDAIT Ratio shall be deemed to be in excess of 5:00 to 1.00 from and including the 51st or 96th day, as the case may be, after the end of such Fiscal Quarter to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate. Any change in the Applicable Margin for Loans shall be effective as of the effective date of any such change in such Applicable Margin with respect to any Loans then outstanding.

     "Assignment and Acceptance" means an Assignment and Acceptance attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agent and the Funding Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of
Section 13.01.

     "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (a) the rate of interest announced publicly by the Funding Agent in New York, New York from time to time, as the Funding Agent's base rate; and

          (b) the sum of (i) one half of one percent (0.50%) per annum plus (ii) the Federal Funds Rate in effect from time to time during such period.

     "Base Rate Loans" means all Loans which bear interest at a rate determined by reference to the Base Rate as provided in Section 4.01(a).

     "Beneficial Owner" means "beneficial owner" as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act; provided, however, that (a) a person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement, or similar agreement until the consummation of the transactions contemplated by such agreement, and (b) for purposes of determining beneficial ownership of Voting Stock of the Borrower, stockholders of Foamex International shall be deemed to beneficially own a percentage of Voting Stock of the Borrower equal to their percentage beneficial ownership of Voting Stock of Foamex International multiplied by Foamex International's beneficial ownership of Voting Stock of the Borrower.

     "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA and which is subject to Title IV of ERISA.

     "Board of Directors" means the Board of Directors of the Managing General Partner, on behalf of the Borrower or any of its Subsidiaries or any authorized committee of the Board of Directors.

     "Borrower" is defined in the preamble.

     "Borrowing" means a borrowing consisting of Loans of the same type made, continued or converted on the same day.

     "Business Day" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (a) in New York, New York, (b) in the case of LIBO Rate Loans, in London, England and (c) in the case of letter of credit transactions for a particular Issuing Bank, in the place where its office for issuance or administration of the pertinent Letter of Credit is located.

     "Business   Plan"  means  each  Business  Plan  of  the  Borrower  and  its
Subsidiaries delivered after the Effective Date to the Administrative Agent pursuant to Section 7.01(f).

     "Capital Expenditures" means, for any period, the aggregate of all expenditures of the Borrower or its Subsidiaries on a consolidated basis (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in fixed asset accounts as reflected in the consolidated balance sheets of the Borrower or its Subsidiaries; provided, however, that (a) Capital Expenditures shall include, whether or not such a designation would be in conformity with GAAP, (i) that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries and (ii) expenditures for Equipment which is purchased simultaneously with the trade-in of existing Equipment owned by either the Borrower or any of its Subsidiaries, to the extent the gross purchase price of the purchased Equipment exceeds the book value of the Equipment being traded in at such time; and (b) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, expenditures made in connection with the replacement or restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds which do not result in a permanent reduction in the Commitments pursuant to Section 3.01.

     "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "Cash Collateral" means cash or Cash Equivalents held by the Collateral Agent, any of the Issuing Banks or any of the Lenders as security for the Obligations.

     "Cash Collateral Account" means an interest bearing account named "CUSA f/a/o Foamex L.P. Cash Collateral Account" Account No.: 4067-3998 maintained at Citibank's offices in New York, New York in which Cash Collateral of any Credit Party shall be deposited. The Cash Collateral Account shall be under the control of the Collateral Agent; provided that all amounts deposited therein shall be held by the Collateral Agent for the benefit of the Administrative Agent, the Lenders and the Issuing Banks and shall be subject to the terms of Section 11.03.

     "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by a Federal Governmental Authority and backed by the full faith and credit of the United States government; (b) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any Lender or any commercial bank organized or licensed under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Services, a division of the McGraw Hill Corporation, or P-1 (or better) by Moody's Investors Service, Inc.; and (c) commercial paper, other than commercial paper issued by the Borrower or any of its Affiliates, which is at the time of acquisition rated A-1 (or better) by Standard & Poor's Ratings Services, a division of the McGraw Hill Corporation, or P-1 (or better) by Moody's Investors Service, Inc.; provided that the maturities of such Cash Equivalents shall not exceed 90 days.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq., any amendments thereto, any successor statutes, and any regulations or legally enforceable guidance promulgated thereunder.

     "Change of Control" means any event pursuant to which (a) another Person is substituted for FMXI as the managing general partner of the Borrower, whether by agreement with FMXI, as a result of bankruptcy of FMXI or otherwise, (b) another Person in addition to FMXI becomes a general partner of the Borrower, (c) FMXI withdraws as managing general partner of the Borrower pursuant to the Partnership Agreement or otherwise, (d) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Securities Exchange Act), (e) the adoption of a plan relating to the liquidation or dissolution of the Borrower, (f) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than Marshall S. Cogan and his Related Parties, becomes the Beneficial Owner of more than twenty-five percent (25%) of the Voting Stock in Foamex International or Foamex Capital, as the case may be (measured by voting power rather than number of shares), (g) the first day on which a majority of the members of the Board of Directors of Foamex International, Foamex Capital, FMXI or the Borrower, as the case may be, are not Continuing Directors, (h) there is a sale, transfer or other assignment or disposition of any of the Equity Interests in the Borrower by FMXI or Foamex

International, (i) the Borrower ceases to own and control one-hundred percent (100%) of the issued and outstanding Equity Interests in any Subsidiary Guarantor (except as a result of a merger permitted under Section 9.09); (j) Foamex International ceases to own and control one-hundred percent (100%) of the issued and outstanding Equity Interests in FMXI; or (k) any "change of control" as defined in the Foamex 9 7/8% Subordinated Note Indenture, the Foamex 13 1/2% Subordinated Note Indenture or the Senior Secured Note Indenture.

     "Citibank" means Citibank, N.A.

     "Citicorp" is defined in the preamble.

     "Claim" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

     "Co-Applicant" is defined in Section 2.03 (Letters of Credit).

     "Collateral" means all Property and interests in Property now owned or hereafter acquired by any Credit Party upon which a Lien is granted to the Collateral Agent or any Lender or Issuing Bank under any of the Loan Documents.

     "Collateral Agent" is defined in the preamble.

     "Commercial Letter of Credit" means any documentary letter of credit issued by an Issuing Bank pursuant to Section 2.03 for the account of the Borrower and, if applicable, any Co-Applicant, which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower or such Co-Applicant in the ordinary course of its business.

     "Commitment" means, with respect to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit pursuant to the terms and conditions of this Agreement, and which shall not (after giving effect to the reduction of the aggregate Commitments pursuant to Section 2.01(f)) exceed the principal amount set forth opposite such Lender's name under the heading "Commitment" on Annex I hereto or the signature page of the Assignment and Acceptance by which it became (or becomes) a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Commitments" means the aggregate principal amount of the Commitments of all the Lenders, the maximum amount of which shall not (after giving effect to the reduction of the aggregate Commitments pursuant to Section 2.01(f)) exceed a principal amount of $100,000,000, as may be reduced from time to time pursuant to Section 3.01.

     "Commitment Termination Event" means

          (a) the occurrence of any Event of Default or Potential Event of Default described in Section 11.01(f) or (g);

          (b) the occurrence and continuance of any other Event of Default and either:

               (i) the declaration of all of the Loans to be due and payable pursuant to Section 11.02, or

               (ii) the giving of notice by the Administrative Agent, acting at the direction of the Requisite Lenders, to the Borrower that the Commitments have been terminated;

          (c) the occurrence of the eighty-fifth (85th) day after delivery of an Officer's Certificate described in Section 7.11 (unless the Commitments are terminated prior to such date pursuant to Section 11.01(i));

          (d) the effective date of any dissolution of the Borrower; or

          (e) the commencement date of any action (in a proceeding, at law, equity or otherwise) to dissolve the Borrower.

     "Compliance Certificate" has the meaning ascribed to such term in Section 7.01(d).

     "Concentration Account" means, with respect to the Borrower, the account named "Citibank f/a/o Foamex L.P." Account No. 4058-7993 of the Collateral Agent, or any similar account established for any other Credit Party, in each case maintained at its office at 388 Greenwich Street, New York, New York into which all funds from the Lockbox Accounts of such Credit Parties shall be deposited.

     "Consolidated Cash Interest Expense" means, for any period, total interest expense, whether paid or accrued (without duplication) (including the interest component of Capital Leases), of the Borrower and its Subsidiaries on a consolidated basis, (a) including, without limitation, (i) all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit and (ii) net costs (and reduction for net benefits) under interest rate Hedging Obligations, (b) but excluding, however, (i) amortization of discount, (ii) interest paid in property other than cash and (iii) any other interest expense not payable in cash, all as determined in conformity with GAAP.

     "Consolidated Fixed Charges" means, for any period, the sum of the amounts for such period of (a) Consolidated Cash Interest Expense, plus (b) scheduled payments of principal on the Term Loans and other Indebtedness of the Borrower and its Subsidiaries (including the principal component of Capital Lease obligations); provided, however, that if a scheduled payment of principal is required to be made in a subsequent period because the scheduled principal payment date is a non-Business Day in the current period, such scheduled payment shall be included in the current period as if such payment were made in the current period; provided, further, however, that in no event shall any calculations of scheduled payments of principal of the Term Loans include more than the four most recent such scheduled payments in any such period, plus (c) charges for federal, state, local and foreign income taxes actually paid during such period, plus (d) payments made to the partners or any Affiliate of the Borrower permitted to be made under Sections 9.06(c)(iii) (to the extent not already included in the calculation of EBDAIT).

     "Consolidated Interest Expense" means, for any period, total interest expense, whether paid or accrued (without duplication) (including the interest component of Capital Leases), of the Borrower and its Subsidiaries on a consolidated basis, including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit and net costs (and reduction for net benefits) under interest rate Hedging Obligations.

     "Consolidated Net Income" means, for any period, the net earnings (or loss) after taxes of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP (excluding, however, the effects of hyperinflation accounting as set forth in FAS 52, or other similar pronouncements in effect from time to time by the FASB or the Securities and Exchange Commission).

     "Consolidated Working Capital" means, as of any date of determination, the difference of (a) the current assets (other than cash and Cash Equivalents) of the Borrower and its Subsidiaries on a consolidated basis minus (b) the current liabilities (other than (i) current maturities of Funded Debt and (ii) other Funded Debt to the extent included as a current liability of the Borrower and its Subsidiaries) of the Borrower and its Subsidiaries on a consolidated basis.

     "Constituent Documents" means (a) with respect to any corporation, (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation, (ii) the by-laws (or the equivalent governing documents) of such corporation and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Equity Interests, (b) with respect to any partnership (whether limited or general), (i) the certificate of partnership (or equivalent filings), (ii) the partnership agreement (or the equivalent organizational documents) of such partnership and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of such partnership's Equity Interests and (c) with respect to any limited liability company, (i) the articles, (ii) the agreement of limited liability company, operating or management agreement and any similar document and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of such limited liability company's Equity Interests.

     "Contaminant" means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls (PCBs), or any hazardous or toxic constituent thereof as these terms are defined in federal, state or local laws or regulations.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Foamex International who (a) was a member of such Board of Directors on the Effective Date or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Contractual Obligation" means, as applied to any Person, any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

     "Credit Parties" means the Borrower and each Subsidiary Guarantor.

     "Cure   Loans"  has  the   meaning   ascribed   to  such  term  in  Section
3.02(b)(vi)(C).

     "Customary Permitted Liens" means

          (a) Liens (other than Liens in favor of the PBGC) with respect to the payment of Taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (b) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (c) Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds and contractual landlord liens; provided that (i) all such Liens do not in the aggregate materially detract from the value of the Borrower's or its Subsidiaries' assets or Property or materially impair the use thereof in the operation of their respective businesses and (ii) all Liens of attachment or judgment and Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $1,000,000; and

          (d) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries.

     "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

     "Dollars" and "$" mean the lawful money of the United States.

     "Domestic Lending Office" means, with respect to any Lender, such Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrower and the Funding Agent.

     "EBDAIT" means, for any period, (a) the sum of the amounts for such period of (i) Consolidated Net Income plus (ii) consolidated depreciation, amortization expense and other non-cash charges plus (iii) Consolidated Interest Expense plus
(iv) Federal, state, local and foreign income taxes provided for by the Borrower and its Subsidiaries plus (v) any cash charges incurred in connection with the Transformation Plan in an aggregate amount not to exceed $21,000,000 plus (vi) any cash charges incurred in connection with any permitted repurchase of Permitted Subordinated Indebtedness to the extent permitted by Section 9.06(d), together with reasonable fees and expenses of the Borrower directly incurred in connection with such repurchase; minus (b) (i) extraordinary gains (or plus extraordinary losses) from asset sales calculated pursuant to GAAP for such period to the extent such gains or losses were included in the calculation of Consolidated Net Income minus (ii) interest or investment income.

     "Effective Date" is defined in Section 5.01.

     "Eligible Assignee" means (a) a Lender or any Affiliate thereof or (b) a finance company, insurance company, bank, other financial institution or fund or any Person whose investment manager or investment advisor is the investment manager or investment advisor of a Lender or any Affiliate thereof, reasonably acceptable to the Administrative Agent and the Borrower.

     "Environmental, Health or Safety Requirements of Law" means all valid and enforceable Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to any law, regulation, or order relating to the use, handling, or disposal of any Contaminant, any law, regulation, or order relating to Remedial Action, and any law, regulation, or order relating to workplace or worker safety and health, as such Requirements of Law are promulgated by the specifically authorized agency responsible for administering such Requirements of Law.

     "Environmental Lien" means a Lien in favor of any Governmental Authority for any (a) liabilities under any Environmental, Health or Safety Requirement of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

     "Equipment" means, with respect to the Borrower, all of the Borrower's present and future (a) equipment and fixtures, including, without limitation, machinery, manufacturing, distribution and office equipment, assembly systems, tools, appliances, furniture and vehicles, (b) other tangible personal Property (other than the Borrower's inventory) and (c) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

     "Equity Interests" means, with respect to any Person, any capital stock issued by such Person, regardless of class or designation, or any limited or general partnership interest in such Person, regardless of designation, or any limited liability company membership interest and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

     "ERISA" means the Employee Retirement Income Security Act of 1974, any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

     "ERISA Affiliate" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower; (b) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower; and
(c) solely for purposes of liability under Section 412(c)(11) of the Internal Revenue Code, the Lien created under Section 412(n) of the Internal Revenue Code, or for tax imposed for failure to meet minimum funding standards under
Section 4971 of the Internal Revenue Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue
Code) as the Borrower, any corporation described in clause (a) above or any partnership or trade or business described in clause (b) above.

     "Event of Default" means any of the occurrences set forth in Section 11.01 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in Section 11.01.

     "Excess Cash Flow" means, for any Fiscal Year, the excess (if any),

          (a) of the sum (for such Fiscal Year) of, without duplication:

               (i) EBDAIT;

          plus

               (ii) Net Cash Proceeds of Sale to the extent required to be applied against Term Loans under Section 3.01(b);

          plus

               (iii) Proceeds of Issuance of Equity Interests or Indebtedness to the extent required to be applied against Term Loans under Section 3.01(b);

          plus

               (iv) the net decrease in Consolidated Working Capital since the last day of the immediately preceding Fiscal Year (other than changes in working capital attributable to the expenses described in clause
          (a)(v) of the definition of EBDAIT;

          plus

               (v) an amount equal to the aggregate amount of (A) repayments of loans or advances permitted under Section 9.04(f) and (B) repayments by Foamex International of loans from the Borrower constituting Permitted Existing Investments, in each case, to the extent such amounts were subtracted from the calculation of Excess Cash Flow pursuant to clause (b)(vi) below in respect of such Fiscal Year or any preceding Fiscal Year in which Excess Cash Flow has been determined;

          over

          (b) the sum (for such Fiscal Year) of, without duplication:

               (i) Consolidated Cash Interest Expense actually paid by such Persons;

          plus

               (ii) payments, to the extent actually made, of the principal amount of the Term Loans, scheduled and/or mandatory payments of Other Indebtedness of the Borrower and its Subsidiaries (other than
          Revolving   Loan   Obligations)   and
          permanent reductions in the Commitments other than as a result of any reduction in the Commitments in connection with the Transactions;

          plus

               (iii) all federal, state and foreign income taxes actually paid in cash by the Borrower and its Subsidiaries;

          plus

               (iv) Capital Expenditures actually made by the Borrower and its Subsidiaries in such Fiscal Year;

          plus

               (v) all Restricted Junior Payments paid under Sections 9.06(c) and (e) (to the extent not already subtracted from the calculation of EBDAIT);

          plus

               (vi) all Investments made after the Effective Date permitted under Sections 9.04(d), (e), (f) and (g); provided, however, that any Investment permitted under Section 9.04(e) shall be included in this subclause (vi) only to the extent of the cash portion of such Investment;

          plus

               (vii) the net increase in Consolidated Working Capital from the last day of the immediately preceding Fiscal Year;

          plus

               (viii) ordinary gains from the sale of assets (other than sales or other transfers described in Section 9.02(a));

          plus

               (ix) any cash charges incurred in connection with any permitted repurchase of Permitted Subordinated Indebtedness to the extent permitted by Section 9.06(d), together with reasonable fees and expenses of the Borrower directly incurred in connection with such repurchases;

provided that (x) there shall be excluded from the calculation of the increase or decrease in Consolidated Working Capital for purposes of clauses (a)(iv) and
(b)(vii) above the costs, expenses and other charges incurred in connection with the Transformation Plan to the extent such items would otherwise constitute current liabilities, (y) Consolidated Working Capital, for purposes of clauses
(a)(iv) and (b)(vii) above, shall be adjusted to take into account any increase or decrease of Consolidated Working Capital that would result assuming that any Permitted Acquisition consummated during such Fiscal Year were consummated on the first day of such Fiscal Year and (z) the computation of Excess Cash Flow shall be reduced by an amount (but to not less than $0) equal to any cash charges paid in connection with the Transformation Plan during such period.

     "Existing Credit Agreement" is defined in the recitals.

     "Existing Intercreditor Agreement" means the Intercreditor Agreement, dated as of February 27, 1998, between Citicorp, in its capacity as the Intercreditor Agent thereunder, and the intercreditor agent for the Foamex Carpet credit facilities, and acknowledged by Foamex International, as amended and restated, supplemented or otherwise modified from time to time.

     "Existing Letters of Credit" is defined in the recitals.

     "Existing Revolving Credit Lenders" means the Lenders (as defined in the Existing Credit Agreement) that have a Commitment immediately prior to the effectiveness of this Agreement on the Effective Date (but after giving effect to the consummation of the Pre-Effective Date Assignments).

     "Existing Term Loans" is defined in the recitals.

     "Facilities Leverage Ratio" means, for any Fiscal Year, the ratio of (a) the aggregate principal amount of the Loans outstanding as at the end of such Fiscal Year to (b) EBDAIT for such Fiscal Year.

     "Fair Market Value" means, with respect to any asset of any Person, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's-length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, determined (a) in good faith by the board of directors of such Person or (b) in an appraisal of such asset, provided that such appraisal was performed relatively contemporaneously with such sale by an independent third party appraiser and the basic assumptions underlying such appraisal have not materially changed between the date thereof and the date of such sale.

     "FCC" is defined in the recitals.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business
Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on such transactions received by the Funding Agent from three federal funds brokers of recognized standing selected by the Funding Agent.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

     "Fiscal Month" means the fiscal months of the Borrower, which shall be the four (4) or five (5) week period ending on the Sunday nearest to the last day of a calendar month during a Fiscal Year, as set forth in Section A of Schedule 1.01.8.

     "Fiscal Quarter" means the fiscal quarter of the Borrower, which shall be the 13 or 14 week period during a Fiscal Year ending on the Sunday that is the 13th or 14th Sunday from the end of the previous Fiscal Quarter, as set forth in Section B of Schedule 1.01.8.

     "Fiscal Year" means the fiscal year of the Borrower, which shall be the 52 or 53 period ending on the Sunday nearest to December 31 of each calendar year.

     "Fixed Charge Coverage Ratio" means, with respect to any period, the ratio of (a) the result (for such period) of (i) EBDAIT minus (ii) Capital Expenditures of the Borrower and its Subsidiaries to (b) Consolidated Fixed Charges for such period.

     "FMXI" is defined in the preamble.

     "Foam Funding" means Foam Funding LLC (f/k/a Trace Foam LLC), a Delaware limited liability company.

     "Foam Funding Credit Agreement" means the Amended and Restated Credit Agreement, dated as of February 27, 1998, among Foam Funding, the financial institutions party thereto from time to time as lenders and Citicorp and Scotiabank, as administrative agents, as amended, supplemented or otherwise modified from time to time.

     "Foamex 13 1/2% Subordinated Note Indenture" means the indenture, dated as of December 23, 1997, pursuant to which the Foamex 13 1/2% Subordinated Notes were issued, as such agreement may be amended, supplemented or otherwise modified from time to time.

     "Foamex 13 1/2% Subordinated Notes" means the 13 1/2% Senior Subordinated Notes due 2005 issued by the Borrower pursuant to the terms of the Foamex 13 1/2% Subordinated Note Indenture, as such notes may be amended, supplemented or otherwise modified from time to time.

     "Foamex 9 7/8% Subordinated Note Indenture" means the Indenture, dated as of June 12, 1997, among the Borrower, Foamex Capital, General Felt Industries, Inc., Foamex Fibers, Inc. and The Bank of New York, as Trustee, as such agreement may be amended, supplemented or otherwise modified from time to time.

     "Foamex 9 7/8% Subordinated Notes" means the 9 7/8% Senior Subordinated Notes due 2007 issued by Foamex Capital and the Borrower in the aggregate principal amount of up to $150,000,000 and governed by the terms of the Foamex 9 7/8% Subordinated Note Indenture.

     "Foamex Asia" means Foamex Asia, Inc., a Delaware corporation.

     "Foamex Asia Group" means Foamex Asia, Foamex Thailand and its Subsidiaries and any other direct or indirect Subsidiary of any member of the Foamex Asia Group created for the purpose of facilitating a Permitted Business.

     "Foamex Canada" means Foamex Canada Inc., a corporation incorporated under the Canada Business Corporations Act.

     "Foamex Capital" means Foamex Capital Corporation, a Delaware corporation.

     "Foamex Carpet" is defined in the recitals.

     "Foamex Carpet Credit Agreement" means the Credit Agreement, dated as of February 27, 1998, among Foamex Carpet, the financial institutions party thereto from time to time as lenders and/or issuing banks and Citicorp and Scotiabank, as administrative agents, as amended, supplemented or otherwise modified from time to time.

     "Foamex Carpet Note" means the promissory note, dated February 27, 1998, made by Foamex Carpet in favor of Foam Funding in an original principal amount of $70,200,000, as such promissory note has been amended, supplemented or otherwise modified through the Effective Date.

     "Foamex International" is defined in the recitals.

     "Foamex International Guaranty" means the third amended and restated Guaranty, dated as of the Effective Date, executed by Foamex International in favor of the Administrative Agent, the Lenders and the Issuing Banks pursuant to which Foamex International guarantees all of the Obligations of the Borrower, as the same may be amended, supplemented or otherwise modified from time to time.

     "Foamex Mexico Group" means, collectively, (a) Grupo Foamex de Mexico, S.A. de C.V., a Mexican corporation, (b) Foamex de Cuautitlan S.A. de C.V., a Mexican corporation, (c) Foamex de Mexico, S.A. de C.V., a Mexican corporation, (d) Foamex de Acuna, S.A. de C.V., a Mexican corporation, (e) Foamex de Juarez S.A. de C.V., a Mexican corporation and (f) any other direct or indirect Subsidiary of any such Mexican Subsidiary permitted to be created or acquired hereunder.

     "Foamex Thailand" means Foamex Asia Co., Ltd., a limited company organized and existing under the laws of the Kingdom of Thailand.

     "Foreign Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Borrower or any of its Subsidiaries or any of its ERISA Affiliates and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

     "Foreign  Pension  Plan"  means any  employee  benefit  plan as  defined in
Section 3(3) of ERISA which (a) is maintained or contributed to for the benefit of employees of the Borrower or any of its Subsidiaries or any of its ERISA Affiliates, (b) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA and
(c) under applicable local law, is required to be funded through a trust or other funding vehicle.

     "Foreign Subsidiary" means Foamex Canada, each member of the Foamex Mexico Group and each member of the Foamex Asia Group and any other direct or indirect Subsidiary of the Borrower which is not incorporated under the laws of any state of the United States or the

District of Columbia and which is created after the Effective Date for the purpose of facilitating a Permitted Business.

     "Funded Debt" means, to the extent the following would be reflected on a balance sheet of the Borrower and its Subsidiaries on a consolidated basis prepared in accordance with GAAP, the principal (or accreted) amount of all Indebtedness of the Borrower and its Subsidiaries in respect of borrowed money, evidenced by debt securities, debentures, acceptances, notes or other similar instruments, in respect of Capital Lease Obligations, in respect of
Reimbursement Obligations or in respect of the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business. For purposes of calculating Funded Debt, only the face amount of the Foamex 13 1/2% Subordinated Notes shall be included therein.

     "Funding Agent" is defined in the preamble.

     "Funding Date" means, with respect to any Revolving Loan, the date of the funding of such Revolving Loan, and with respect to any Swing Loan, the date of the funding of such Swing Loan.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date hereof (unless otherwise specified herein as in effect on another date or dates).

     "GFI" means General Felt Industries, Inc., a Delaware corporation.

     "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including the National Association of Insurance Commissioners).

     "Guaranty" means the Guaranty, dated as of the Effective Date, executed by FMXI and each Subsidiary Guarantor of the Borrower in favor of the Administrative Agent, the Lenders and the Issuing Banks pursuant to which FMXI and the Subsidiary Guarantors guarantee all of the Obligations, as the same may be amended, supplemented or otherwise modified from time to time.

     "Hedging Obligation" means, with respect to any Person, the obligations of such Person under (a) interest rate or currency swap agreements, interest rate or currency cap agreements, interest rate or currency collar agreements and (b) other agreements or arrangements designed to protect such Person against or expose such Person to fluctuations in interest rates and/or currency rates.

     "Holder" means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, each Administrative Agent, each Lender and each Issuing Bank.

     "Indebtedness" means, as applied to any Person, at any time (without duplication) (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business as presently conducted, (v) in respect of Capital Leases, or (vi) which are Accommodation Obligations; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien (other than Customary Permitted Liens) on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of Hedging Obligations and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; and (d) all preferred Equity Interests in such Person subject to mandatory redemption upon the occurrence of any contingency (but only to the extent such contingency has occurred).

     "Initial Required Lenders" means the Requisite Lenders (after giving effect to the Pre-Effective Date Assignments, but immediately prior to giving effect to the reduction of the Commitments from $165,000,000 to $100,000,000 pursuant to
Section 2.01(f)).

     "Intercompany Promissory Note" means an unsecured note in form and substance satisfactory to the Administrative Agent, made by the Borrower or any Subsidiary Guarantor in favor of any Foreign Subsidiary, the obligations under which have been subordinated to the payment in full of the Obligations in accordance with Section 9.01(f)(ii).

     "Interest  Coverage Ratio" means, with respect to any period,  the ratio of
(a) EBDAIT for such period to (b) Consolidated Cash Interest Expense for such period.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

     "Investment" means, with respect to any Person, (a) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (b) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person and
(c) any direct or indirect loan, advance (other than prepaid expenses, accounts receivable (other than accounts receivable having a value in the aggregate in excess of $5,000,000 (but only to the extent of such excess) owed by a Foreign Subsidiary to the Borrower or a Subsidiary Guarantor which are not paid within 180 days of the invoice date therefor) advances to employees and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

     "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

     "Issuing Bank L/C Sublimit" means, in the case of Scotiabank, $20,000,000 and, in the case of Citibank, $20,000,000.

     "Issuing Banks" means Scotiabank, Citibank and each other Lender approved by the Agents and the Borrower who has agreed to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.03.

     "L/C Sublimit" means $40,000,000.

     "Lender" means Citicorp, Scotiabank and the other financial institutions on the signature pages to the Existing Credit Agreement and/or hereto together with their respective successors and assigns (including, without limitation, any Replacement Lender) and the Swing Bank.

     "Letter of Credit" means any Commercial Letter of Credit or Standby Letter of Credit.

     "Letter of Credit Fee" has the meaning ascribed to such term in Section 4.03(c).

     "Letter of Credit  Obligations"  means, at any particular  time, the sum of
(a) all outstanding Reimbursement Obligations at such time, plus (b) the aggregate undrawn face amount of all outstanding Letters of Credit at such time plus (c) the aggregate face amount of all Letters of Credit requested by the Borrower at such time but not yet issued (unless the request for an unissued Letter of Credit has been denied pursuant to Section 2.03(c)(i)).

     "Letter of Credit Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank from which such letter of credit is requested may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Issuing Bank and the Borrower and as are not materially adverse (in the judgment of the Issuing Bank) to the interests of the Lenders; provided, however, that in the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

     "Liabilities and Costs" means all liabilities, obligations, responsibilities, losses, damages, personal injury, death costs, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury or damage to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

     "LIBO Rate" means, with respect to any LIBO Rate Interest Period applicable to a Borrowing of LIBO Rate Loans the greater of (a) 2.50% per annum and (b) an interest rate per annum determined by the Funding Agent to be the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) per annum if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England to major banks in the London interbank market at approximately 11:00 a.m. (London time) on the LIBO Rate Interest Rate Determination Date for such LIBO Rate Interest Period for a period equal to such LIBO Rate Interest Period and in an amount substantially equal to the amount of such Reference Bank's LIBO Rate Loan and for a period equal to such LIBO Rate Interest Period.

     "LIBO Rate Affiliate" means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender's name under the heading "LIBO Rate Affiliate" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrower and the Funding Agent.

     "LIBO Rate Interest Payment Date" means (a) with respect to any LIBO Rate Loan, the last day of each LIBO Rate Interest Period applicable to such Loan and
(b) with respect to any LIBO Rate Loan having a LIBO Rate Interest Period in excess of three (3) calendar months, the last day of each three (3) calendar month interval during such LIBO Rate Interest Period.

     "LIBO  Rate  Interest  Period"  has the  meaning  ascribed  to such term in
Section 4.02(b).

     "LIBO Rate Interest Rate Determination Date" has the meaning ascribed to such term in Section 4.02(c).

     "LIBO Rate Lending Office" means, with respect to any Lender, the office or offices of such Lender (if any) set forth below such Lender's name under the heading "LIBO Rate Lending Office" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such office or offices of such Lender as it may from time to time specify by written notice to the Borrower and the Funding Agent.

     "LIBO Rate Loans" means those Loans outstanding which bear interest at a rate determined by reference to the LIBO Rate and the Applicable Margin as provided in Section 4.01(a).

     "LIBO Rate Reserve Requirement" means any reserve requirement as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding $5,000,000,000 in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBO Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor or consignor pursuant to ss. 9-505 of the UCC), naming the owner of such property as debtor, under the UCC or other comparable law of any jurisdiction.

     "Limited Partner" means Foamex International, in its capacity as sole limited partner of the Borrower.

     "Loan Account" has the meaning ascribed to such term in Section 3.05(b).

     "Loan Documents" means this Agreement, the Notes, the Security Agreement, the Guaranty, the Foamex International Guaranty, the Mortgages, the Senior
Secured Note Intercreditor Agreement, the Mexican Collateral Documents, agreements with respect to Hedging Obligations to which any Lender or any Affiliate of a Lender is a party (or was a Lender or an Affiliate of a Lender at the time of entering into such agreement), foreign exchange contracts to which any Lender or any Affiliate of a Lender is a party (or was a Lender or an Affiliate of a Lender at the time of entering into such agreement), the fee letters referred to in Section 4.03, and all other instruments, agreements and written Contractual Obligations between the Borrower or any Subsidiary of the Borrower and any of the Administrative Agent, any Lender or any Issuing Bank delivered to the Administrative Agent, such Lender or such Issuing Bank pursuant to or in connection with this Agreement, including in connection with cash management services constituting Obligations.

     "Loan Parties" means, collectively, the Borrower, the Managing General Partner, Foamex Capital, Foamex International and any Subsidiary Guarantor.

     "Loans" means Term Loans and Revolving Loans, whether Base Rate Loans or LIBO Rate Loans, and Swing Loans.

     "Lockbox Account" has the meaning ascribed to such term in Section 3.06(a).

     "Lockbox Agreement" means a lockbox agreement executed by each Lockbox Bank, the Credit Party thereto and the Collateral Agent as such agreement may be amended, modified or supplemented from time to time.

     "Lockbox Bank" means, with respect to any Credit Party, each bank that has executed a Lockbox Agreement and has been confirmed by the Collateral Agent not to be in uncertain financial condition, into which such Credit Party deposits proceeds of Collateral and identified as such on Schedule 1.01.2.

     "Managing General Partner" means, in such capacity with respect to the Borrower, FMXI.

     "Margin  Stock" means "margin  stock" as such term is defined in Regulation
U.

     "Material Adverse Effect" means a material adverse effect upon (a) the condition (financial or otherwise), business performance, properties, operations, assets or prospects of the Borrower, or of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under the Loan Documents or (c) the ability of the Lenders, the Issuing Banks or the Collateral Agent to enforce the Loan Documents.

     "Mexican Collateral Documents" means (i) the Acuna Mexican Pledge Agreement effective as of December 4, 1998 between the Borrower and the Collateral Agent,
(ii) the Cuautitlan Mexican Pledge Agreement effective as of December 4, 1998 between the Borrower and the Collateral Agent, as amended by the Amendment to Cuautitlan Mexican Pledge Agreement entered into on September 28, 2000 between the Borrower and the Collateral Agent, (iii) the Mexican Pledge Agreement entered into on June 15, 1998 between the Borrower and the Collateral Agent (in respect of certain property located in Ciudad Juarez, Chihuahua, Mexico) and
(iv) the Saltillo Mexican Pledge Agreement effective as of December 4, 1998 between the

Borrower and the Collateral Agent, as each such Pledge Agreement is amended, supplemented or otherwise modified from time to time.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage" means any mortgage, leasehold mortgage or deed of trust executed by a Credit Party in favor of the Collateral Agent (a) that is listed on
Schedule 1.01.7 or (b) after the Effective Date, pursuant to Section 8.14, any such Mortgage to be substantially in the form of Exhibit H.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by the Borrower or any ERISA Affiliate and which is subject to Title IV of ERISA.

     "Net Cash Proceeds of Sale" means (a) proceeds received by the Borrower or any Subsidiary Guarantor in cash from the sale, lease, assignment or other disposition of any Property, other than dispositions of assets permitted under
Section 9.02(a), (c), (d), (f), (g), (h), (i), (k) and (l) (but including any proceeds received by the Borrower or any Subsidiary Guarantor (by dividend, distribution or otherwise) in connection with the issuance of Equity Interests by any of the Foreign Subsidiaries), net of (i) the costs of sale, assignment or other disposition, (ii) any income, franchise, transfer or other tax liability arising from such transaction (including payments made or to be made pursuant to the Tax Sharing Agreement and after taking into account any available tax credits or deductions arising from such transaction) and (iii) amounts applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien permitted by Section 9.03 on the asset disposed of, if such net proceeds arise from any individual sale, assignment or other disposition or from any group of related sales, assignments or other dispositions; and (b) proceeds of insurance (net of the reasonable expenses of collection) on account of the loss of or damage to any such Property or Properties, and payments of compensation for any such Property or Properties taken by condemnation or eminent domain to the extent such proceeds are not utilized to repair or replace the Property subject to such loss, damage or condemnation within 180 days (or if consented to in writing by the Administrative Agent, 360 days) of the date of such loss, damage or condemnation; provided that any such proceeds not so utilized in such 180 day period shall immediately be deemed to be "Net Cash Proceeds of Sale". "Net Cash Proceeds of Sale" shall not include (x) rental income arising from the Borrower's sublease of office space at 375 Park Avenue, New York, New York, (y) net rental income not in excess of $1,000,000 in any Fiscal Year arising from the lease or sublease by the Borrower and the Subsidiary Guarantors of real property to other Persons (to the extent such lease or sublease is otherwise permitted hereunder) and (z) net proceeds from sales, leases, assignments or other dispositions of Property in an amount not to exceed the first $5,000,000 in the aggregate of such net proceeds received in any Fiscal Year.

     "Net Worth" means, at any time, with respect to any Person, (a) total consolidated assets of such Person minus (b) total consolidated liabilities of such Person (it being understood that Equity Interests in such Person shall not constitute liabilities except to the extent such Equity Interests are Indebtedness). Assets and liabilities shall be determined in accordance with GAAP, except that Investments in and moneys due from Affiliates of the Borrower and its Subsidiaries (other than (A) Investments in Affiliates permitted under Sections 9.04(d) and (f) and (B) other Investments permitted under Section 9.04 and not recorded as an asset under GAAP, shall be added back to total consolidated assets) shall be excluded from or added back, as applicable, to total consolidated assets of the Borrower and its Subsidiaries (other than trade receivables due from Affiliates incurred in the ordinary course of business less than sixty (60) days past due). Any calculation of Net Worth under this Agreement after the
Effective Date (i) shall not be modified, adjusted, or recalculated in accordance with Statement of Financial Accounting Standards No. 130, such as for currency translations and minimum pension adjustments, (ii) shall exclude from the calculation thereof any charges incurred in connection with the Transformation Plan in an aggregate amount not to exceed $40,000,000 and (iii) shall add back to total consolidated assets the total amount of cash charges incurred in connection with any permitted repurchase of Permitted Subordinated Indebtedness to the extent permitted by Section 9.06(d), together with reasonable fees and expenses of the Borrower directly incurred in connection with such repurchase.

     "Non Pro Rata Loan" has the meaning ascribed to such term in Section 3.02(b)(vi).

     "Notes" means collectively the Revolving Loan Notes, Term Notes and the Swing Loan Notes.

     "Notice of Borrowing" means a Notice of Borrowing substantially in the form attached hereto as Exhibit B.

     "Notice of Conversion/Continuation" means a Notice of Conversion/Continuation substantially in the form attached hereto as Exhibit C with respect to a proposed conversion or continuation of a Loan pursuant to
Section 4.01(c).

     "Obligations" means all Loans, Reimbursement Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuing Bank, any Affiliate of the Administrative Agent, any Lender or any Issuing Bank, or any Person entitled to indemnification pursuant to Section 3.03 of this Agreement, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, the Notes or any other Loan Document, whether or not for the payment of money, whether arising (a) under or in connection with any cash management services provided by any Lender or an Affiliate of any Lender, (b) by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange contract or Hedging Obligation or
(c) in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

     "Obligor" means the Borrower and any other Person (other than the Agents, the Issuing Banks or any Lender) obligated under any Loan Document.

     "Officer's Certificate" means (a) as to a corporation or a limited liability company that does not have a managing member, a certificate executed on behalf of such Person by (i) the chairman or vice-chairman of its board of directors (if an officer of such Person) or (ii) its president, any of its vice-presidents, its chief financial officer or its treasurer, (b) as to a partnership, a certificate executed on behalf of such partnership by (i) if a limited partnership, by its general partner (and if the general partner is not an individual by the appropriate individual indicated in (a) above) and (ii) if other than a limited partnership, by a partner (and if such partner is not an individual by the appropriate individual indicated in (a) above) and (c) as to a limited liability company, by its managing member (and if the managing member is not an individual by the appropriate individual indicated in (a) above).

     "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

     "OSHA" means the Occupational Safety and Health Act of 1970, any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

     "Other Indebtedness" means all of the Indebtedness of the Borrower or any of its Subsidiaries other than the Obligations.

     "Partnership Agreement" means the Fourth Amended and Restated Agreement of Limited Partnership of Foamex L.P., dated as of December 14, 1993, among Trace Foam, Foamex International and FMXI, as amended by the First Amendment thereto dated as of June 28, 1994, the Second Amendment thereto dated as of June 12, 1997, the Third Amendment thereto dated as of December 23, 1997, the Fourth Amendment thereto dated as of February 27, 1998 and the Fifth Amendment thereto dated as of March 25, 2002, as such agreement may be further amended, supplemented or otherwise modified from time to time.

     "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

     "Permits" means any permit, approval,  authorization license,  variance, or
permission   required  from  a  Governmental   Authority   under  an  applicable
Requirement of Law.

     "Permitted Acquisition" means the acquisition by the Borrower or any of its Subsidiaries of all or substantially all of the assets or Securities of any Person or of any operating division thereof (the "Target"), or the merger of the Target with or into the Borrower or any Subsidiary of the Borrower (with the Borrower, in the case of a merger with the Borrower, being the surviving Person) subject to the satisfaction of each of the following conditions:

          (a) the Agents shall receive at least 30 days' prior written notice of such proposed acquisition, which notice shall include a reasonably detailed description of such proposed acquisition;

          (b) such Permitted Acquisition shall only involve assets comprising a business, or those assets of a business, of the type which is a Permitted Business;

          (c) such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors or other governing body or Person;

          (d) no additional Indebtedness or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of the Borrower and Target after giving effect to such Permitted Acquisition, except
(i) Loans made, or Letters of Credit issued, hereunder, (ii) ordinary course trade payables, accrued expenses and (iii) Indebtedness permitted under Section 9.01(i);

          (e)  the   consideration   paid  in  connection   with  all  Permitted
Acquisitions (including the Fair Market Value of all non-cash consideration and all transaction costs and all

Indebtedness, liabilities and guarantied obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of the Borrower and Target) shall not exceed the sum of (i) $50,000,000 over the term of this Agreement ($25,000,000 of which may be in the form of cash, assumed Indebtedness or Indebtedness of the Target) and (ii) $10,000,000 over the term of this Agreement (which may be in the form of cash, but not assumed Indebtedness or Indebtedness of the Target), less any portion of such amount used to make purchases of or redeem Permitted Subordinated Indebtedness pursuant to Section 9.06(d)(ii)(A)); provided, however, that no more than $5,000,000 of the consideration paid in connection with all such Permitted Acquisitions shall be used to purchase assets located outside of the United States;

          (f) at or prior to the closing of any Permitted Acquisition, the Borrower (or the Subsidiary making the Permitted Acquisition) and the Target shall have executed such documents and taken such actions as may be required by
Section 8.15;

          (g) concurrently with delivery of the notice referred to in clause (a) above, the Borrower shall have delivered to the Agents, in form and substance satisfactory to the Agents, such other financial information, financial analysis, documentation or other information relating to such Permitted Acquisition as any Agent shall reasonably request;

          (h) on or prior to the date of such Permitted Acquisition, the Agents shall have received, in form and substance satisfactory to the Agents, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents delivered in connection therewith reasonably requested by the Agents;

          (i) on a pro forma consolidated basis giving effect to such Permitted Acquisition, the Borrower shall be in compliance with the financial covenants contained in Article X for the 12-month period ending on the last day of the most recently ended Fiscal Quarter or Fiscal Year for which Financial Statements have been delivered pursuant to Section 7.01(b) or (c), as applicable;

          (j) at the time of such Permitted Acquisition and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing, (ii) all representations and warranties contained in Article VI and in the other Loan Documents (other than representations and warranties that expressly speak as of a different date) shall be true and correct in all material respects, and (iii) the Revolving Loan Commitment Availability is at least $50,000,000; and

          (k) No later than the date of the consummation of such Permitted Acquisition, the Borrower shall have delivered to the Administrative Agent an Officer's Certificate stating that each of the conditions specified above have been satisfied and demonstrating compliance with the conditions specified in clause (j) above.

     "Permitted Business" means (a) the manufacture and distribution of polyurethane and advance polymer foam and activities related thereto, (b) other businesses engaged in by the Borrower and its Subsidiaries on the Effective Date and similar lines of business engaged in by the Borrower and its Subsidiaries on the Effective Date, including, but not limited to, the manufacture and distribution of plastics and related products and (c) the lines of business engaged in by Prefoam A.G. as of the Effective Date.

     "Permitted Existing Accommodation Obligations" means those Accommodation Obligations of the Borrower or any of its Subsidiaries identified as such on
Schedule 1.01.3.

     "Permitted Existing Indebtedness" means the Indebtedness of the Borrower and its Subsidiaries (other than Permitted Subordinated Indebtedness) identified as such on Schedule 1.01.4.

     "Permitted Existing Investments" means those Investments of the Borrower and its Subsidiaries identified as such on Schedule 1.01.5.

     "Permitted Existing Liens" means the Liens on assets of the Borrower and its Subsidiaries identified as such on Schedule 1.01.6.

     "Permitted Subordinated Indebtedness" means Indebtedness evidenced by, or in respect of, principal on (a) the Foamex 9 7/8% Subordinated Notes in a principal amount not to exceed $150,000,000 (including Accommodation Obligations of Subsidiary Guarantors party to the Foamex 9 7/8% Subordinated Note Indenture as in effect on the Effective Date), (b) any Subordinated Claim (as defined in the TIHI Subordination Agreement), (c) the Foamex 13 1/2% Subordinated Notes in a principal amount not to exceed $98,000,000 (including Accommodation Obligations of Subsidiary Guarantors party to the Foamex 13 1/2% Subordinated
Note Indenture as in effect on the Effective Date) and (d) other subordinated Indebtedness of the Borrower satisfying the requirements of Section 11.01(r) in an amount not to exceed the principal amount of Foamex 13 1/2% Subordinated Notes so refinanced, transaction costs associated therewith and associated redemption premiums.

     "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, limited liability company or other organization, whether or not a legal entity, and any Governmental Authority.

     "Plan" means an employee benefit plan defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which either Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "Potential Event of Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

     "Pre-Effective Date Assignments" is defined in the recitals.

     "Proceeds of Issuance of Equity Interests or Indebtedness" means net cash proceeds received by Foamex International, the Borrower or any of the Subsidiary Guarantors at any time from and after the Effective Date on account of the issuance of (a) any Equity Interest in Foamex International, the Borrower or any Subsidiary (which proceeds do not constitute Net Cash Proceeds of Sale) or (b) Indebtedness of Foamex International (other than Indebtedness permitted under
Section 4.1.4(A) through (C) of the Foamex International Guaranty), the Borrower and/or any of its Subsidiaries (other than Indebtedness permitted by Section 9.01(a), (c), (f) and (g)), in each case net of all transaction costs and underwriters' discounts with respect thereto, provided, however, that the issuance of Permitted Subordinated Indebtedness described in clause (d) of the definition thereof, in each such case, shall not constitute Proceeds of Issuance of Equity Interests or Indebtedness.

     "Process Agent" has the meaning ascribed to such term in Section 13.17(a).

     "Property" means any and all real property or personal property, whether tangible or intangible, plant, building, facility, structure, underground storage tank or unit, Equipment, inventory, general intangibles, receivables, Equity Interests, Securities, account, deposit, claim, right or other asset owned, leased or operated by the Borrower or any of its Subsidiaries, as applicable, (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

     "Pro Rata Share" means, with respect to any Lender (including, without limitation, the Swing Bank), (a) with respect to Revolving Loans and Letters of Credit, the percentage obtained by dividing (i) such Lender's Commitment by (ii) the aggregate amount of all Commitments (in each case, as reduced from time to time in accordance with the provisions of this Agreement), (b) with respect to Term B Loans, the percentage obtained by dividing (i) such Lender's Term B Loans by (ii) the aggregate amount of all Term B Loans, (c) with respect to Term C Loans, the percentage obtained by dividing (i) such Lender's Term C Loans by
(ii) the aggregate amount of all Term C Loans, (d) with respect to Term D Loans, the percentage obtained by dividing (i) such Lender's Term D Loans by (ii) the aggregate amount of all Term D Loans, (e) with respect to Term E Loans, the percentage obtained by dividing (i) such Lender's Term E Loans by (ii) the aggregate amount of all Term E Loans and (f) with respect to Term F Loans, the percentage obtained by dividing (i) such Lender's Term F Loans by (ii) the aggregate amount of all Term F Loans.

     "Protective  Advance"  has the  meaning  ascribed  to such term in  Section
12.09.

     "Quarterly Payment Date" means each March 31, June 30, September 30 and December 31.

     "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C.ss.ss.6901 et seq., any amendments thereto, any successor statutes, and any regulations or legally enforceable guidance promulgated thereunder.

     "Reference   Banks"  means  Citicorp,   Scotiabank  and  one  other  Lender
reasonably satisfactory to the Borrower, Citicorp and Scotiabank.

     "Regulation U" means Regulation U of the Federal Reserve Board as in effect from time to time.

     "Regulation X" means Regulation X of the Federal Reserve Board as in effect from time to time.

     "Reimbursement Date" has the meaning ascribed to such term in Section 2.03(d)(i)(A).

     "Reimbursement    Obligations"    means   the   aggregate    non-contingent
reimbursement or repayment obligations of the Borrower with respect to amounts drawn under Letters of Credit.

     "Related Obligations" has the meaning ascribed to such term in Section 12.09(e).

     "Related Party" means, with respect to Marshall S. Cogan, (a) his spouse or any immediate family member or (b) any trust, corporation or other entity, the beneficiaries, stockholders, partner, owners or Persons beneficially holding 80% or more controlling interest of which consist of Marshall S. Cogan and/or such other Persons referred to in the immediately preceding clause (a) and this clause (b).

     "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

     "Remedial Action" means actions required to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Contaminants or (c) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

     "Replacement Lender" has the meaning ascribed to such term in Section 3.07.

     "Reportable Event" means any of the events described in Section 4043 of ERISA for which notice as required thereunder has not been waived.

     "Requirements of Law" means, as to any Person, the Constituent Document or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations U and X, ERISA, the Fair Labor Standards Act and any certificate of occupancy, zoning ordinance, building or land use requirement or Permit or labor or employment, rule or regulation and including any Environmental, Health or Safety Requirements of Law.

     "Requisite Lenders" means Lenders whose Pro Rata Shares, in the aggregate, equal or exceed fifty-one percent (51%) of the aggregate amount of Term Loans, Revolving Credit Obligations and unutilized Commitments; provided, however, that, in the event any of the Lenders shall have failed to fund its Pro Rata Share of any Revolving Loan requested by the Borrower which such Lenders are obligated to fund under the terms of this Agreement without delivering to the Funding Agent written notice of the failure of the Borrower to satisfy the conditions set forth in Section 5.02 and (a) any such failure to fund has not been cured or (b) such conditions have been satisfied, then, for so long as such failure to fund continues, "Requisite Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Loans have not been so cured) whose Pro Rata Shares represent, equal or exceed fifty-one percent (51%) of the aggregate Pro Rata Shares of such Lenders; provided, further, however, that, in the event that the Commitments have been terminated pursuant to the terms of this Agreement, "Requisite Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and Letter of Credit Obligations are greater than or equal to fifty-one percent (51%).

     "Restricted Junior Payment" means (a) any dividend or distribution, direct or indirect, on account of any Equity Interests in the Borrower or any of its Subsidiaries now or hereafter outstanding, except in the case of such Subsidiaries, a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, provided that the issuance of such stock or junior class of stock is not an incurrence of Indebtedness, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests in the Borrower or any of its Subsidiaries now or hereafter outstanding, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Permitted Subordinated Indebtedness, (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Equity Interests in the Borrower or any of its Subsidiaries now or hereafter outstanding and (e) any payment made by the Borrower to the Managing General Partner or the Limited Partner or any other Affiliate pursuant to the Tax Sharing Agreement.

     "Revolving Credit Lenders" has the meaning ascribed to such term in Section 2.01(a).

     "Revolving  Credit  Obligations"  means, at any particular time, the sum of
(a) the outstanding  principal  amount of the Revolving Loans at such time, plus
(b) the Letter of Credit Obligations at such time plus (c) the Swing Loan Obligations at such time.

     "Revolving Loan" has the meaning ascribed to such term in Section 2.01(a).

     "Revolving Loan Commitment Amount" means, as of any date of determination, an amount equal to the Commitments in effect at such time.

     "Revolving   Loan   Commitment   Availability"   means,   at  any  time  of
determination, the excess of (a) the Commitments then in effect over (b) the aggregate amount of Revolving Credit Obligations then outstanding.

     "Revolving Loan Commitment Termination Date" means the earliest to occur of
(a) June 30, 2005; and (b) the date on which any Commitment Termination Event occurs.

     "Revolving Loan Notes" has the meaning assigned thereto in Section 3.05(a)(i).

     "RULPA" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor statute.

     "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill, Inc.

     "Scotiabank" is defined in the preamble.

     "Security Agreement" means the Amended and Restated Pledge and Security Agreement, dated as of the Effective Date, among Foamex International, the Borrower, FMXI, the Subsidiary Guarantors and the Collateral Agent, as such agreement may be amended, supplemented or otherwise modified from time to time.

     "Securities" means any limited, general or other partnership interest, or any limited liability company interest or any stock, shares, voting trust certificates, bonds, debentures, notes or other Equity Interests or evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     "Senior Secured Note Indenture" means the indenture, dated as of March 25, 2002, pursuant to which the Senior Secured Notes are issued, as such agreement may be amended, supplemented or otherwise modified from time to time.

     "Senior Secured Note Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Effective Date, between the Administrative Agent and the trustee under the Senior Secured Note Indenture in its capacity as collateral agent thereunder and acknowledged by the Borrower, as amended, supplemented or otherwise modified from time to time.

     "Senior Secured Note Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 25, 2002, between the Borrower and Foamex Capital, as issuers, entered into for the benefit of the holders of the Senior Secured Notes and providing for the registration thereof under the Securities Act, as amended, supplemented or otherwise modified from time to time.

     "Senior Secured Notes" means the 10 3/4% Senior Secured Notes due 2009 issued pursuant to the terms of the Senior Secured Note Indenture, as such notes may be amended, supplemented of otherwise modified from time to time.

     "Settlement Date" has the meaning ascribed to such term in Section 2.02(b).

     "Significant Subsidiary" means any Subsidiary (which is not a Subsidiary Guarantor) that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act as such Regulation is in effect on the Effective Date.

     "Solvent" means, when used with respect to any Person, that at the time of determination:

          (a) the Fair Market Value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities);

          (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured;

          (c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

          (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

     "Standby Letter of Credit" means any letter of credit issued by an Issuing Bank pursuant to Section 2.03 for the account of the Borrower and, if applicable, any Co-Applicant, which is not a Commercial Letter of Credit.

     "Stock Option Plan" means the 1993 Foamex International employee stock option plan pursuant to which both qualified and non-qualified options have been issued, as amended, and any other stock option plan adopted by the shareholders of Foamex International.

     "Subordinated Debt Repurchase Amount" means, for any Fiscal Year, (a) 25% of Excess Cash Flow for the previous Fiscal Year if the Facilities Leverage Ratio for such previous Fiscal Year is greater than or equal to 2:00 to 1:00 and
(b) 50% of Excess Cash Flow for the previous Fiscal Year if the Facilities Leverage Ratio for such previous Fiscal Year is less than 2:00 to 1:00.

     "Subsidiary" of a Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

     "Subsidiary Guarantor" means each of (a) Foamex Capital, (b) Foamex Latin America, Inc., a Delaware corporation, (c) Foamex Mexico, Inc., a Delaware corporation, (d) Foamex Mexico II, Inc., a Delaware corporation, (e) Foamex Asia, (f) FCC and (g) each Person which becomes a wholly-owned domestic Subsidiary of the Borrower after the Effective Date and that is required to execute the Guaranty pursuant to Section 8.15.

     "Swing Bank" means, at any time, Scotiabank or such other Lender which becomes the replacement Swing Bank at such time.

     "Swing Loan Notes" has the meaning ascribed to such term in Section 3.05(a)(iii).

     "Swing Loan Obligations" means the aggregate principal amount of all Swing Loans outstanding.

     "Syndication Agent" is defined in the preamble.

     "Target" is defined in the definition of "Permitted Acquisition".

     "Tax Advance Agreement" means the Tax Distribution Advance Agreement, dated as of December 11, 1996, as amended on June 12, 1997, between Foamex International and the Borrower.

     "Tax Sharing Agreement" means the First Amended and Restated Tax Sharing Agreement, dated as of December 14, 1993, among the Borrower, Trace Foam, Foamex International and FMXI, as amended on June 12, 1997, as further amended on December 23, 1997, as further amended on February 27, 1998 and as further amended, supplemented or otherwise modified from time to time.

     "Taxes" has the meaning ascribed to such term in Section 3.03(a).

     "TEFSA" means Foamex de Cuautitlan S.A. de C.V.

     "Term B Loans" has the meaning ascribed to such term in Section 2.04(a).

     "Term B Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Term C Loans" has the meaning ascribed to such term in Section 2.04(b).

     "Term C Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-4 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term C Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Term D Loans" has the meaning ascribed to such term in Section 2.04(c).

     "Term D Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-5 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term D Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Term E Commitment" means, with respect to any Lender, the obligation of such Lender to make Term E Loans pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Term E Commitment" on Annex I hereto and "Term E Commitments" means the aggregate principal amount of the Term E Commitments of all the Lenders, the maximum principal amount of which shall not exceed $31,590,000.

     "Term E Lenders" has the meaning ascribed to such term in Section 2.04(d).

     "Term E Loans" has the meaning ascribed to such term in Section 2.04(d).

     "Term E Note" means a promissory note of the Borrower payable to any Term E Lender, in the form of Exhibit A-6 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Term E Lender resulting from outstanding Term E Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Term F Commitment" means, with respect to any Lender, the obligation of such Lender to make Term F Loans pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Term F Commitment" on Annex I hereto and "Term F Commitments" means the aggregate principal amount of the Term F Commitments of all the Lenders, the maximum principal amount of which shall not exceed $25,000,000.

     "Term F Lenders" has the meaning ascribed to such term in Section 2.04(e).

     "Term F Loans" has the meaning ascribed to such term in Section 2.04(e).

     "Term F Note" means a promissory note of the Borrower payable to any Term F Lender, in the form of Exhibit A-7 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Term F Lender resulting from outstanding Term F Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Term Loans" means, collectively, the Term B Loans, the Term C Loans, the Term D Loans, the Term E Loans and the Term F Loans.

     "Term Notes" means, collectively, the Term B Notes, the Term C Notes, the Term D Notes, the Term E Notes and the Term F Notes.

     "Termination Event" means (a) a Reportable Event with respect to any Benefit Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which the Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of the Borrower or any ERISA Affiliate; (c) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (d) the institution by the PBGC or any similar foreign Governmental Authority of proceedings to terminate a Benefit Plan or a Foreign Pension Plan; (e) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (f) a foreign Governmental Authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan; or (g) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan or a Foreign Pension Plan.

     "TIHI" means Trace International Holdings, Inc., a Delaware corporation.

     "TIHI Subordination Agreement" means the TIHI Subordination Agreement, dated as of December 14, 1993, among TIHI, Trace Foam and the Collateral Agent, as amended on June 12, 1997, and as such agreement may be further amended, supplemented or otherwise modified from time to time.

     "Total Net Debt" means, on any date of determination, the difference of (a) the aggregate amount of Funded Debt of the Borrower and its Subsidiaries (on a consolidated basis) outstanding on such date minus (b) the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries (on a consolidated basis) which are available on such date to be applied (without any legal or Contractual Obligation restriction, including any cash or Cash Equivalents held by the Borrower for repurchases of Permitted Subordinated Indebtedness pursuant to the terms of this Agreement) against the Indebtedness described in clause (a).

     "Total Net Debt to EBDAIT Ratio" means, as of the last day of any period, the ratio of (a) Total Net Debt outstanding on the last day of such period to
(b) EBDAIT computed for such period.

     "Transaction Documents" means the Loan Documents, the Partnership Agreement, the Tax Sharing Agreement, the Foamex 9 7/8% Subordinated Notes, the Foamex 9 7/8% Subordinated Note Indenture, the Intercompany Promissory Notes, the Tax Advance Agreement,
the TIHI Subordination Agreement, the Foamex 13 1/2% Subordinated Notes, the Foamex 13 1/2% Subordinated Note Indenture, the Senior Secured Notes, the Senior Secured Note Indenture and the Senior Secured Note Registration Rights Agreement, all other Noteholder Documents (as defined in the Senior Secured Note Intercreditor Agreement) and all other agreements entered into prior to or on the Effective Date pursuant to such agreements.

     "Transactions" is defined in the recitals.

     "Transformation   Plan"  means  certain  restructuring  and  other  related
transactions described in a summary entitled "Business Transformation Overview," made available to the Existing Lenders on December 11, 2001.

     "Triggering Event" means (a) any Event of Default occurring under Section 11.01(f) or (g) or (b) any other Event of Default (i) occurring under Section 11.01(a), (i), (j), (m), (n) or (p) or (ii) which has occurred and is continuing for a period of 30 days or more, in each case, which the Administrative Agent has (either in its discretion or upon the direction of the Requisite Lenders) designated in writing to the Borrower to be a "Triggering Event".

     "UCC" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

     "Unused Commitment Fee" has the meaning ascribed to such term in Section 4.03(d).

     "Voting Stock" of any Person as of any date means the Equity Interests of such Person that at the time entitled to vote in the election of the board of directors or other governing body of such Person.

     1.02 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that is such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

     1.03 Accounting Terms. Subject to Section 13.04, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

     1.04 Other Definitional Provisions. References to "Articles", "Sections", "subsections", "Schedules", "Exhibits", the "preamble" and the "recitals" shall be to Articles, Section, subsections, Schedules, Exhibits, the preamble and the recitals, respectively, of this Agreement unless otherwise specifically provided.

     1.05 Other Terms. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the UCC to the extent the same are defined therein.

                                   ARTICLE II

                           AMOUNTS AND TERMS OF LOANS

     2.01 Revolving Credit Facility.

          (a) Availability. Subject to the terms and conditions set forth in this Agreement, each Lender with a Commitment (a "Revolving Credit Lender") hereby severally and not jointly agrees to make revolving loans (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower from time to time during the period beginning on the Effective Date and ending on the Business Day next preceding the Revolving Loan Commitment Termination Date, in an amount not to exceed such Revolving Credit Lender's Pro Rata Share of the Revolving Loan Commitment Availability at such time. All Revolving Loans comprising the same Borrowing under this Agreement shall be made by the Revolving Credit Lenders simultaneously and proportionately to their then respective Pro Rata Shares, it being understood that no Revolving Credit Lender shall be responsible for any failure by any other Revolving Credit Lender to perform its obligation to make a Revolving Loan hereunder nor shall the Commitment of any Revolving Credit Lender be increased or decreased as a result of any such failure. Subject to the provisions of this Agreement (including, without limitation, Sections 4.02(f) and 5.02), the Borrower may repay any outstanding Revolving Loan made to it on any day which is a Business Day and any amounts so repaid may be reborrowed in accordance with the provisions of this
Section 2.01(a).

          (b) Notice of Borrowing. When the Borrower desires to borrow under this Section 2.01, it shall deliver to the Funding Agent a Notice of Borrowing, signed by it, no later than 11:00 a.m. (New York time) (i) on the Business Day immediately preceding the proposed Funding Date, in the case of a Borrowing of Base Rate Loans, and (ii) at least three (3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of LIBO Rate Loans. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) whether the proposed Borrowing will be of Base Rate Loans or LIBO Rate Loans, (iv) in the case of LIBO Rate Loans, the requested LIBO Rate Interest Period and (v) instructions for the disbursement of the proceeds of the proposed Borrowing. Revolving Loans made on any Funding Date shall be in minimum amount of $500,000, other than Revolving Loans constituting (i) repayments of Swing Loans described in the first and second sentences of Section 2.02(b), (ii) refundings of Reimbursement Obligations described in Section 2.03(e)(ii) and (iii) payments of fees and expenses described in Section 3.02(b)(iv). In lieu of delivering such a Notice of Borrowing, the Borrower may give the Funding Agent telephonic notice of any proposed Borrowing by the time required under this Section 2.01(b), if it confirms such notice by delivery of the Notice of Borrowing to the Funding Agent promptly, but in no event later than 5:00 p.m. (New York time) on the same day. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this Section 2.01(b) shall be irrevocable.

          (c) Making of Revolving Loans.

                    (i) Promptly  after  receipt of a Notice of Borrowing  under
          Section 2.01(b) (or telephonic notice in lieu thereof), the Funding Agent shall notify each Revolving Credit Lender by telex or telecopy, or other similar form of transmission, of the proposed Borrowing. Each Revolving Credit Lender shall deposit an amount equal to its Pro Rata Share of the amount requested by the Borrower specified in such Notice of Borrowing to be made as Revolving Loans with the Funding Agent at its office in New York, New York, in immediately available funds, not later than 11:00 a.m. (New York time) on any Funding Date applicable thereto. Subject to the fulfillment of the condition precedent set forth in Section 5.02, the Funding Agent shall, make the proceeds of such amounts received by it available to the Borrower at the Funding Agent's office in New York, New York on such Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. The failure of any Revolving Credit Lender to deposit the amount described above with the Funding Agent on the applicable Funding Date shall not relieve any other Revolving Credit Lender of its obligations hereunder to make its Revolving Loan on such Funding Date.

                    (ii) Unless the Funding Agent shall have been notified by any Revolving Credit Lender on the Business Day immediately preceding the applicable Funding Date in respect of any Borrowing of Revolving Loans that such Revolving Credit Lender does not intend to fund its Revolving Loan requested to be made on such Funding Date, the Funding Agent may assume that such Revolving Credit Lender has funded its Revolving Loan and is depositing the proceeds thereof with the Funding Agent on the Funding Date, and the Funding Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrower specified in the applicable
          Notice of Borrowing on the Funding Date. If the Revolving Loan proceeds corresponding to that amount are advanced to the Borrower by the Funding Agent but are not in fact deposited with the Funding Agent by such Revolving Credit Lender on or prior to the applicable Funding Date, such Revolving Credit Lender agrees to pay, and in addition the Borrower agrees to repay, to the Funding Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrower until the date such amount is paid or repaid to the Funding Agent, in the case of the Borrower or such Revolving Credit Lender, at the interest rate applicable to such Borrowing. If such Revolving Credit Lender shall pay to the Funding Agent the corresponding amount, the amount so paid shall constitute such Revolving Credit Lender's Revolving Loan, and if both such Revolving Credit Lender and the Borrower shall pay and repay such corresponding amount, the Funding Agent shall promptly pay to the Borrower such corresponding amount. This Section 2.01(c)(ii) does not relieve any Revolving Credit Lender of its obligation to make its Revolving Loan on any Funding Date, nor does this Section 2.01(c)(ii) relieve the Borrower of its obligation to pay or repay any Revolving Credit Lender funding its Revolving Loan pursuant to this Section

          2.01(c)(ii) interest on such Revolving Loan from such Funding Date until the date on which such Revolving Loan is repaid in full.

          (d) Use of Proceeds of Revolving Loans and Swing Loans and Use of Letters of Credit. The proceeds of the Revolving Loans and Swing Loans and Letters of Credit may be used (i) to repay Revolving Loans under the Existing Credit Agreement outstanding on the Effective Date, together with any accrued and unpaid interest thereon and any accrued and unpaid costs, expenses, fees or other obligations related thereto or to any Letter of Credit outstanding on the Effective Date, (ii) to pay related transaction costs, fees and expenses in connection with the Transactions, (iii) to repay in full the obligations of FCC under the Foamex Carpet Credit Agreement, (iv) to pay in full outstanding interest on and fees and other obligations (other than principal) with respect to the Foamex Carpet Note (v) to provide working capital from time to time for the Borrower and its Subsidiaries and (vi) for other general corporate purposes of the Borrower and its Subsidiaries.

          (e) Revolving Loan Commitment Termination Date. The Commitments shall terminate, and all outstanding Revolving Credit Obligations shall be paid in full (or, in the case of contingent Letter of Credit Obligations outstanding, payment in cash shall be made and deposited in the Cash Collateral Account in an aggregate principal amount equal to the then outstanding Letter of Credit Obligations to the satisfaction of the Issuing Banks and the Requisite Lenders) on the Revolving Loan Commitment Termination Date. Each Revolving Credit Lender's obligation to make Revolving Loans, the Swing Bank's obligation to make Swing Loans, and any Issuing Bank's obligation to issue Letters of Credit shall terminate at the close of business on the Business Day next preceding the Revolving Loan Commitment Termination Date.

          (f) Effective Date Assignments, Etc. On the Effective Date, (i) immediately preceding the effectiveness of this Agreement, that portion of the Commitments of the Existing Revolving Credit Lenders that are not party to this Agreement shall be assigned to the Lenders party to this Agreement pursuant to the Pre-Effective Date Assignments, and each such Existing Revolving Credit Lender shall cease to be a party to this Agreement and (ii) concurrently with the effectiveness of this Agreement, (A) all Revolving Loans under the Existing Credit Agreement outstanding on the Effective Date, together with any accrued and unpaid interest thereon and any accrued and unpaid costs, expenses, fees or other obligations related thereto or to any Letter of Credit outstanding on the Effective Date shall be paid in full in cash from (1) Proceeds of Issuance of Equity Interests or Indebtedness from the issuance of the Senior Secured Notes and (2) Borrowings of Revolving Loans and Term F Loans made pursuant to the terms of this Agreement, (B) the Commitments shall be decreased from $165,000,000 to $100,000,000 and (C) the Commitment of each Existing Revolving Credit Lender that is a party to this Agreement shall be adjusted from such Revolving Credit Lender's "Commitment" under the Existing Credit Agreement to the amount set forth opposite such Revolving Credit Lender's name under the heading "Commitment" on Annex I.

     2.02 The Swing Loan Facility.

          (a) Making of Swing Loans. Upon receipt of telephonic request therefor from the Borrower (which, if the Swing Bank so requests, shall be confirmed in writing by delivery to the Funding Agent of a Notice of Borrowing from the Borrower within one Business Day thereafter) no later than 11:00 a.m. (New York time) the same day of the proposed Funding Date, the Swing Bank, in its sole discretion, may from time to time make loans to the Borrower solely for the Swing Bank's own account (the "Swing Loans"), up to an aggregate principal amount at any one time outstanding which shall not exceed the lesser of (i) $20,000,000 and (ii) the Revolving Loan Commitment Availability at such time. The Swing Bank shall be entitled to apply any proceeds of Collateral received by the Funding Agent as repayment of the Obligations since the Settlement Date next preceding such Funding Date as repayment of the Swing Loans made on any Funding Date prior to the next following Settlement Date. The Swing Bank shall make the proceeds of such Swing Loans available to the Borrower in New York, New York on such Funding Date and shall disburse such funds in Dollars and in immediately available funds to an account of the Borrower, designated in the Notice of Borrowing. The Swing Bank shall have no duty to make or to continue to make Swing Loans. All Swing Loans shall be Base Rate Loans payable on the next Settlement Date with accrued interest thereon which shall be payable to the Swing Bank solely for its own account but shall otherwise be subject to all the terms and conditions applicable to Revolving Loans. The Swing Bank shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from any Revolving Credit Lender (i) that one or more of the conditions precedent contained in Section 5.02 will not on such date be satisfied, ending when such conditions are satisfied or (ii) that an Event of Default has occurred, and ending when such Event of Default no longer exists, and the Swing Bank shall not otherwise be required to determine that, or take notice whether, (A) the conditions precedent set forth in Section 5.02 hereof have been satisfied or (B) an Event of Default has occurred.

          (b) Repayment of Swing Loans. On at least a weekly or more frequent basis, on a settlement date to be selected by the Funding Agent in its sole discretion (the "Settlement Date"), the Borrower shall promptly borrow Revolving Loans from all the Revolving Credit Lenders pursuant to Section 2.01 or the following sentence (irrespective of the satisfaction of the conditions in
Section 5.02 or the requirement to deliver a Notice of Borrowing in Section 2.01(b) which conditions and requirement, for the purposes of the repayment of Swing Loans to the Swing Bank, the Revolving Credit Lenders irrevocably waive) and hereby authorizes the Funding Agent to apply the proceeds of such Revolving Loans to the repayment of any Swing Loans then outstanding. To the extent the Funding Agent receives any amounts in repayment of outstanding Revolving Loans prior to such Settlement Date which it has not paid to the Revolving Credit Lenders pursuant to Section 3.02(a), the Funding Agent shall be entitled to advance such amounts as additional Revolving Loans of the Revolving Credit Lenders (in accordance with their respective Pro Rata Shares) to repay any Swing Loans outstanding on such Settlement Date. The failure of any Revolving Credit Lender to make available to the Funding Agent its Pro Rata Share of such Revolving Loans shall not relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Funding Agent such other Revolving Credit Lender's Pro Rata Share of such Revolving Loans on the day funds are to be made available to repay such Swing Loans. If the Borrower fails to repay any Swing Loan made to the Borrower within one (1) Business Day after demand therefor by the Swing Bank or the Funding Agent, and in any event upon request by the Swing Bank, each other Revolving Credit Lender shall irrevocably and unconditionally purchase from the Swing Bank, without recourse or warranty, an undivided interest and participation in such Swing Loan in an amount equal to such other Revolving Credit Lender's Pro Rata Share thereof and shall pay such amount to the Swing Bank in New York, New York in Dollars and in immediately available funds. If such amount is not paid to the Swing Bank by any Revolving Credit Lender, the Swing Bank shall be entitled to recover such amount on demand from such Revolving Credit Lender together with accrued interest thereon, for each day from the date of demand therefor, if made prior to 12:00 noon (New York time) on any Business Day, or, if made at any other time, from the next Business Day following the date of such demand, until the date such amount is paid to the Swing Bank by such Revolving Credit Lender, until three (3) Business Days have expired at the Federal Funds Rate and thereafter at the Base Rate. If such Revolving Credit Lender does not pay such amount forthwith on the Swing Bank's demand therefor and until such time as such Revolving Credit Lender makes the required payment, the Swing Bank shall be deemed to continue to have outstanding a Swing Loan in the amount of such unpaid participation obligation for all purposes of this Agreement other than those provisions requiring the other Revolving Credit Lenders to purchase a participation therein. This Section 2.02 does not relieve any Revolving Credit Lender of its obligations to purchase Pro Rata participations in any Swing Loans; nor does this Section relieve the Borrower of its obligation to pay or repay the Revolving Credit Lender funding its Pro Rata Share of such payment pursuant to this Section interest on the amount of such payment from the date of the Borrower's failure to repay such Swing Loan until the date on which such payment is repaid in full.

     2.03 Letters of Credit. Subject to the terms and conditions set forth in this Agreement, each Issuing Bank hereby severally agrees to issue for the account of the Borrower (or any other Subsidiary of the Borrower, provided that the such Subsidiary is a co-applicant on such Letter of Credit with the Borrower (such Subsidiary being the "Co-Applicant")) one or more Letters of Credit, in an outstanding amount not to exceed at any time the L/C Sublimit subject to the following provisions:

          (a) Types and Amounts. An Issuing Bank shall not have any obligation to issue, amend or extend, and shall not issue, amend or extend, any Letter of Credit at any time:

               (i) if the aggregate Letter of Credit Obligations with respect to such Issuing Bank, after giving effect to the issuance, amendment or extension of the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank or its Issuing Bank L/C Sublimit;

               (ii) if the Issuing Bank receives written notice from the Funding Agent at or before 11:00 a.m. (New York time) on the date of the proposed issuance, amendment or extension of such Letter of Credit that (A) immediately after giving effect to the issuance, amendment or extension of such Letter of Credit, (I) the Letter of Credit Obligations at such time would exceed the L/C Sublimit, (II) the Revolving Credit Obligations at such time would exceed the Revolving Loan Commitment Amount at such time or (III) one or more of the conditions precedent contained in Section 5.02 would not on such date be satisfied, unless such conditions are thereafter satisfied and written notice of such satisfaction is given to the Issuing Bank by the Funding Agent (and an Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 have been satisfied);

               (iii) which has an expiration date later than the earlier of (A) the date one (1) year after the date of issuance (without regard to any automatic renewal provisions thereof) or (B) the Business Day next preceding the Revolving Loan Commitment Termination Date; or

               (iv) which is in a currency other than Dollars unless otherwise agreed to by the Issuing Bank and the Agents.

          (b) Conditions. In addition to being subject to the satisfaction of the conditions precedent contained in Section 5.02, the obligation of an Issuing Bank to issue, amend or extend any Letter of Credit is subject to the satisfaction in full of the following conditions:

               (i) if the Issuing Bank so requests, the Borrower and the Co-Applicant, if applicable, requesting such issuance, amendment or extension shall have executed and delivered to such Issuing Bank and the Funding Agent a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof; and

               (ii) the terms of the proposed Letter of Credit shall be satisfactory to the Issuing Bank in its sole discretion.

          (c) Issuance of Letters of Credit.

               (i) The Borrower or the Co-Applicant, if applicable, shall give an Issuing Bank and the Funding Agent written notice that it has selected such Issuing Bank to issue a Letter of Credit not later than 11:00 a.m. (New York time) on the third (3rd) Business Day preceding the requested date for issuance thereof under this Agreement, or such shorter notice as may be acceptable to such Issuing Bank and the Funding Agent. Such notice shall be irrevocable unless and until such request is denied by the applicable Issuing Bank and shall specify (A) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (B) the stated amount of the Letter of Credit requested, (C) the effective date (which shall be a Business Day) of issuance of such Letter of Credit, (D) the date on which such Letter of Credit is to expire (which shall be a Business Day and no later than the earlier of (x) the one (1) year anniversary of the date of such Letter of Credit (without regard to any automatic renewal provisions thereof) and (y) the Business Day immediately preceding the Revolving Loan Commitment Termination Date), (E) the Person for whose benefit such Letter of Credit is to be issued, (F) other relevant terms of such Letter of Credit and (G) the amount of the then outstanding Letter of Credit Obligations. Such Issuing Bank shall notify the Funding Agent immediately upon receipt of a written notice from the Borrower or the Co-Applicant, if applicable, requesting that a Letter of Credit be issued, or that an existing Letter of Credit be extended or amended and, upon the Funding Agent's request therefor, send a copy of such notice to the Funding Agent.

               (ii) The Issuing Bank shall give the Funding Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance, amendment or extension of a Letter of Credit (which notice the Funding Agent shall promptly transmit by telegram, telex, telecopy, telephone or similar transmission to each Revolving Credit Lender).

          (d) Reimbursement Obligations; Duties of Issuing Banks.

               (i) Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement applicable to a Letter of Credit:

               (A) the Borrower or the Co-Applicant, if applicable, shall reimburse the Issuing Bank for amounts drawn under such Letter of Credit, in Dollars, no later than the date (the "Reimbursement Date") which is the earlier of (I) the time specified in the applicable Letter of Credit Reimbursement Agreement and (II) one
               (1) Business Day after the Borrower or the Co-Applicant, if applicable, receives written notice from the Issuing Bank that payment has been made under such Letter of Credit by the Issuing Bank (it being understood and agreed that the Borrower shall be responsible for the reimbursement of such amounts in the event such amounts are not reimbursed by such Co-Applicant); and

               (B) all Reimbursement Obligations with respect to any Letter of Credit shall bear interest at the rate applicable to Base Rate Loans that are Revolving Loans in accordance with Section 4.01(a) from the date of the relevant drawing under such Letter of Credit until the Reimbursement Date and thereafter at the rate applicable to Base Rate Loans that are Revolving Loans in accordance with Section 4.01(d).

               (ii) The Issuing Bank shall give the Funding Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of all drawings under a Letter of Credit and the payment (or the failure to pay when due) by the Borrower or the Co-Applicant, if applicable, on account of a Reimbursement Obligation (which notice the Funding Agent shall promptly transmit by telegram, telex, telecopy or similar transmission to each Revolving Credit Lender).

               (iii) No action taken or omitted in good faith by an Issuing Bank under or in connection with any Letter of Credit shall put such Issuing Bank under any resulting liability to any Revolving Credit Lender, the Borrower or the Co-Applicant, if applicable, or, so long as it is not issued in violation of Section 2.03(a), relieve any Revolving Credit Lender of its obligations hereunder to such Issuing Bank. Solely as between the Issuing Banks and the Revolving Credit Lenders, in determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation to the Revolving Credit Lenders other than to confirm that any documents required to be delivered under a respective Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

          (e) Participations.

               (i) Immediately upon issuance by an Issuing Bank of any Letter of Credit in accordance with the procedures set forth in this Section 2.03, each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from that Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of such Revolving Credit
          Lender's Pro Rata Share, including, without limitation, all obligations of the Borrower and the Co-Applicant, if applicable, with respect thereto (other than amounts owing to the Issuing Bank under Section 2.03(g)) and any security therefor and guaranty pertaining thereto.

               (ii) If any Issuing Bank makes any payment under any Letter of Credit issued for the account of the Borrower and the Co-Applicant, if applicable, and the Borrower or the Co-Applicant, if applicable, does not repay such amount to the Issuing Bank on the Reimbursement Date, the Issuing Bank shall promptly notify the Funding Agent, which shall promptly notify each Revolving Credit Lender, and each Revolving Credit Lender shall promptly and unconditionally pay to the Funding Agent for the account of such Issuing Bank, in immediately available funds, the amount of such Revolving Credit Lender's Pro Rata Share of such payment (net of that portion of such payment, if any, made by such Revolving Credit Lender in its capacity as an Issuing Bank), and the Funding Agent shall promptly pay to the Issuing Bank such amounts received by it, and any other amounts received by the Funding Agent for the Issuing Bank's account, pursuant to this Section 2.03(e). All such payments shall constitute Revolving Loans made to the Borrower pursuant to Section 2.01 (irrespective of the satisfaction of the conditions in Section 5.02 or the requirement in Section 2.01(b) to deliver a Notice of Borrowing which conditions and requirement, for the purpose of refunding any Reimbursement Obligation owing to any Issuing Bank, the Revolving Credit Lenders irrevocably waive). If a Revolving Credit Lender does not make its Pro Rata Share of the amount of such payment available to the Funding Agent, such Revolving Credit Lender agrees to pay to the Funding Agent for the account of the Issuing Bank, forthwith on demand, such amount together with interest thereon after the date such payment was first due at the Federal Funds Rate. The failure of any Revolving Credit Lender to make available to the Funding Agent for the account of an Issuing Bank its Pro Rata Share of any such payment shall neither relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Funding Agent for the account of such Issuing Bank such other Revolving Credit Lender's Pro Rata Share of any payment on the date such payment is to be made nor increase the obligation of any other Revolving Credit Lender to make such payment to the Funding Agent. This Section does not (A) relieve any Revolving Credit Lender of its obligations to purchase Pro Rata Share participations in Letters of Credit; or (B) relieve the Borrower or the Co-Applicant, if applicable, of its obligation to pay or repay any Issuing Bank funding its Pro Rata Share of such payment pursuant to this Section interest on the amount of such payment from such date such payment is to be made until the date on which payment is repaid in full.

               (iii) Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Funding Agent has previously received proceeds of Revolving Loans from any Revolving Credit Lender for the account of such Issuing Bank pursuant to this Section 2.03(e), such Issuing Bank shall promptly pay to the Funding Agent an amount equal to such Revolving Credit Lender's Pro Rata Share thereof and the Funding Agent shall pay such amounts over to such Revolving Credit Lender as a repayment of such Revolving Loan in accordance with Section 3.02.

               (iv) Upon the request of any Lender, an Issuing Bank shall furnish such Revolving Credit Lender copies of any Letter of Credit or Letter of Credit Reimbursement Agreement to which such Issuing Bank is party and such other documentation as reasonably may be requested by such Revolving Credit Lender.

               (v) The obligations of a Revolving Credit Lender to make payments to the Funding Agent for the account of any Issuing Bank with respect to a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever except the willful misconduct or gross negligence of such Issuing Bank, and shall be honored in accordance with this Article II (irrespective of the satisfaction of the conditions described in Section 5.02) which conditions, for the purposes of the repayment of Letters of Credit to the Issuing Bank, the Revolving Credit Lenders irrevocably waive under all circumstances, including, without limitation, any of the following circumstances:

               (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

               (B) the existence of any claim, setoff, defense or other right which the Borrower or the Co-Applicant, if applicable, may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Funding Agent, the Issuing Bank, any Revolving Credit Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit);

               (C) any draft, certificate or any other document presented under the Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (D)  the   surrender  or  impairment  of  any  security  for  the
               performance or observance of any of the terms of any of the Loan Documents;

               (E) any failure by that Issuing Bank to make any reports required pursuant to Section 2.03(h) or the inaccuracy of any such report; or

               (F) the occurrence of any Event of Default or Potential Event of Default.

          (f) Payment of Reimbursement Obligations.

               (i) The Borrower and the Co-Applicant, if applicable, unconditionally agrees to pay to each Issuing Bank, in Dollars, the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with the related Letter of Credit Reimbursement Agreement and the Letter of Credit issued pursuant thereto when such amounts are due and payable, irrespective of any claim, setoff, defense or other right which the Borrower or the Co-Applicant, if applicable, may have at any time against any Issuing Bank or any other Person.

               (ii) In the event any payment by the Borrower or the Co-Applicant, if applicable, received by an Issuing Bank with respect to a Letter of Credit and distributed by the Funding Agent to the
          Revolving Credit Lenders on account of their participations is thereafter set aside, avoided or recovered from such Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, each Revolving Credit Lender which received such distribution shall, upon demand by such Issuing Bank, contribute to such Issuing Bank such Revolving Credit Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by such Issuing Bank upon the amount required to be repaid by it.

          (g) Issuing Bank Charges. With respect to each Letter of Credit, the Borrower and the Co-Applicant, if applicable, shall pay to each Issuing Bank, solely for its own account, (i) a fee of 0.375% of the undrawn face amount of each Letter of Credit payable quarterly in arrears (on the Business Day closest to each calendar quarter-end after the date of issuance thereof) and (ii) the standard charges assessed by such Issuing Bank in connection with the issuance, administration, amendment and payment or cancellation of letters of credit and such compensation for the Borrower's account as may be agreed upon by the Borrower and such Issuing Bank from time to time.

          (h) Issuing Bank Reporting Requirements. Each Issuing Bank shall, no later than the tenth (10th) Business Day following the last day of each calendar month, provide to the Funding Agent and the Borrower separate schedules for Commercial Letters of Credit and Standby Letters of Credit issued as Letters of Credit, in form and substance reasonably satisfactory to the Funding Agent, setting forth the aggregate Letter of Credit Obligations outstanding to it at the end of each month and any information requested by the Funding Agent or the Borrower relating to the date of issue, account party, amount, expiration date and reference number of each Letter of Credit issued by it.

          (i) Indemnification; Exoneration.

               (i) In addition to all other amounts payable to an Issuing Bank, the Borrower and the Co-Applicant, if applicable, hereby agrees to defend, indemnify and save the Agents, each Issuing Bank and each Revolving Credit Lender harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), costs, charges and expenses (including reasonable attorneys' fees but excluding taxes) which the Agents, such Issuing Bank or such Revolving Credit Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit to the Borrower or the Co-Applicant, if applicable, other than as a result of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction or (B) the failure of the Issuing Bank issuing a Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

               (ii) As between the Borrower or the Co-Applicant, if applicable, on the one hand, and the Agents, the Revolving Credit Lenders and the Issuing Banks, on the other hand, each of the Borrower and such Co-Applicant, assumes all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements applicable to any Letter of Credit, the Issuing Banks and the Revolving Credit Lenders shall not be responsible for: (A) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;
          (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of a Letter Credit of the proceeds of any drawing under such Letter of Credit; and (H) any consequences arising from causes beyond the control of the Agents, the Issuing Banks or the Revolving Credit Lenders.

          (j) Obligations Several. The obligations of each Revolving Credit Lender under this Section 2.03 are several and not joint, and no Revolving Credit Lender shall be responsible for the obligation to issue Letters of Credit or the participation obligation hereunder, respectively, of any other Issuing Bank or Revolving Credit Lender.

          (k) Foamex Carpet Letters of Credit. Schedule 2.03-K contains a schedule of certain letters of credit issued prior to the Effective Date by Scotiabank for the account of Foamex Carpet. On the Effective Date (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Letters of Credit issued pursuant to this Section 2.03 for the account of the Borrower and Foamex Carpet, as Co-Applicant, and subject to the provisions hereof, and for this purpose the fees specified in Section 4.03(c) shall be payable (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to such letters of credit) as if such letters of credit had been issued on the Effective Date, (ii) the face amount of such letters of credit shall be included in the calculation of Letter of Credit Obligations and
(iii) all liabilities of the Borrower and Foamex Carpet with respect to such letters of credit shall constitute Obligations.

     2.04 Term Loan Facilities.

          (a) The Term B Loans. As of the Effective Date, the Lenders have extended term loans to the Borrower in a maximum original aggregate principal amount of $110,000,000 (relative to each such Lender, its "Term B Loan"). On the Effective Date (after giving effect to all prepayments thereof made on the Effective Date pursuant to clause (A)(x) of Section 3.01(b)(iv)), there were outstanding Term B Loans in an aggregate principal amount of $51,007,082. Each Lender's Term B Loans as of (and giving effect to) the Effective Date (after giving effect to all prepayments thereof made on or prior to the Effective Date) are as set forth on Annex I hereto.

          (b) The Term C Loans. As of the Effective Date, the Lenders have extended term loans to the Borrower in a maximum original aggregate principal amount of $100,000,000 (relative to each such Lender, its "Term C Loan"). On the Effective Date (after giving effect to all prepayments thereof made on the Effective Date pursuant to clause (A)(x) of Section 3.01(b)(iv)), there were outstanding Term C Loans in an aggregate principal amount of $46,370,239. Each Lender's Term C Loans as of (and giving effect to) the Effective Date (after giving effect to all prepayments thereof made on or prior to the Effective Date) are as set forth on Annex I hereto.

          (c) Term D Loans. As of the Effective Date, the Lenders have extended term loans to the Borrower in a maximum original aggregate principal amount of $110,000,000 (relative to each such Lender, its "Term D Loan"). On the Effective Date (after giving effect to all prepayments thereof made on the Effective Date pursuant to clause (A)(x) of Section 3.01 (b)(iv)), there were outstanding Term D Loans in an aggregate principal amount of $67,165,761. Each Lender's Term D Loans as of (and giving effect to) the Effective Date (after giving effect to all prepayments thereof made on or prior to the Effective Date) are as set forth on Annex I hereto.

          (d) Term E Loans. On the Effective Date, each Lender with a Term E Commitment (each such Lender being a "Term E Lender" and collectively being the "Term E Lenders") agrees to extend a term loan to the Borrower in an amount equal to such Term E Lender's Pro Rata Share of the aggregate Term E Commitments (relative to each such Lender, its "Term E Loan"). Each Term E Lender's Term E Loan as of the Effective Date (after giving effect to the prepayments thereof made on the Effective Date) is set forth on Annex I hereto.

          (e) Term F Loans. On the Effective Date, each Lender with a Term F Commitment (each such Lender being a "Term F Lender" and collectively being the "Term F Lenders") agrees to extend a term loan to the Borrower in an amount equal to such Term F Lender's Pro Rata Share of the aggregate Term F Commitments (relative to each such Lender, its "Term F Loan"). Each Term F Lender's Term F Loan as of the Effective Date is set forth on Annex I hereto.

          (f) Use of Proceeds of Term Loans. The proceeds of the Term Loans other than the Term E Loans and Term F Loans were used solely for the purposes set forth in the Existing Credit Agreement. The proceeds of the Term E Loans may only be used by the Borrower to make a loan to FCC solely for the purpose of allowing FCC to repay in full the obligations outstanding under the Foamex Carpet Note. The proceeds of the Term F Loans may be used only by the Borrower
(i) to repay Revolving Loans under the Existing Credit Agreement outstanding on the Effective Date, together with any accrued and unpaid interest thereon and any accrued and unpaid costs, expenses, fees or other obligations related thereto or to any Letter of Credit outstanding on the Effective Date, (ii) to pay related transaction costs, fees and expenses in connection with the Transactions, (iii) to repay in full the obligations of FCC under the Foamex Carpet Credit Agreement, (iv) to provide working capital from time to time for the Borrower and its Subsidiaries and (v) for other general corporate purposes of the Borrower and its Subsidiaries.

     2.05 Authorized Officers and the Agents. The Borrower shall deliver to the Agents from time to time an Officer's Certificate setting forth the names of the officers, employees and agents authorized to request Loans and Letters of Credit and to request a conversion/continuation of any Loan and containing a specimen signature of each such officer, employee or agent. The officers, employees and agents so authorized shall also be authorized to act for the Borrower in respect of all other matters relating to the Loan Documents. The Agents shall be entitled to rely conclusively on such officer's or employee's authority to request such Loan, Letter of Credit or such conversion/continuation until the Agents receive written notice to the contrary. The Agents shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or Notice of Conversion/Continuation or any other document, and, with respect to an oral request for such a Loan, Letter of Credit or such conversion/continuation, the Agents shall have no duty to verify the identity of any person representing himself or herself as one of the officers, employees or agents authorized to make such request or otherwise to act on behalf of the Borrower. None of either of the Agents, the Lenders or the Issuing Banks shall incur any liability to the Borrower or any other Person in acting upon any telephonic notice referred to above which the Agents believe in good faith to have been given by a duly authorized officer or other person authorized to borrow behalf of the Borrower.

                                  ARTICLE III

                            PAYMENTS AND PREPAYMENTS

     3.01 Prepayments and Repayments; Reductions in Commitments.

     (a)  Voluntary Prepayments/Reductions.

          (i) The Borrower may, at any time and from time to time, prepay or repay any Loan, in whole or in part; provided, however, that LIBO Rate Loans may only be prepaid (A) in whole or in part on the expiration date of the then applicable LIBO Rate Interest Period upon at least three (3) Business Days' prior written notice to the Funding Agent (which the Funding Agent shall promptly transmit to each Lender) or (B) otherwise upon payment of the amounts described in Section 4.02(f). Any notice of prepayment given to the Funding Agent under this Section 3.01(a)(i) shall specify the type of Loans to be prepaid or repaid, the date (which shall be a Business Day) of prepayment or repayment, and the aggregate principal amount of the prepayment or repayment. Any prepayment or repayment of Term Loans shall be applied to each remaining principal installment of such Term Loans on a pro rata basis. When notice of prepayment is delivered as provided herein, the principal amount of the Loans specified in the notice shall become due and payable on the prepayment date specified in such notice.

          (ii) The Borrower, upon at least three (3) Business Days' prior written notice to the Funding Agent (which the Funding Agent shall promptly transmit to each Lender), shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part Commitments, provided that the Borrower shall have made whatever payment may be required to reduce the Revolving Credit Obligations to an amount less than or equal to the Revolving Loan Commitment Amount as reduced or terminated on the date of such reduction. Any notice of termination or reduction given to the Funding Agent under this Section 3.01(a)(ii) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction is delivered as provided herein, the principal amount of the Revolving Loans specified in the notice shall become due and payable on the date specified in such notice.

          (iii) The prepayments and payments in respect of reductions and terminations described in clauses (i) and (ii) of this Section 3.01(a) may be made without premium or penalty (except as provided in Section 4.02(f)).

     (b) Mandatory Payments.

          (i) Within one (1) Business Day after any Credit Party's receipt of any Net Cash Proceeds of Sale, the Borrower shall make or cause to be made a mandatory prepayment of the Obligations. Any mandatory prepayment of the Obligations required to be made pursuant to this Section 3.01(b)(i) shall be applied first, to Term Loans as set forth in Section 3.02(b)(ii), second, to the outstanding principal amount of the Swing Loans and third, to the outstanding principal amount of the Revolving Loans.

          (ii) Beginning with the Fiscal Year ending in 2002, within 100 days after the close of each Fiscal Year, the Borrower shall make a mandatory prepayment of the Term Loans in an amount equal to (A) 75% of the Excess Cash Flow (if any) for such Fiscal Year if the Facilities Leverage Ratio for such Fiscal Year is greater than or equal to 2:00 to 1:00 and (B) 50% of the Excess Cash Flow (if any) for such Fiscal Year if the Facilities Leverage Ratio for such Fiscal Year is less than 2:00 to 1:00; provided, however, that no mandatory prepayment pursuant to this paragraph (ii) shall be required during 2002.

          (iii) Within one (1) Business Day after any Credit Party or Foamex International or any agent thereof, receives any amount of Proceeds of Issuance of Equity Interests or Indebtedness, the Borrower shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to (A) 80% of the amount of such proceeds of the type described in clause (a) of the definition of "Proceeds of Issuance of Equity Interests or Indebtedness"; provided, however, that no prepayment of Loans shall be required from Proceeds of Issuance of Equity Interests or Indebtedness due to sales of Equity Interests in Foamex International under the Stock Option Plan until the aggregate amount of such sales consummated after the Effective Date equals $10,000,000 and any subsequent multiple of $10,000,000 (it being understood that no such prepayment shall be required until such proceeds equals at least $10,000,000 and that all such proceeds shall be subject to this clause (iii) and not just the excess over $10,000,000) with any such prepayment being due on or prior to the 30th day following the close of the Fiscal Year in which such proceeds equaled or exceeded such $10,000,000 or multiple thereof and (B) 100% of the amount of such proceeds of the type described in clause (b) of the definition of "Proceeds of Issuance of Equity Interests or Indebtedness" (other than the proceeds from the issuance of the Senior Secured Notes). Any mandatory prepayment of the Obligations required to be made pursuant to this Section 3.01(b)(iii) shall be applied first, to Term Loans as set forth in Section 3.02(b)(ii), second, to the outstanding principal amount of the Swing Loans and third, to the outstanding principal amount of the Revolving Loans.

          (iv) Notwithstanding the provisions of the foregoing paragraph (iii), on the Effective Date, the Borrower shall make or cause to be made a mandatory prepayment of (A) (x) the Term Loans (other than the Term F Loans) in an amount equal to 50% of the Proceeds of Issuance of Equity Interests or Indebtedness from the first $200,000,000 in principal amount received by the Borrower in connection with the issuance of the Senior Secured Notes, such that, after such prepayment, the aggregate principal amount of remaining payments under such Term Loans shall be as stated in Section 3.01(d)(i) through (iv) and (y) the Term Loans (including the Term F Loans) in an amount equal to 50% of the amount of the Proceeds of Issuance of Equity or Indebtedness received by the Borrower from the issuance of Senior Secured Notes in excess of the first $200,000,000 in principal amount and
     (B) the Revolving Loans in an amount equal to 50% of the Proceeds of Issuance of Equity Interests or Indebtedness received by the Borrower from the first $200,000,000 in principal amount of the Senior Secured Notes. In addition, on the 180th day after the Effective Date, the Borrower shall make or cause to be made a mandatory prepayment of the Term Loans in an amount equal to (x) 50% of the Proceeds of Issuance of Equity Interests or Indebtedness received by the Borrower from the issuance of the Senior Secured Notes in excess of the first $200,000,000 in principal amount thereof minus (y) the aggregate amount expended by the Borrower in connection with repurchases of Permitted Subordinated Indebtedness permitted pursuant to Section 9.06(d)(i). Any mandatory prepayment of the Term Loans (other than the Term F Loans) required to be made pursuant to clause (A)(x) of the first sentence of this clause (iv) shall be applied on a pro rata basis and, in the case of the Term B Loans, the Term C Loans and the Term D Loans, to installments thereof in the order of their earliest maturity, and any other mandatory prepayment of the Term Loans required to be made pursuant to this clause (iv) shall be applied to all of the Term Loans on a pro rata basis and to installments thereof in the order of their earliest maturity.

          (v) Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 11.02, the Borrower shall repay all the Loans, unless, pursuant to Section 11.02, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so prepaid).

          (vi) After the occurrence and during the continuance of a Triggering Event, the Collateral Agent is hereby authorized by the Borrower to transfer to the Funding Agent, and the Funding Agent is hereby authorized to apply to the Obligations then outstanding, any and all amounts held in the Borrower's Concentration Account, such amounts to be applied by the Funding Agent in accordance with the provisions of Section 3.02.

     (c) Mandatory Reductions in Commitments. The Commitments shall be permanently reduced by the amount of any payment made pursuant to clauses (i) and (iii) of Section 3.01(b) which is applied to the Revolving Credit Obligations; provided, however, that no mandatory reduction of the Commitments required pursuant to Section 3.01(b) shall cause the Commitments to be reduced to an amount less than $50,000,000.

     (d)  Term Loan Amortization Payments.

          (i) On each Quarterly Payment Date set forth below, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term B Loans in an amount equal to the amount set forth below opposite the applicable Quarterly Payment Date (all such amounts after giving effect to the prepayments thereof required to be made on the Effective Date pursuant to clause (A)(x) of Section 3.01(b)(iv)):

                                                            Amount of Required
     Date                                                    Principal Payment
     ----                                                   ------------------
     June 30, 2004                                              $ 7,954,654
     September 30, 2004                                         $10,763,107
     December 31, 2004                                          $10,763,107
     March 31, 2005                                             $10,763,107
     June 30, 2005                                              $10,763,107

          (ii) On each Quarterly Payment Date set forth below, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term C Loans in an amount equal to the amount set forth below opposite the applicable Quarterly Payment Date (all such amounts after giving effect to the prepayments thereof required to be made on the Effective Date pursuant to clause (A)(x) of Section 3.01(b)(iv)):

                                                            Amount of Required
     Date                                                    Principal Payment
     ----                                                   -------------------
     June 30, 2005                                              $2,882,771
     September 30, 2005                                         $10,871,862
     December 31, 2005                                          $10,871,862
     March 31, 2006                                             $10,871,862
     June 30, 2006                                              $10,871,882

          (iii) On each Quarterly Payment Date set forth below, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term D Loans in an amount equal to the amount set forth below opposite the applicable Quarterly Payment Date (all such amounts after giving effect to the prepayments thereof required to be made on the Effective Date pursuant to clause (A)(x) of Section 3.01(b)(iv)):

                                                            Amount of Required
     Period                                                  Principal Payment
     ------                                                 ------------------
     June 30, 2006                                              $19,124,839
     September 30, 2006                                         $24,020,461
     December 29, 2006                                          $24,020,461

          (iv) On each Quarterly Payment Date set forth below, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term E Loans in an amount equal to the amount set forth below opposite the applicable Quarterly Payment Date (all such amounts after giving effect to the prepayments thereof required to be made on the Effective Date pursuant to clause (A)(x) of Section 3.01(b)(iv)):

                                                            Amount of Required
     Period                                                  Principal Payment
     ------                                                 ------------------
     June 30, 2004                                              $ 3,300,378
     September 30, 2004                                         $ 4,465,602
     December 31, 2004                                          $ 4,465,602
     March 31, 2005                                             $ 4,465,602
     June 30, 2005                                              $ 4,465,602


          (v) On each Quarterly Payment Date set forth below, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term F Loans in an amount equal to the amount set forth below opposite the applicable Quarterly Payment Date:

                                                            Amount of Required
     Period                                                  Principal Payment
     ------                                                 ------------------
     June 30, 2004                                              $ 3,898,799
     September 30, 2004                                         $ 5,275,300
     December 31, 2004                                          $ 5,275,300
     March 31, 2005                                             $ 5,275,300
     June 30, 2005                                              $ 5,275,301

     3.02 Payments.

     (a) Manner and Time of Payment. All payments of principal of and interest on the Loans and Reimbursement Obligations and other Obligations (including, without limitation, fees and expenses) which are payable to the Agents, the Lenders or any Issuing Bank shall be made without condition or reservation of right, in immediately available funds, delivered to the Funding Agent (or, in the case of Reimbursement Obligations, to the pertinent Issuing Bank) not later than 1:00 p.m. (New York time) on the date and at the place due, to such account of the Funding Agent (or such Issuing Bank) as it may designate, for the account of the Agents, the Lenders or such Issuing Bank, as the case may be; and funds received by the Funding Agent, including, without limitation, funds in respect of any Revolving Loans or Term Loans to be made on that date, not later than 1:00 p.m. (New York time) on any given Business Day shall be credited against payment to be made that day and funds received by the Funding Agent after that time shall be deemed to have been paid on the next succeeding Business Day.

     (b) Apportionment of Payments.

          (i) Subject to the provisions of Sections 3.02(b)(iii) and (v), all payments of principal and interest in respect of outstanding Swing Loans and Revolving Loans, all payments in respect of Reimbursement Obligations, as applicable, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders and Issuing Banks as are entitled thereto as provided herein. All such payments and any other amounts received by the Funding Agent from or for the benefit of the Borrower shall be applied to the Borrower's Obligations as follows: first to pay principal of and interest on any portion of any outstanding Swing Loans, second to pay principal of and interest on any portion of the Revolving Loans which the Funding Agent may have advanced on behalf of any Lender other than Scotiabank for which the Funding Agent has not then been reimbursed by such Lender or the Borrower, third, to pay principal of and interest on any Protective Advance for which the Collateral Agent has not then been paid by the Borrower or reimbursed by the Lenders, fourth, to pay principal of and interest on all Revolving Loans which are Base Rate Loans constituting Non Pro Rata Loans, fifth, to pay all other Obligations then due and payable other than Base Rate Loans constituting Cure Loans, sixth, to pay principal of and interest on Base Rate Loans constituting Cure Loans, and seventh, as the Borrower so designates. Unless otherwise designated by the Borrower, all principal payments in respect of Loans shall be applied to the outstanding Loans, first, to repay outstanding Base Rate Loans, and then to repay outstanding LIBO Rate Loans with those LIBO Rate Loans which have earlier expiring LIBO Rate Interest Periods being repaid prior to those which have later expiring LIBO Rate Interest Periods.

          (ii) Subject to the provisions of Sections 3.01(b)(iv) and 3.02(b)(iii) and (v), all payments of principal of outstanding Term Loans shall be applied as follows: (A) voluntary prepayments of Term Loans shall
     (I) be applied pro rata to all Term Loans of the Lenders of such type of Term Loans as designated by the Borrower in writing and (II) reduce the remaining scheduled amortization of such type of Terms Loans pro rata among the then remaining scheduled amortizations of such Loans and (B) mandatory payments of Term Loans shall (I) be applied pro rata among all then outstanding Term Loans and (II) reduce the remaining scheduled amortization payments of such Term Loans pro rata among all the outstanding Term Loans.

          (iii) After the occurrence of an Event of Default and while the same is continuing, the Funding Agent may, and at the direction of the Requisite Lenders shall, apply all payments in respect of any Obligations of the Borrower against, and the Collateral Agent may, and at the direction of the Requisite Lenders shall, transfer to the Funding Agent all proceeds of Collateral of the Borrower for application to, the Obligations of the Borrower in the following order:

          (A) first, to pay principal or interest on any portion of the Swing Loans of the Borrower;

          (B) second, to pay principal of and interest on any portion of the Revolving Loans of the Borrower which the Funding Agent may have advanced on behalf of any Lender other than Scotiabank for which the Funding Agent has not then been reimbursed by such Lender or the Borrower;

          (C) third, to pay principal of and interest on any Protective Advance for which the Collateral Agent has not then been paid by the Borrower or reimbursed by the Lenders;

          (D)   fourth,   to  pay   Obligations   in  respect  of  any   expense
          reimbursements or indemnities of the Borrower then due to the Agents;

          (E) fifth, to pay Obligations in respect of any expense reimbursements or indemnities of the Borrower then due to the Lenders and the Issuing Banks;

          (F) sixth, to pay interest and fees due in respect of Loans of the Borrower to the extent not already paid pursuant to clause (B) of this
          Section 3.02(b)(iii);

          (G) seventh, to pay or prepay (or, to the extent such Obligations are contingent, to deposit into the Cash Collateral Account pursuant to
          Section  11.02(b)) (1) principal  outstanding on the Revolving  Loans,
          (2) principal outstanding on the Term Loans, (3) the Reimbursement Obligations of the Borrower and all other Letter of Credit Obligations of the Borrower, (4) Hedging Obligations of the Borrower to which any of the Lenders or any Affiliate of any of the Lenders is a party and
          (5) Obligations in respect of cash management services provided to any Loan Party by any of the Lenders or any Affiliate of the Lenders; and

          (H) eighth, to the ratable payment of all other Obligations of the Borrower;

     provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses (A) through (H), the available funds being applied with respect to any such Obligations (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of each Agent's, each Lender's or each Issuing Bank's interest in the aggregate outstanding Obligations described in such clauses.

          The order of application of funds set forth in this Section 3.02(b)(iii) and the related provisions of this Agreement are set forth solely to determine the application of funds among the Agents, the Lenders, the Issuing Banks and other Holders as among themselves. The order of priority set forth in clauses (A) through (H) of this Section 3.02(b)(iii) may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Holder which is not a Lender or Issuing Bank, or any other Person; provided that the priority listed in any of clauses (E) through (H) may not be changed with respect to clauses (A) through (D) and provided, further that the order of priority set forth in clauses (A) through (D) of this Section 3.02(b)(iii) may be changed only with the prior written consent of the Agents.

          (iv) The Funding Agent, in its sole discretion, subject only to the terms of this Section 3.02(b)(iv), may pay from the proceeds of Revolving Loans (which Loans have not been requested by the Borrower pursuant to a Notice of Borrowing) made to the Borrower hereunder, whether made following a request by the Borrower pursuant to Section 2.01 or 2.02 or a deemed request as provided in this Section 3.02(b)(iv), all amounts then due and payable by the Borrower hereunder, including, without limitation, amounts payable with respect to payments of principal, interest, Reimbursement Obligations and fees and all reimbursements for expenses pursuant to
     Section 13.02. The Borrower hereby irrevocably authorizes the Revolving Credit Lenders to make Revolving Loans, which Revolving Loans shall be Base Rate Loans, in each case, upon notice from the Funding Agent as described in the following sentence for the purpose of paying principal, interest, Reimbursement Obligations and fees due from the Borrower, reimbursing expenses pursuant to Section 13.02 and paying any and all other amounts due and payable by the Borrower hereunder or under the Notes, and agrees that all such Revolving Loans so made shall be deemed to have been requested by it pursuant to Section 2.01 or 2.02 as of the date of the aforementioned notice. The Funding Agent shall request Revolving Loans on behalf of the Borrower as described in the preceding sentence by notifying the Revolving Credit Lenders by telex, telecopy, telegram or other similar form of transmission (which notice the Funding Agent shall thereafter promptly transmit to the Borrower), of the amount and Funding Date of the proposed Borrowing and that such Borrowing is being requested on the Borrower's behalf pursuant to this Section 3.02(b)(iv). On the proposed Funding Date, the Revolving Credit Lenders shall make the requested Loans in accordance with the procedures and subject to the conditions specified in Section 2.01 or 2.02 (irrespective of the satisfaction of the conditions described in Section 5.02 or the requirement to deliver a Notice of Borrowing in Section 2.01(b), which conditions and requirement, for the purposes of the payment of Revolving Loans at the request of the Funding Agent as described in the preceding sentence, the Revolving Credit Lenders irrevocably waive).

          (v) Subject to Section 3.02(b)(vi), the Funding Agent shall promptly distribute to each Revolving Credit Lender and Issuing Bank at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance by which it became a Revolving Credit Lender or Issuing Bank, or at such other address as a Revolving Credit Lender, an Issuing Bank or other Holder may request in writing, such funds as such Person may be entitled to receive, subject to the provisions of
     Article XII; provided that the Funding Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Holder and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

          (vi) In the event that any Revolving Credit Lender fails to fund its Pro Rata Share of any Revolving Loan requested by the Borrower which such Revolving Credit Lender is obligated to fund under the terms of this Agreement

     (the Pro Rata Share of each other Revolving Credit Lender of such Revolving Loan funded by each other Revolving Credit Lender being hereinafter referred to as a "Non Pro Rata Loan"), excluding any such Revolving Credit Lender who has delivered to the Funding Agent written notice that one or more of the conditions precedent contained in Section 5.02 will not on the date of such request be satisfied and until such conditions are satisfied, until the earlier of such Revolving Credit Lender's cure of such failure and the termination of the Commitments, the proceeds of all amounts thereafter repaid to the Funding Agent by the Borrower and otherwise required to be applied to such Revolving Credit Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Funding Agent on behalf of such Revolving Credit Lender to cure, in full or in part, such failure by such Revolving Credit Lender, but shall nevertheless be deemed to have been paid to such Revolving Credit Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

          (A) the foregoing provisions of this Section 3.02(b)(vi) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Revolving Credit Loans pursuant to Section 4.01(c);

          (B) a Revolving Credit Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Revolving Loan at such time as an amount equal to such Revolving Credit Lender's original Pro Rata Share of the requested principal portion of such Revolving Loan is fully funded to the Borrower, whether made by such Revolving Credit Lender itself or by operation of the terms of this Section 3.02(b)(vi), and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

          (C) amounts advanced to the Borrower to cure, in full or in part, any such Revolving Credit Lender's failure to fund its Pro Rata Share of any Revolving Loan ("Cure Loans") shall bear interest at the Base Rate in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans; and

          (D) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 3.02, would be applied to the outstanding Base Rate Loans shall be applied in accordance with the terms of the second sentence of Section 3.02(b)(i).

     (c) Payments on Non-Business Days. Whenever any payment to be made by the Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day, and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

     3.03 Taxes.

          (a) Payment of Taxes. Any and all payments by the Borrower hereunder or under any Note or other document evidencing any Obligations (other than Obligations referred to in clause (a) of the definition thereof) shall be made, in accordance with Section 3.02, free and clear of and without reduction for any and all taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, each Issuing Bank and each of the Agents, taxes imposed on such Lender's, Issuing Bank's or Agent's income, capital, profits or gains and franchise taxes imposed on such Lender, Issuing Bank or Agent by (i) the United States, except certain withholding taxes contemplated pursuant to Section 3.03(d)(ii)(C), (ii) the Governmental Authority of the jurisdiction in which such Lender's Applicable Lending Office is located or any political subdivision thereof or (iii) the Governmental Authority in which such Person is organized, managed and controlled or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender, any Issuing Bank or either of the Agents,
(x) the sum payable to such Lender or such Agent shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this
Section 3.03) such Lender, such Issuing Bank or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Borrower shall make such withholding or deductions and (z) the Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) Indemnification. The Borrower will indemnify each Lender, each Issuing Bank and each of the Agents against, and reimburse each on demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this Section 3.03 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender, such Issuing Bank or such Agent, as the case may be, or any bank holding company parent of such Lender or Issuing Bank and any liability
(including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable. A certificate as to any additional amount payable to any Person under this Section 3.03 submitted by it to the Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender and each Issuing Bank agrees, within a reasonable time after receiving a written request from the Borrower, to provide the Borrower and the Administrative Agent with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender or such Issuing Bank may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 3.03 in respect of any payments under this Agreement or under the Notes.

          (c) Receipts. Within thirty (30) days after the date of any payment of Taxes by the Borrower, the Borrower will furnish to the Funding Agent, at its address referred to in Section 13.08, the original or a certified copy of a receipt, if any, or other documentation reasonably satisfactory to the Funding Agent, evidencing payment thereof. The Borrower shall furnish to the Funding Agent upon the request of the Funding Agent from time to time an Officer's Certificate stating that all Taxes of which it is aware are due have been paid and that no additional Taxes of which it is aware are due.

          (d) Foreign Bank Certifications.

               (i) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof (each a "Non-U.S. Lender") shall deliver to the Borrower and the Funding Agent not later than the date on which such Lender becomes a Lender, (A) a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of the appropriate forms prescribed by law to claim such treaty benefits or (II) under Section 1441(c)(1) as modified for purposes of Section 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form W-8 BEN or Form W-8 ECI (or any successor or substitute form or forms)) or (B) in the case of a Lender or Issuing Bank claiming exemption from United State withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest" (a "Registered Holder"), two copies of Form W-8 BEN (or any successor or substitute form or forms) and a certificate representing that such Registered Holder is not a "bank" for purposes of Section 881(c)(3) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code).

               (ii) Each Lender further agrees to deliver to the Borrower and the Funding Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Funding Agent pursuant to this Section 3.03(d) (including, but not limited to, a change in such Lender's lending office). Each certificate required to be delivered pursuant to this
          Section 3.03(d)(ii) shall certify as to one of the following:

               (A) that such Lender can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

               (B) that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to Section 3.03(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrower;

               (C) that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of June 12, 1997 or the date on which such Lender became a Lender and that it is not capable of recovering the full amount of the same from a source other than the Borrower; or

               (D) that such Lender is no longer capable of receiving payments hereunder without deduction or withholding of United States federal income tax as specified therein other than by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of June 12, 1997 or the date on which such Lender became a Lender.

               Each Lender agrees to deliver to the Borrower and the Funding Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the Borrower and the Funding Agent, unless any change in treaty, law, regulation, or official interpretation thereof which would render such form inapplicable or which would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and the Lender promptly advises the Borrower that it is not capable of receiving payments hereunder and under the Notes without any deduction or withholding of United States federal income tax.

               (iii) The Borrower shall not be required to pay any additional amount to, or to indemnify, pursuant to paragraphs (a) or (b) of this
          Section 3.03, any Non-U.S. Lender or any Issuing Bank in respect of United States Federal withholding tax to the extent imposed as a result of (A) the failure by such Non-U.S. Lender or Issuing Bank to comply with the provisions of paragraphs(d)(i) or (d)(ii) of this
          Section 3.03 or (B) a representation made pursuant to the provisions of such paragraphs (d)(i) or (d)(ii) proving to have been false or incorrect when made.

     3.04 Increased Capital. If after the date hereof any Lender or Issuing Bank determines that (a) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or banks or financial institutions generally (whether or not having the force of law), or compliance with any of the above affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank and (b) the amount of such capital is increased by or based upon (i) the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans, Letters of Credit or other advances made hereunder or the existence of any Lender's obligation to make Loans or (ii) the issuance or maintenance by any Issuing Bank of, or the existence of any Issuing Bank's obligation to issue, Letters of Credit, then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Funding Agent), the Borrower shall pay to the Funding Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, additional amounts sufficient to compensate such Lender or Issuing Bank or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error. Such Lender or Issuing Bank shall notify the Borrower of any event referred to in clause (a) of this Section within 180 days of obtaining actual knowledge of such event.

     3.05 Promise to Repay; Evidence of Indebtedness.

          (a) Promise to Repay.

               (i) The Borrower hereby agrees to pay when due the principal amount of each Revolving Loan which is made to it, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and any Revolving Loan Note evidencing such Revolving Loan, and, upon the request of a Revolving Credit Lender, the Borrower shall execute and deliver to such Revolving Credit Lender such promissory notes as are necessary to evidence the Revolving Loans owing to such Revolving Credit Lender after giving effect to any assignment thereof pursuant to Section 13.01, all substantially in the form of Exhibit A-1 (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Revolving Loan Notes"; and "Revolving Loan Note" means any one of the Revolving Loan Notes).

               (ii) The Borrower hereby agrees to pay when due the principal amount of each Term Loan, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and any Term Note owing to the Lender that is the obligee under such Term Loan, and, upon the request of such Lender, the Borrower shall execute and deliver to such Lender such Term Notes as are necessary to evidence the Term Loans owing to such Lender after giving effect to any assignment thereof pursuant to Section 13.01.

               (iii) The Borrower hereby agrees to pay when due the principal amount of each Swing Loan which is made to it, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the promissory note evidencing the Swing Loans owing to the Swing Bank, and, upon the request of the Swing Bank, the Borrower shall execute and deliver to the Swing Bank such promissory note as is necessary to evidence the Swing Loans owing to the Swing Bank, substantially in the form of Exhibit A-2 (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Swing Loan Notes"; and "Swing Loan Note" means any one of the Swing Loan Notes).

          (b) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "Loan Account") evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

          (c) Control Account. The Register maintained by the Funding Agent pursuant to Section 13.01(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded
(i) the date and amount of each Borrowing made hereunder, the type of Loan comprising such Borrowing and any LIBO Rate Interest Period applicable thereto,
(ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes and (iv) the amount of any sum received by the Funding Agent from the Borrower hereunder and each Lender's share thereof.

          (d) Entries Binding. The Funding Agent will render and deliver a statement of the Register monthly to the Borrower and each Lender. All entries on any such statement shall, fifteen (15) days after the same is sent, be presumed to be correct and shall constitute prima facie evidence of the information contained in such statement. Each of the Borrower and the Lenders shall have the express right to rebut such presumption by conclusively demonstrating the existence of an error on the part of the Funding Agent.

     3.06 Deposit Accounts.

          (a) Each Credit Party shall maintain lockbox accounts (the "Lockbox Accounts") in the name of the Collateral Agent with the Lockbox Banks of such Credit Party and shall, promptly upon receipt thereof, deposit in its respective Lockbox Accounts, all monies that constitute checks, notes, drafts or funds received by such Credit Party in the ordinary course of business or otherwise and that constitute proceeds of Collateral. Any amounts which are required to be paid to the Funding Agent hereunder which are not proceeds of Collateral shall be paid directly to the Funding Agent and not deposited in a Lockbox Account.

          (b) Funds on deposit in a Lockbox Account of the Borrower on each Business Day shall be transferred to the Concentration Account of such Credit Party in accordance with the terms of the Lockbox Agreements and shall be transferred from the Concentration Account of such Credit Party either (i) if no Triggering Event has occurred and is continuing, as the Borrower may direct in writing or (ii) after the occurrence and during the continuance of a Triggering Event, to the Funding Agent to be applied to the Obligations in accordance with
Section 3.02(b). Each such Credit Party hereby grants to the Collateral Agent a security interests in the Concentration Account of such Credit Party and all funds from time to time deposited therein, including without limitation, all overnight investments.

          (c) Each such Credit Party agrees to pay to the Collateral Agent any and all reasonable fees, costs and expenses which the Collateral Agent incurs in connection with opening and maintaining the Lockbox Accounts, the Concentration Accounts or any other similar payment collection mechanism for the Borrower and depositing for collection any check or item of payment received by and/or delivered to the Lockbox Banks or the Collateral Agent on account of the Obligations of such Credit Party. The Borrower agrees to reimburse the Collateral Agent for any amounts paid to any Lockbox Bank arising out of any required indemnification by the Collateral Agent of such Lockbox Bank against damages incurred by the Lockbox Bank in the operation of a Lockbox Account for such Credit Party.


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

     3.07 Replacement of Lender. If (i) the Borrower becomes obligated to pay additional amounts to any Lender pursuant to Section 3.03, 3.04 or 4.01(f) (other than with respect to a LIBO Rate Reserve Requirement) as a result of any condition described in such Sections which is not generally applicable to all Lenders, then, unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts, within fifteen (15) days of being on notification of such condition, (ii) a Lender refuses in writing to give its written consent to any amendment which requires the consent of all Lenders which amendment has received the written consent of at least the Requisite Lenders pursuant to clause (ii) of the second sentence of Section 13.07 or (iii) a Lender invokes the provisions of Section 4.02(e), in each case, the Borrower may designate another bank which is reasonably acceptable to the Administrative Agent (such bank being herein called a "Replacement Lender") to purchase for cash all of the Notes of such Lender and all of such Lender's rights hereunder, without recourse to or warranty (other than title) by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Notes payable to such Lender plus any accrued but unpaid interest on such Notes and accrued but unpaid commitment and other fees, expense reimbursements and indemnities in respect of that Lender's Commitments. Such Lender shall consummate such sale in accordance with such terms (and, if such Lender is an Issuing Bank, such other terms as may be necessary to compensate fully such Lender) within a reasonable time not exceeding sixty (60) days from the date the Borrower designated a Replacement Lender, and thereupon such Lender shall no longer be a party hereto or have any obligations or rights hereunder (except rights which, pursuant to the provisions of this Agreement, survive the termination of this Agreement and the repayment of the Notes), and the Replacement Lender shall succeed to such obligations and rights.

                                   ARTICLE IV

                                INTEREST AND FEES

     4.01 Interest on the Loans and other Obligations.

          (a) Rate of Interest. All Loans and the outstanding principal balance of all other Obligations (other than those referred to in clause (a) of the definition thereof) shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 4.01(d), as follows:

               (i) If a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate, as in effect from time to time as interest accrues plus (B) the Applicable Margin in effect from time to time; and

               (ii) If a LIBO Rate Loan, at a rate per annum equal to the sum of
          (A) the LIBO Rate determined for the applicable LIBO Rate Interest Period plus (B) the Applicable Margin in effect from time to time during such LIBO Rate Interest Period.

Subject to Section 4.01(c)(i), the applicable basis for determining the rate of interest on the Loans shall be selected at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by the Borrower to the Funding Agent; provided, however, that the Borrower may not select the LIBO Rate as the applicable basis for determining the rate of interest on such a Loan if at the time of such selection an Event of Default or a Potential Event of Default would occur or


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

has occurred and is continuing. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Funding Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.

          (b) Interest Payments.

               (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on each Quarterly Payment Date, commencing on the first such day following the making of such Base Rate Loan, (B) upon the prepayment thereof in full or in part when made in connection with a prepayment of the Term Loans or a permanent reduction in the Commitments and (C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan.

               (ii) Interest accrued on each LIBO Rate Loan shall be payable in arrears (A) on each LIBO Rate Interest Payment Date applicable to such Loan, (B) upon the payment or prepayment thereof in full or in part and (C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such LIBO Rate Loan.

               (iii) Interest accrued on the principal balance of all other Obligations shall be payable in arrears (A) on each Quarterly Payment Date, commencing on the first such day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

          (c) Conversion or Continuation.

               (i) The Borrower shall have the option (A) to convert at any time all or any part of outstanding Base Rate Loans to LIBO Rate Loans; or
          (B) to continue all or any part of outstanding LIBO Rate Loans, in accordance with the terms of Section 4.01(a), having LIBO Rate Interest Periods which expire on the same date as LIBO Rate Loans, and the succeeding LIBO Rate Interest Period of such continued Loans shall commence on such expiration date; provided, however, that (I) no portion of any outstanding Loan may be continued as (and shall be immediately converted into a Base Rate Loan), or be converted into, a LIBO Rate Loan if (x) such continuation or conversion would violate any of the provisions of Section 4.02 or (y) an Event of Default or a Potential Event of Default would occur or has occurred and is continuing and (II) if the option set forth in clause (B) of this
          Section is not exercised, in accordance with the terms of Section 4.01(c)(ii), in respect of a LIBO Rate Loan, such LIBO Rate Loan shall convert automatically into a Base Rate Loan on the final date of the applicable LIBO Rate Interest Period.

               (ii) To convert or continue a Loan under Section 4.01(c)(i), the Borrower shall deliver a Notice of Conversion/Continuation to the Funding Agent no later than 11:00 a.m. (New York time) at least three
          (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the proposed conversion or


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

          continuation date (which shall be a Business Day), (B) the principal amount of the Loan to be converted or continued, (C) whether such Loan shall be converted and/or continued and (D) in the case of a conversion to, or continuation of, a LIBO Rate Loan, the requested
          LIBO  Rate  Interest  Period.  In  lieu  of  delivering  a  Notice  of
          Conversion/Continuation, the Borrower may give the Funding Agent telephonic notice of any proposed conversion or continuation by the time required under this Section 4.01(c)(ii), and such notice shall be confirmed in writing delivered to the Funding Agent promptly (but in no event later than 5:00 p.m. (New York time) on the same day).
          Promptly after receipt of a Notice of Conversion/Continuation under this Section 4.01(c)(ii) (or telephonic notice in lieu thereof), the Funding Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed conversion or continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) shall be irrevocable, and the Borrower shall be bound to convert or continue in accordance therewith.

          (d) Default Interest. Notwithstanding the rates of interest specified in Section 4.01(a) or elsewhere in this Agreement, effective immediately upon
(i) the occurrence of an Event of Default described in Section 11.01(a) or (ii) the occurrence of any other Event of Default and notice from the Requisite Lenders of the effectiveness of this Section 4.01(d), and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Base Rate Loans, and the principal balance of all other Obligations (other than LIBO Rate Loans), shall bear interest at a rate which is two percent (2%) per annum in excess of the Base Rate plus the Applicable Margin, and the principal balance of all LIBO Rate Loans shall bear interest at a rate which is two percent (2%) per annum in excess of the LIBO Rate plus the Applicable Margin.

          (e) Computation of Interest. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days or, in the case of Base Rate Loans calculated by reference to clause (a) of the definition of "Base Rate", a year of 365 or 366 days, as the case may be. In computing interest on any Loan, the date of the making of the Loan or the first day of a LIBO Rate Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a LIBO Rate Interest Period, as the case may be, shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on such Loan.

          (f) Changes; Legal Restrictions. If after the date hereof any Lender or Issuing Bank determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or over banks or financial institutions generally (whether or not having the force of law), compliance with which:

               (i) does or will subject a Lender or an Issuing Bank (or its Applicable Lending Office or LIBO Rate Affiliate) to charges (other than Taxes or other taxes) of any kind which such Lender or Issuing Bank reasonably determines to be applicable to the Commitments of the Lenders and/or the Issuing Banks to make LIBO Rate Loans or issue and/or participate in Letters of Credit or change the basis of taxation of payments to that Lender or Issuing Bank

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

          of principal, fees, interest, or any other amount payable hereunder with respect to LIBO Rate Loans or Letters of Credit; or

               (ii) does or will impose, modify, or hold applicable, in the determination of a Lender or an Issuing Bank, any reserve (including the actual imposition of any LIBO Rate Reserve Requirement), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or an Issuing Bank or any Applicable Lending Office or LIBO Rate Affiliate of that Lender or Issuing Bank;

and the result of any of the foregoing is to increase the cost to that Lender or Issuing Bank of making, renewing or maintaining the Loans or its Commitments or issuing or participating in the Letters of Credit or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Funding Agent), the Borrower shall immediately pay to the Funding Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, such amount or amounts as may be necessary to compensate such Lender or Issuing Bank or its LIBO Rate Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error. If such increased costs are incurred as a result of a Lender's or Issuing Bank's selection of a particular Applicable Lending Office, such Lender or Issuing Bank shall take reasonable efforts to make, fund and maintain its Loans and to make, fund and maintain its obligations under the Letters of Credit through another Applicable Lending Office of such Lender or Issuing Bank in another jurisdiction, if the making, funding or maintaining of such Loans or obligations in respect of Letters of Credit through such other office of such Lender or Issuing Bank does not, in the judgment of such Lender or Issuing Bank, otherwise materially adversely affect such Lender or Issuing Bank or such Loans or obligations in respect of Letters of Credit of such Lender or Issuing Bank.

     4.02 Special Provisions Governing LIBO Rate Loans. With respect to LIBO Rate Loans:

          (a) Amount of LIBO Rate Loans. Each LIBO Rate Loan shall be for a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount.

          (b) Determination of LIBO Rate Interest Period. By giving notice as set forth in Section 2.01(b) (with respect to any Borrowing of LIBO Rate Loans) or Section 4.01(c) (with respect to a conversion into or continuation of LIBO Rate Loans), the Borrower shall have the option, subject to the other provisions of this Section 4.02, to select an interest period (each, a "LIBO Rate Interest Period") to apply to the Loans described in such notice, subject to the following provisions:

               (i) The Borrower may only select, as to a particular Borrowing of LIBO Rate Loans, a LIBO Rate Interest Period of either one (1), two
          (2), three (3) or six (6) months in duration;


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

               (ii) In the case of immediately successive LIBO Rate Interest Periods applicable to a Borrowing of LIBO Rate Loans, each successive LIBO Rate Interest Period shall commence on the day on which the next preceding LIBO Rate Interest Period expires;

               (iii) If any LIBO Rate Interest Period would otherwise expire on a day which is not a Business Day, such LIBO Rate Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the LIBO Rate Interest Period shall expire on the immediately preceding Business Day;

               (iv) The Borrower may not select a LIBO Rate Interest Period as to any Loan if such LIBO Rate Interest Period terminates later than the Commitment Termination Date;

               (v) The Borrower may not select a LIBO Rate Interest Period with respect to any portion of principal of a Loan which extends beyond a date on which such Borrower is required to make a scheduled payment of such portion of principal; and

               (vi) There shall be no more than twenty (20) LIBO Rate Interest Periods in effect at any one time.

          (c) Determination of Interest Rate. As soon as practicable on the second Business Day prior to the first day of each LIBO Rate Interest Period (the "LIBO Rate Interest Rate Determination Date"), the Funding Agent shall determine (pursuant to the procedures set forth in the definition of "LIBO Rate") the interest rate which shall apply to the LIBO Rate Loans for which an interest rate is then being determined for the applicable LIBO Rate Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Lender. The Funding Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrower.

          (d) Interest Rate Unascertainable, Inadequate or Unfair. In the event that at least one (1) Business Day before the LIBO Rate Interest Rate Determination Date:

               (i) the Funding Agent is advised by any Reference Bank that deposits in Dollars (in the applicable amounts) are not being offered by such Reference Bank in the London interbank market for such LIBO Rate Interest Period;

               (ii) the Agents determine that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the LIBO Rate then being determined is to be fixed; or

               (iii) the Requisite Lenders advise the Funding Agent that the LIBO Rate for LIBO Rate Loans comprising such Borrowing will not adequately reflect the cost to such Requisite Lenders of obtaining funds in Dollars in the London interbank market in the amount substantially equal to such Lenders'


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

          LIBO Rate Loans in Dollars and for a period equal to such LIBO Rate Interest Period;

then the Funding Agent shall forthwith give notice thereof to the Borrower, whereupon (until the Funding Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist) the right of the Borrower to elect to have Loans bear interest based upon the LIBO Rate shall be suspended and each outstanding LIBO Rate Loan shall be converted into a Base Rate Loan on the last day of the then current LIBO Rate Interest Period therefor, notwithstanding any prior election by the Borrower to the contrary.

          (e) Illegality.

               (i) If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any LIBO Rate Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrower and the Funding Agent, and the Funding Agent shall promptly transmit the notice to each other Lender.

               (ii) When notice is given by a Lender under  Section  4.02(e)(i),
          (A) the Borrower's right to request from any Lender and each Lender's obligation, if any, to make LIBO Rate Loans shall be immediately suspended, and each Lender shall make a Base Rate Loan as part of any requested Borrowing of LIBO Rate Loans and (B) if LIBO Rate Loans are then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's prior written notice to the Funding Agent and the Lenders, convert each Loan into a Base Rate Loan.

               (iii) If at any time after a Lender gives notice under Section 4.02(e)(i) such Lender determines that it may lawfully make LIBO Rate Loans, such Lender shall promptly give notice of that determination, in writing, to the Borrower and the Funding Agent, and the Funding Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make LIBO Rate Loans shall thereupon be restored.

          (f) Compensation. In addition to all amounts required to be paid by the Borrower pursuant to Section 4.01, the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's LIBO Rate Loans to the Borrower but excluding any loss of Applicable Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a Borrowing, conversion into or continuation of LIBO Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation, as the case may be, given by the Borrower or in a telephonic request by it for borrowing or conversion/continuation or a successive LIBO Rate Interest Period does not commence after


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

notice therefor is given pursuant to Section 4.01(c), including, without limitation, pursuant to Section 4.02(d), (ii) if for any reason any LIBO Rate Loan is prepaid (including, without limitation, mandatorily pursuant to Section 3.01(b)) on a date which is not the last day of the applicable LIBO Rate Interest Period, (iii) as a consequence of a required conversion of a LIBO Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 4.02(d) or (iv) as a consequence of any failure by the Borrower to repay LIBO Rate Loans when required by the terms of this Agreement. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

          (g) Booking of LIBO Rate Loans. Any Lender may make, carry or transfer LIBO Rate Loans at, to, or for the account of, its LIBO Rate Lending Office or LIBO Rate Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under Section 3.03, 3.04, 4.01(f) or 4.02(f) as a result of the transfer of any such LIBO Rate Loan to any office (other than such LIBO Rate Lending Office) or any Affiliate (other than such LIBO Rate Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and
(ii) such claim would have arisen even if such transfer had not occurred.

          (h) Affiliates Not Obligated. No LIBO Rate Affiliate or other Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation under this Agreement.

     4.03 Fees.

          (a) Agents' Fees. The Borrower shall pay to the Agents, solely for the account of the Agents, the fees set forth in (i) the letter from Citicorp and its Affiliate, Salomon Smith Barney Inc., addressed to the Borrower dated February 28, 2002, as amended, and (ii) the letter from Scotiabank addressed to the Borrower, dated February 28, 2002, as amended, in each case, payable in accordance with the terms of such letters.

          (b) Amendment Fee. The Borrower shall pay an amendment fee, payable on the Effective Date, to (a) the Lenders that have Existing Term Loans on a pro rata basis in an amount equal to 0.25% of the sum of the Existing Term Loans outstanding immediately prior to the Effective Date and (b) the Existing Revolving Credit Lenders that have "Commitments" under the Existing Credit Agreement immediately prior to the Effective Date (but after giving effect to the consummation of the Pre-Effective Date Assignments) on a pro rata basis in the aggregate amount of $412,500.

          (c) Letter of Credit Fee. In addition to any charges paid  pursuant to
Section 2.03(g), the Borrower shall pay to the Funding Agent, for the account of the Lenders entitled thereto, based on their respective Pro Rata Shares, a fee accruing at a per annum rate equal to the then Applicable Margin for LIBO Rate Loans that are Revolving Loans less one-eighth of one percent (0.125%) on the undrawn face amount of each outstanding Letter of Credit for the period of time such Letter of Credit is outstanding, payable on each Quarterly Payment Date, in arrears (the "Letter of Credit Fees"); provided, however, that upon: (i) the occurrence of an Event of Default described in Section 11.1(a) or (ii) the occurrence of any other Event of Default and notice from the Requisite Lenders of the effectiveness of Section 4.01(d), and for so long


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

thereafter as such Event of Default shall be continuing, the rate at which the Letter of Credit Fees shall accrue and be payable shall be equal to the then Applicable Margin for LIBO Rate Loans that are Revolving Loans less one-eighth of one percent (0.125%) plus two percent (2%) per annum.

          (d) Unused Commitment Fee. The Borrower shall pay to the Funding Agent, for the account of the Revolving Credit Lenders, in accordance with their respective Pro Rata Shares, a fee (the "Unused Commitment Fee"), accruing at the rate of one-half of one percent (0.50%) per annum on the amount from time to time by which the Commitments exceed the sum of (i) the outstanding principal amount of the Revolving Loans, plus (ii) the outstanding Reimbursement Obligations, plus (iii) the aggregate undrawn face amount of all outstanding Letters of Credit, for the period commencing on the Effective Date and ending on the Revolving Loan Commitment Termination Date, such portion of the fee being payable quarterly, in arrears, commencing with the first Quarterly Payment Date following the Effective Date. Notwithstanding the foregoing, in the event that any Revolving Credit Lender fails to fund its Pro Rata Share of any Loan requested by the Borrower which such Revolving Credit Lender is obligated to fund under the terms of this Agreement, (I) such Revolving Credit Lender shall not be entitled to any Unused Commitment Fees with respect to its Commitment until such failure has been cured in accordance with Section 3.02(b)(vi)(B) and
(II) until such time, the Unused Commitment Fee shall accrue in favor of the Revolving Credit Lenders which have funded their respective Pro Rata Shares of such requested Revolving Loan, shall be allocated among such performing Revolving Credit Lenders ratably based upon their relative Commitments, and shall be calculated based upon the average amount by which the aggregate applicable Commitments of such performing Revolving Credit Lenders exceeds the sum of (1) the outstanding principal amount of the Revolving Loans owing to such performing Revolving Credit Lenders, plus (2) the outstanding Reimbursement Obligations owing to such performing Revolving Credit Lenders, plus (3) the aggregate participation interests of such performing Revolving Credit Lenders arising pursuant to Section 2.03(e) with respect to undrawn and outstanding Letters of Credit.

          (e) Calculation and Payment of Fees. All of the above fees payable on a per annum percentage basis shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All such fees shall be payable in addition to, and not in lieu of, interest, compensation, expense reimbursements, indemnification and other Obligations. Fees shall be payable to the Funding Agent at its office in New York, New York in immediately available funds. All fees shall be fully earned and nonrefundable when paid. All fees specified or referred to in this Agreement due to either of the Agents, any Issuing Bank or any Lender, including, without limitation, those referred to in this Section 4.03, shall bear interest, if not paid when due, at the interest rate for Base Rate Loans in accordance with Section 4.01(d), shall constitute Obligations and shall be secured by all of the Collateral.

                                   ARTICLE V

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

     5.01 Conditions Precedent to the Effectiveness of this Agreement. This Agreement shall become effective on the date (the "Effective Date") that the following conditions precedent have been satisfied (unless waived by the Requisite Lenders or unless the deadline for delivery has been extended by the Administrative Agent):

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

          (a) Documents. The Administrative Agent shall have received on or before the Effective Date.

               (i) this Agreement executed by the Borrower, the Agents, the Requisite Lenders, each Revolving Credit Lender, each Term E Lender and each Term F Lender in form and substance reasonably satisfactory to the Revolving Credit Lenders and the Initial Required Lenders and, for the account of each Lender requesting the same, a Note or Notes of the Borrower conforming to the requirements set forth herein;

               (ii) the Senior Secured Note Intercreditor Agreement, in form and substance reasonably satisfactory to the Initial Required Lenders, executed by the Collateral Agent and the trustee under the Senior Secured Note Indenture and acknowledged by the Borrower;

               (iii) the Security Agreement, duly executed by the Borrower and each Loan Party, in form and substance reasonably satisfactory to the Initial Required Lenders, together with:

               (A) evidence satisfactory to the Agents that the Collateral Agent (for the benefit of the Secured Parties) has a valid and perfected, first-priority security interest in the Collateral (subject to other Liens permitted under Section 9.03), including
               (x) such documents duly executed by each Loan Party as the Collateral Agent may request with respect to the perfection of its security interests in the Collateral (including financing statements under the UCC, patent, trademark and copyright security agreements suitable for filing with the Patent and Trademark Office or the Copyright Office, as the case may be, and other applicable documents under the laws of any jurisdiction have been or will be appropriately filed with respect to the perfection of Liens created by the Security Agreement), (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those which shall be terminated or authorized to be terminated on the Effective Date and (z) the payment, before or immediately after the Effective Date, of all filing and recording fees and taxes;

               (B) share certificates representing all of certificated Pledged Stock (as defined in the Security Agreement) being pledged pursuant to such Security Agreement and stock powers for such share certificates executed in blank; and

               (C) all instruments representing Pledged Notes (as defined in the Security Agreement) being pledged pursuant to such Security Agreement duly endorsed in favor of the Collateral Agent or in blank;

               (iv) the Foamex International Guaranty, in form and substance reasonably satisfactory to the Initial Required Lenders, duly executed by Foamex International;


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

               (v) the Guaranty, in form and substance reasonably satisfactory to the Initial Required Lenders, duly executed by each of FMXI and the Subsidiary Guarantors;

               (vi) a favorable opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Loan Parties, in substantially the form of
          Exhibit I;

               (vii)  a  copy  of  each  Transaction   Document  not  previously
          delivered to the Administrative Agent certified as being complete and correct by a senior officer of the Borrower;

               (viii) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;

               (ix) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and
          (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to the immediately preceding clause;

               (x) a certificate of the chief financial officer of the Borrower, stating that the Borrower is Solvent after giving effect to the Term E Loans, the Term F Loans and the Revolving Loans made on the Effective Date, and Letters of Credit, if any, the application of the proceeds thereof in accordance with Section 2.01(d) and the payment of all estimated legal, accounting and other fees related hereto and thereto;

               (xi) a certificate of a senior officer of the Borrower to the effect that (A) the conditions set forth in Section 5.02(a) and (b) has been satisfied and (B) no litigation not listed on Schedule 6.01-J shall have been commenced against any Loan Party or any of its Subsidiaries which if adversely determined would have a Material Adverse Effect;

               (xii) evidence satisfactory to the Collateral Agent that the insurance policies required by Section 8.05 and by any other Loan Document are in full force and effect, together with endorsements naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured and/or loss payee under all insurance policies to be maintained with respect to the properties of the Borrower and its Subsidiaries; and

               (xiii) such other certificates, documents, and agreements with respect to any Loan Party as either of the Agents, any Requisite
          Lender, any Revolving Credit Lender, any Term E Lender or any Term F Lender may reasonably request.

          (b) Consents. All governmental and third-party consents and approvals necessary in connection with the Transactions and the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Initial Required Lenders) and shall remain in effect, and all applicable governmental filings have been made and all applicable waiting periods shall have expired without in either case any action being taken by any competent authority.

          (c) Transactions; Senior Secured Notes.

               (i) All documentation relating to the Transactions shall have been completed in form and substance satisfactory to the Initial Required Lenders.

               (ii) The Borrower shall have received at least $196,000,000 in gross proceeds (before underwriting discounts) from the issuance of the Senior Secured Notes and such proceeds shall have been applied as a mandatory prepayment of the Term Loans to the extent required by
          Section 3.01(b)(iv).

               (iii) The "Revolving Loans" (as defined in the Existing Credit Agreement) shall have been paid in full concurrently with the initial Borrowing of Revolving Loans under this Agreement, including all accrued and unpaid interest, and all accrued and unpaid unused commitment fees, letter of credit fees and other fees and expenses payable in respect of the "Commitments" (as defined in the Existing Credit Agreement).

               (iv) The Foamex Carpet Note shall have been paid in full with the proceeds of the Term E Loans and the proceeds of such repayment shall have been applied to repay in full all of the obligations under the Foam Funding Credit Agreement. The Foamex Carpet Note and the Foam Funding Credit Agreement shall have been terminated on terms satisfactory to the Agents and the Liens securing the obligations of Foam Funding under the Foam Funding Credit Agreement and the guaranties that guaranty such obligations shall be released and terminated on terms satisfactory to the Agents.

               (v) The Foamex Carpet Credit Agreement shall have been terminated on the terms satisfactory to the Agents and the Liens securing the obligations of Foamex Carpet under the Foamex Carpet Credit Agreement and the Foamex Carpet Note shall have been released.

               (vi) The Liens, including the pledge by Foamex International and FMXI of the Borrower's partnership interests to the Collateral Agent securing the obligations of Foamex International and FMXI under their respective guaranties of the obligations of Foamex Carpet under the Foamex Carpet Credit Agreement shall have been released and such guaranties and the Existing Intercreditor Agreement and the New GFI Intercreditor Agreement (as defined in the Foamex Carpet Credit Agreement) each terminated on terms satisfactory to the Agents.


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

               (vii) The Initial Required Lenders shall be reasonably satisfied with the structure contemplated for the Transactions, including the corporate and capital structure of Foamex International and its Subsidiaries, before and after giving effect to the Transactions, and all legal and tax aspects relating thereto.

          (d) No Legal Impediments. There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in or before any Governmental Authority that (a) could reasonably be expected to have a Material Adverse Effect or, except as disclosed in Schedule 6.01-J, if adversely determined, could reasonably be expected to have a Material Adverse Effect or
(b) restrains, prevents or imposes or can reasonably be expected to impose materially adverse conditions upon the Transactions, or the transactions contemplated hereby and no law or regulation shall be applicable in the judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the Transactions or the transactions contemplated hereby.

          (e) No Change in Condition. No change in the condition (financial or otherwise), business, performance, properties, assets, operations or prospects of the Borrower or Foamex Carpet individually, or the Borrower and its Subsidiaries, taken as a whole, shall have occurred since September 30, 2001, which change, in the judgment of the Lenders, will have or is reasonably likely to have a Material Adverse Effect.

          (f) No Default. After giving effect to this Agreement, no Event of Default or Potential Event of Default shall have occurred and be continuing.

          (g) Representations and Warranties. All of the representations and warranties contained in Section 6.01 of this Agreement and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date.

          (h) Fees and Expenses. All fees and expenses (including reasonable fees and expenses of counsel) required to be paid by the Loan Parties to the Agents, Solomon Smith Barney Inc., Scotia Capital and the Lenders on or before the Effective Date shall have been paid.

          (i) Financial Statements. The Lenders shall have received and be satisfied with (i) a pro forma estimated balance sheet of the Borrower and its Subsidiaries at February 28, 2002 giving effect to the Transactions and the transactions contemplated hereby and by the other Loan Documents, (ii) interim unaudited monthly and estimated interim unaudited quarterly financial statements of the Borrower and its Subsidiaries through the Fiscal Month ending January 31, 2002 and the Fiscal Quarter ending December 31, 2001, respectively, and (iii) the Borrower's business plan prepared by the Borrower's management, which shall include a financial forecast on a quarterly basis for the first 12 months following the January 1, 2002 and on an annual basis thereafter through the year of the latest maturity date for any of the Term Loans.

          (j) Intercompany Agreements. The consummation of the Transactions shall not result in (a) FCC being prohibited from using the plant owned by Foam Funding located in Pico Rivera, California, whether pursuant to the lease agreement between FCC and Foam Funding, as existing on the Effective Date, or otherwise or (b) any termination of any agreement among any of Foamex International, the Borrower, FCC and Foam Funding that could reasonably be expected to have a Material Adverse Change.


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

     5.02 Conditions Precedent to All Loans and Letters of Credit. The obligation of each Lender to make any Loan and of the Swing Bank to make any Swing Loan, requested to be made by it on the Effective Date or any date after the Effective Date and the agreement of each Issuing Bank to issue any Letter of Credit on the Effective Date or any date after the Effective Date is subject to the following conditions precedent as of each such date:

          (a) Representations and Warranties. As of such date, both before and after giving effect to the Loans to be made or the Letter of Credit to be issued on such date, all of the representations and warranties of the Borrower, the Borrower's Subsidiaries and the Managing General Partner contained in Section
6.01 and in any other Loan Document (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects.

          (b) No Defaults. No Event of Default shall have occurred and be continuing or would result from the making of the requested Loan or issuance of the requested Letter of Credit.

          (c) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received from any Lender or Issuing Bank notice that, in the judgment of such Lender or Issuing Bank, litigation is pending or threatened which is likely to enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, (i) such Lender's making of the requested Loan or participation in the requested Letter of Credit, (ii) the Swing Bank's making of the requested Swing Loan or (iii) such Issuing Bank's issuance of the requested Letter of Credit.

          (d) No Material Adverse Effect. No change in the condition (financial or otherwise), business, performance, properties, assets, operations or prospects of the Borrower, individually, or the Borrower and its Subsidiaries, taken as a whole, shall have occurred since September 30, 2001, which has had or is reasonably likely to have a Material Adverse Effect.

Each submission by the Borrower to the Funding Agent of a Notice of Borrowing with respect to a Loan or a Notice of Conversion/Continuation with respect to any Loan (excluding any automatic conversion to Base Rate Loans pursuant to the proviso at the end of Section 4.01(c)) and each acceptance by the Borrower of the proceeds of each Loan made, converted or continued hereunder, each submission by the Borrower to an Issuing Bank of a request for issuance of a Letter of Credit and the issuance of such Letter of Credit, shall constitute a representation and warranty by the Borrower and, in the case of a submission by the Borrower, the Managing General Partner, individually, and as the managing general partner of the Borrower, as of the Funding Date in respect of such Revolving Loan or Swing Loan, the date of conversion or continuation and the date of issuance of such Letter of Credit, that all the conditions contained in this Section 5.02 have been satisfied or waived in accordance with Section 13.07.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     6.01 Representations and Warranties of the Borrower. In order to induce the Lenders and the Issuing Banks to enter into this Agreement and to make and/or maintain the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit described herein, the Borrower, individually, and FMXI, individually and as the Managing General Partner,


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

as the case may be, hereby represents and warrants to each Lender, each Issuing Bank and the Agents as of the Effective Date and as of each date thereafter on which such representations and warranties shall be made or deemed to be made that the following statements are true, correct and complete:

          (a) Organization; Partnership Powers; Corporate Powers.

               (i) The Borrower (A) is a limited partnership duly formed and organized, validly existing and in good standing under the laws of the State of Delaware and is a valid limited partnership under RULPA, (B) is duly qualified to operate as a foreign limited partnership and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect and (C) has all requisite partnership power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted pursuant to the Business Plan of the Borrower in connection with and following the consummation of the transactions contemplated by this Agreement and the Transactions.

               (ii) The Managing General Partner is the Person who has executed this Agreement and the other Loan Documents executed on the Effective Date to which the Borrower is a party on behalf of the Borrower. After the Effective Date, the Managing General Partner will execute any other Loan Documents to which the Borrower is a party on behalf of the Borrower. The Managing General Partner is the managing general partner of the Borrower and the Managing General Partner has full authority to execute alone, and on behalf of the Borrower, the Loan Documents.

               (iii) The Managing General Partner (A) is a corporation duly formed and organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect and (C) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement and the other Loan Documents to which it is a party.

               (iv) Each of the Subsidiaries of the Borrower (A) other than the Foreign Subsidiaries is a corporation or, in the case of any such Subsidiary that is a limited liability company, a limited liability company, duly formed and organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business as a foreign corporation or, in the case of any such Subsidiary that is a limited liability company, a foreign limited liability company, and is in good standing under the laws of each jurisdiction in which the failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect and (C) has all requisite corporate power or, in the case of any such Subsidiary that is a limited liability company, limited liability company authority and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement and the other Loan Documents to which it is party.

               (v) The performance of the Partnership Agreement by the Managing General Partner and the Borrower are within their respective corporate powers or partnership powers, as the case may be, have each been duly authorized by all necessary corporate power or partnership power, as the case may be, and do not contravene any Requirement of Law applicable to such Person.

               (vi) The Managing General Partner does not conduct any business other than the business of acting as the managing general partner of the Borrower and owning Equity Interests in the Borrower.

          (b) Authority.

               (i) The Managing General Partner and each Subsidiary of the Borrower party to a Loan Document has the requisite corporate power, or, in the case of any such Subsidiary that is a limited liability company (or any other limited liability company), limited liability company power, and authority to execute, deliver and perform each of the Loan Documents to which it is a party.

               (ii) The Borrower has the requisite partnership power and authority to execute, deliver and perform each of the Loan Documents to which it is a party.

               (iii) The execution, delivery and performance as the case may be, of each of the Loan Documents which have been executed and to which the Borrower and/or the Managing General Partner or any Subsidiary of the Borrower is party and the consummation of the transactions contemplated thereby, have been duly approved by the Managing General Partner (on behalf of the Borrower), the board of directors of the Managing General Partner and each such Subsidiary and the shareholders of such Subsidiary, as the case may be, and such approvals have not been rescinded, revoked or modified in any manner. No other partnership action or proceedings on the part of the Borrower or other corporate or shareholder action or proceedings on the part of the
          Managing General Partner or its Subsidiaries are necessary to consummate such transactions.

               (iv) Each of the Loan Documents to which the Borrower or the Managing General Partner or any Subsidiary of the Borrower is a party has been duly executed, or delivered, on behalf of the Borrower or the Managing General Partner or such Subsidiary, as the case may be, and constitutes its legal, valid and binding obligation, enforceable against such Person in accordance with its terms, is in full force and effect and all parties thereto have performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Effective Date, and, as of the Effective Date, no default (or event that with the passing of time or giving of notice or both would constitute an event of default) or breach of any covenant by any such party exists thereunder.

          (c) Subsidiaries; Ownership of Equity Interests. Schedule 6.01-C (i) contains a diagram indicating the partnership and/or corporate structure of the Borrower and its Subsidiaries, and any other Person which the Borrower or any of its Subsidiaries holds an Equity Interest and each direct and indirect parent of the Managing General Partner and each Limited Partner as of the Effective Date; and (ii) accurately sets forth as of the Effective Date (A) the correct legal name and the jurisdiction of organization of the Persons listed on such Schedule and (B) the authorized, issued and outstanding shares of each class of Equity Interests in the Borrower and its Subsidiaries and the record and, to the knowledge of the Borrower and the Managing General Partner, beneficial owner, of such Equity Interests. As of the Effective Date, none of the partnership interests of the Borrower (to the Borrower's and the Managing General Partner's best knowledge in respect of such interests constituting limited partnership interests) is subject to any vesting, redemption or repurchase agreement, and, to the Borrower's and the Managing General Partner's best knowledge as of the Effective Date, there are no warrants or options outstanding with respect to such Equity Interests, except in each case as contemplated in the Transaction Documents. The outstanding Equity Interests in each of the Borrower's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and do not constitute Margin Stock.

          (d) No Conflict. The execution, delivery and performance of each of the Loan Documents to which the Borrower, any of its Subsidiaries or the Managing General Partner is a party do not and will not (i) conflict with the Constituent Documents of the Borrower, any such Subsidiary, the Managing General Partner or, to the best knowledge of the Borrower and the Managing General Partner, any other Person listed on Schedule 6.01-C, (ii) to the Borrower's or the Managing General Partner's best knowledge, constitute a tortious interference with any Contractual Obligation of any Person (other than a Lender), (iii) except as set forth on Schedule 6.01-D, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under (A) any Transaction Document, (B) any Requirement of Law (including, without limitation, any requirement under RULPA in order for the Borrower to remain a valid limited partnership under RULPA) or (C) any other Contractual Obligation of the Borrower, any such Subsidiary, the Managing
General Partner or, to the best knowledge of the Borrower or the Managing General Partner, any other Person listed on Schedule 6.01-C, or require termination of any Contractual Obligation, the consequences of which violation, breach, default or termination, will have or is reasonably likely to have a Material Adverse Effect or may subject any of the Agents, any of the Lenders or any of the Issuing Banks to any liability, (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Borrower or any such Subsidiary, other than Liens contemplated by the Loan Documents, or (v) require any approval of the Borrower's, any such Subsidiary's or, to the Borrower's or the Managing General Partner's best knowledge, the Managing General Partner's direct or indirect Equity Interest holders (which has not been obtained).

          (e) Governmental Consents. Except as set forth on Schedule 6.01-E, the execution, delivery and performance of each of the Loan Documents to which the Borrower, any of its Subsidiaries or the Managing General Partner is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except (i) filings, consents or notices which have been made, obtained or given, or, in a timely manner, will be made, obtained or given, and registrations with, filings, approvals and consents required under the Securities Act, the Securities Exchange Act and state securities and "Blue Sky" laws in connection with the transactions contemplated by the Loan Documents, (ii) filings necessary to create or perfect security interests in the Collateral and (iii) routine corporate and partnership filings to maintain good standing in each state in which the Borrower and its Subsidiaries conducts its business.

          (f) Governmental Regulation. None of the Borrower, any of its Subsidiaries or the Managing General Partner is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, each as amended, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated in the Loan Documents.

          (g) Financial Position. All financial projections and related materials and documents delivered to the Administrative Agent pursuant to this Agreement are based upon facts and assumptions that the Managing General Partner and the Borrower believe to be reasonable in light of the then current and foreseeable business conditions. All monthly, quarterly and annual financial statements of the Borrower and any of its Subsidiaries delivered to the Administrative Agent were prepared in conformity with GAAP and fairly present the financial position of the Borrower or the consolidated and consolidating financial position of the Borrower and such Subsidiaries, as the case may be, as at the respective dates thereof and the results of operations and changes in financial position for each of the periods covered thereby, subject, in the case of unaudited interim financials, to changes resulting from the audit and normal year-end adjustments and, with respect to all financial statements delivered prior to the Effective Date, such statements were in conformity with GAAP as interpreted by the Borrower at such time (it being understood that actual results may differ from the projections). As of the date of delivery, none of the Borrower or any of its Subsidiaries has any Accommodation Obligation,
contingent liability or liability for any Taxes, long-term leases or commitments, not reflected in any of its audited financial statements delivered to the Administrative Agent pursuant to this Agreement or otherwise disclosed to the Administrative Agent and the Lenders in writing, which will have or is reasonably likely to have a Material Adverse Effect.

          (h) Intercompany Agreement. As of the Effective Date, the consummation of the Transactions will not result in (a) FCC being prohibited from using the plant owned by Foam Funding located in Pico Rivera, California, whether pursuant to the lease agreement between FCC and Foam Funding, as existing on the Effective Date, or otherwise or (b) any termination of any agreement among any of Foamex International, the Borrower, FCC and Foam Funding that could reasonably be expected to have a Material Adverse Effect.

          (i) Business Plan. The Business Plan of the Borrower and its Subsidiaries most recently delivered to the Administrative Agent after the Effective Date pursuant to Section 7.01(f) represents the Managing General Partner's and the Borrower's reasonable and good-faith plan and estimate as of the date of delivery to the Administrative Agent of the Borrower's future business and financial activities for the periods set forth therein. Such Business Plan has been based on facts and on assumptions that the Managing General Partner and the Borrower believe to be reasonable in light of the then current and foreseeable business conditions.

          (j) Litigation; Adverse Effects. Except as set forth in Schedule 6.01-J, there is no action, suit, proceeding, investigation or arbitration or series of related actions, suits, proceedings, investigations or arbitrations before or by any Governmental Authority or private arbitrator pending or, to the knowledge of the Borrower, any of its Subsidiaries or the Managing General Partner, threatened against the Borrower or any such Subsidiaries or any Property of any of them (i) challenging the validity or the enforceability of any of the Transaction Documents or (ii) which will or is reasonably likely to result in any Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is (A) in violation of any applicable Requirements of Law which violation will have or is reasonably likely to have a Material Adverse Effect or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or is reasonably likely to have a Material Adverse Effect.

          (k) No Material Adverse Change. Since September 30, 2001, there has occurred no event which has had or is reasonably likely to have a Material Adverse Effect.

          (l) Payment of Taxes. Except as set forth on Schedule 6.01-L, all tax returns and reports of the Borrower and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective Property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid prior to any penalty being imposed unless the terms of Section 8.04 permit non-payment thereof. The Borrower has no knowledge of any proposed tax assessment against the Borrower or any of its Subsidiaries that will have or is reasonably likely to have a Material Adverse Effect.

          (m) Partnership Tax Status. The Borrower, since its organization, has been treated as a partnership within the meaning of Section 761(a) of the Internal Revenue Code for Federal income tax purposes and has not been and is not an entity subject to Federal or state income tax (other than state income taxes generally imposed on partnerships). Neither the Managing General Partner nor the Borrower has any knowledge of any inquiry or investigation by any Person (including, without limitation, the IRS) as to whether or not the Borrower is, or any claim or assertion by any Person (including, without limitation, the IRS) that the Borrower is not, a partnership for Federal or state income tax purposes or an entity subject to Federal or state income taxes (other than state income taxes generally imposed on partnerships).

          (n) Performance. Except as set forth on Schedule 6.01-N hereto, none of the Borrower, any of its Subsidiaries or the Managing General Partner has received notice or has actual knowledge that it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to the Borrower or such Subsidiaries, except where such default or defaults, if any, will not have or is not reasonably likely to have a Material Adverse Effect.

          (o) Disclosure. The representations and warranties of each of the Borrower, its Subsidiaries and the Managing General Partner contained in the Loan Documents and the Preliminary Confidential Offering Circular, dated March 6, 2002, in connection with the offering of the Senior Secured Notes to which it is a party and all certificates and other documents delivered to the Administrative Agent pursuant to the terms thereof did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which and the time at which they were made, not misleading. Neither the Borrower nor the Managing General Partner has intentionally withheld any fact from the Administrative Agent, the Issuing Banks or the Lenders in regard to any matter which will have or is reasonably likely to have a Material Adverse Effect.

          (p) Requirements of Law. Except as otherwise stated in Schedules 6.01-J and 6.01-Q, and with respect to environmental and related violations of law concerning the Borrower's Morristown, Tennessee facility, the Borrower and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect.

          (q) Environmental Matters.

               (i) Except as disclosed on Schedule 6.01-Q, to the knowledge of the Borrower and the Borrower's employees, consultants or agents:

               (A) the operations of the Borrower and its Subsidiaries comply in all material respects with all applicable Environmental, Health or Safety Requirements of Law;

               (B) the Borrower and its Subsidiaries have obtained or have taken appropriate steps, as required by Environmental Health or Safety Requirements of Law, to obtain all environmental, health and safety Permits necessary for their respective operations, and all such Permits are in good standing and each of the Borrower and its Subsidiaries are currently in material compliance with all terms and conditions of such Permits;

               (C) none of the Borrower and its Subsidiaries or any of their respective present or past Property or operations is subject to or the subject of any investigation respecting (I) any violation of any Environmental, Health or Safety Requirements of Law or
               (II) any Remedial Action or has received any notice of any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment;

               (D) none of the operations of the Borrower or its Subsidiaries is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or a liability under any Environmental, Health or Safety Requirement of Law;

               (E) none of the Borrower and its Subsidiaries:

                         (I) has  experienced  any Release of a  Contaminant  in
                    amounts sufficient to require reporting under any applicable Requirement of Law without having submitted the required report;

                         (II) has  treated,  stored or  disposed  of a hazardous
                    waste on-site, as that term is defined under 40 C.F.R. Part 261 or any state equivalent except in compliance with applicable Requirements of Law; or

                         (III) has reported any material violation of any applicable Environmental, Health or Safety Requirement of Law which has not been corrected;

               (F) none of the Borrower's and its Subsidiaries' present or past Property is listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action and the Borrower is unaware of any conditions on such Property which if known to a Governmental Authority, would qualify such Property for inclusion on any such list;

               (G) none of the Borrower and its Subsidiaries has sent or directly arranged for the transport of any waste to any site listed on the NPL or proposed for listing on the NPL or to a site included on the CERCLIS list, or any similar state list;

               (H)  there  is not  now,  nor has  there  ever  been on or in the
               Property:

                         (I) any generation,  treatment,  recycling,  storage or
                    disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent except in compliance with applicable Requirements of Law;

                         (II) any landfill, waste pile, underground storage tank
                    or surface impoundment except in compliance with applicable Requirements of Law;

                         (III)  any   asbestos-containing   material  except  in
                    compliance with applicable Requirements of Law; or

                         (IV) a Release of any  polychlorinated  biphenyls (PCB)
                    used in hydraulic oils, electrical transformers or other Equipment in amounts sufficient to require reporting under any applicable Requirements of Law;

               (I) none of the Borrower and its Subsidiaries has received any notice or Claim to the effect that any of such Persons is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment;

               (J) there have been no Releases of any Contaminants in reportable or significant quantities to the environment from any Property;

               (K) none of the Borrower and its Subsidiaries has any known contingent liability in connection with any Release or threatened Release of any Contaminants into the environment;

               (L) no Environmental Lien has attached to any Property of the Borrower or its Subsidiaries; and

               (M) none of the Borrower and its Subsidiaries has entered into any agreements with any Person relating to any Remedial Action or environmentally related Claim.

               (ii) The Borrower and its Subsidiaries are conducting and will continue to conduct their respective businesses and operations in an environmentally responsible manner, and the Borrower and such Subsidiaries, taken as a whole, have not been, and have no reason to believe that they shall be, subject to Liabilities and Costs arising out of or relating to environmental, health or safety matters that have or will result in cash expenditures by the Borrower and such Subsidiaries in excess of $10,000,000 (excluding matters described in item V of Schedule 6.01-Q with respect to the Borrower's facility in Morristown, Tennessee), in the aggregate for any calendar year ending after December 31, 2000.

          (r) ERISA. None of Borrower, its Subsidiaries or any ERISA Affiliate currently maintains or contributes to any Benefit Plan, Multiemployer Plan or Foreign Pension Plan other than those listed on Schedule 6.01-R hereto. Except as disclosed in Schedule 6.01-R hereto, each Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect has been determined by the IRS to be so qualified. Except as disclosed in
Schedule 6.01-R, none of the Borrower or any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(l) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law. The Borrower, its Subsidiaries and the ERISA Affiliates are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA and the Internal Revenue Code with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in
Section 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. Except as set forth on Schedule 6.01-R, none of the Borrower or any ERISA Affiliates nor, to the knowledge of the Borrower, any fiduciary of any Plan (a) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (b) has taken or failed to take any action which would constitute or result in a Termination Event. None of the Borrower or any ERISA Affiliate is subject to any liability under Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA. None of the Borrower or any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the
Administrative Agent is complete and accurate. Since the date of the latest Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Except as set forth on Schedule 6.01-R, none of the Borrower or any ERISA Affiliate has
(a) failed to make a required contribution or payment to a Multiemployer Plan or
(b) made a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan. None of the Borrower or any such ERISA Affiliate has failed to make a required installment or any other required payment under
Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. None of the Borrower or any such ERISA Affiliate is required to provide security to a Benefit Plan under Section

401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on
Schedule 6.01-R, none of the Borrower or its Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. The Borrower has given or made available to the Administrative Agent copies of all of the following: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence as of the Effective Date and the most recent summary plan description, actuarial report, determination letter issued by the IRS and Form 5500 filed in respect of each such Benefit Plan in existence; a listing of all of the Multiemployer Plans currently contributed to by the Borrower or any ERISA Affiliate with the aggregate amount of the most recent annual contributions required to be made by the Borrower and each ERISA Affiliate to each such Multiemployer Plan, any information which has been provided to the Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made; each employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees of the Borrower or any of such ERISA Affiliates after termination of employment other than as required by Section 601 of ERISA, the most recent summary plan description for such plan and the aggregate amount of the most recent annual payments made to terminated employees under each such plan.

          (s) Foreign Employee Benefit Matters. Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan. Except as set forth on Schedule 6.01-S, the aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan does not exceed the current Fair Market Value of the assets held in the trust or other funding vehicle, if any, for such Plan. With respect to any Foreign Employee Benefit Plan maintained or contributed to by the Borrower or any of its Subsidiaries (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Plans does not exceed the current Fair Market Value of the assets held in the trust or other funding vehicle, if any, for such Plan. To the best knowledge of the Borrower and its Subsidiaries, there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against the Borrower or any such Subsidiaries or with respect to any Foreign Employee Benefit Plan.

          (t) Labor Matters. Schedule 6.01-T accurately sets forth all labor contracts to which the Borrower or any of its Subsidiaries is a party on the Effective Date and the expiration date of each such contract. There are no strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which the Borrower or any of such Subsidiaries is a party which have or is reasonably likely to have a Material Adverse Effect.

          (u) Securities Activities. None of the Borrower or any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (v) Solvency. After giving effect to this Agreement, the Loans made or requested hereunder and the disbursement of the proceeds of any such Loans made or requested pursuant to the Borrower's instructions, the Borrower and each of the other Loan Parties is Solvent.

          (w) Patents, Trademarks, Permits, Etc.; Government Approvals.

               (i) The Borrower and its Subsidiaries own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their businesses as currently conducted which are material to their condition (financial or otherwise), operations, performance and prospects, taken as a whole. Except as set forth on Schedule 6.01-W, no claims are pending or, to the best of the Borrower's knowledge following diligent inquiry, threatened that the Borrower or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with respect to such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes, except for such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Borrower or any of its Subsidiaries which has or is reasonably likely to have a Material Adverse Effect.

               (ii) The  consummation  of the  transactions  contemplated by the
          Transaction Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how or processes by the Borrower and each of its Subsidiaries in any manner which has or is reasonably likely to have a Material Adverse Effect.

          (x) Assets and Properties. The Borrower and each of its Subsidiaries has good and marketable (or indefeasible as to Texas real property) title (other than with respect to (x) Liens securing the Obligations, (y) Liens permitted under Section 9.03 and (z) Liens on assets of the Foreign Subsidiaries) to all the Collateral and all of its other assets and Property (tangible and intangible) owned by it, except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets, and all such assets and Property are free and clear of all Liens other than (i) Liens securing the Obligations, (ii) Liens permitted under Section 9.03 and (iii) Liens on assets of the Foreign Subsidiaries. Substantially all of the assets and Property owned by, leased to or used by the Borrower and/or each such Subsidiary are in adequate operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and are able to serve the function for which they are currently being used, except in each case where the failure of such asset to meet such requirements would not have or is not reasonably likely to have a Material Adverse Effect. None of this Agreement, any other Transaction Document or any transaction contemplated under any such agreement, will affect any right, title or interest of the Borrower or such Subsidiary in and to any of such assets in a manner that would have or is reasonably likely to have a Material Adverse Effect.

          (y) Insurance. Schedule 6.01-Y accurately sets forth as of the Effective Date all insurance policies and programs currently in effect with respect to the respective Property and assets and business of the Borrower and its Subsidiaries, specifying for each such policy and program (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof and (vi) the annual premium with respect thereto. Such insurance policies and programs are in amounts sufficient to cover the replacement value of the respective Property and assets of the Borrower and such Subsidiaries subject to customary deductibles.

          (z) Transaction with Affiliates. Schedule 6.01-Z lists each and every existing agreement and arrangement as of the Effective Date that (i) the Borrower has entered into with the Managing General Partner, any Limited Partner or any Affiliate of the Borrower, the Managing General Partner or Limited Partner or (ii) the Managing General Partner or Limited Partner or any Affiliate of the Borrower, the Managing General Partner or Limited Partner is subject to or has entered into with respect to any of the Borrower's Properties, including, in the case of each of clauses (i) and (ii) above, any management or similar agreement. The Administrative Agent has been provided a true, accurate and complete copy of each existing written agreement or arrangement set forth on
Schedule 6.01-Z and a true, accurate and complete description of each existing or proposed agreement or arrangement set forth in Schedule 6.01-Z that is not in writing.

          (aa) Foamex 9 7/8% Subordinated Notes and Foamex 13 1/2% Subordinated Notes. The subordination provisions of the Foamex 9 7/8% Subordinated Note Indenture and the Foamex 13 1/2% Subordinated Note Indenture are enforceable against the holders of the Foamex 9 7/8% Subordinated Notes and the Foamex 13 1/2% Subordinated Notes, respectively.

          (bb) Senior Indebtedness. Each of the parties hereto acknowledges that
(i) the Obligations (other than obligations in connection with cash management services provided by any Lender or an Affiliate of a Lender to any Loan Party) constitute "Obligations" owing under the "New Credit Facility" and the "Credit Facility" (as each such term is defined in the Foamex 9 7/8% Subordinated Note Indenture and the Foamex 13 1/2% Subordinated Note Indenture, respectively) and
(ii) the Obligations constitute (A) "Credit Agreement Obligations" under the "Credit Agreement" (as each such term is defined in the Senior Secured Note Indenture) and (B) "Senior Debt" (as defined in the Foamex 9 7/8% Subordinated
Note Indenture and the Foamex 13 1/2% Subordinated Note Indenture).

                                  ARTICLE VII

                               REPORTING COVENANTS

     The Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until all of the Obligations (other than indemnities or Obligations with respect to cash management services not yet due) are paid in full (or in the case of contingent Obligations (other than indemnities or Obligations with respect to cash management services not yet due), Cash Collateral has been deposited in the Cash Collateral Account in the full amount of such Obligations on terms satisfactory to the Lenders), unless the Requisite Lenders shall otherwise give prior written consent thereto:

     7.01 Financial Statements. The Borrower shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP, and each of the financial statements described below (except as otherwise expressly provided) shall be prepared from such system and records. The Borrower shall deliver or cause to be delivered to the Administrative Agent and the
Lenders:


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          (a) Monthly Reports.  As soon as practicable,  and in any event within forty-five (45) days after the end of each Fiscal Month in each Fiscal Year (or within sixty (60) days after the end of each Fiscal Quarter), (i) the consolidated balance sheets and results of operations of the Borrower and its Subsidiaries as at the end of such period, and the related consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Month and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Month, setting forth in each case in comparative form the corresponding figures for the corresponding calendar month of the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered pursuant to Section 7.01(f), certified by the chief financial officer of the Borrower as fairly presenting the consolidated financial position of the Borrower and such Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year-end adjustments (but excluding GAAP footnotes), (ii) a written management's discussion and analysis for such month and (iii) a projection of weekly cash receipts and disbursements for the four-week period following the date of submission of such projection in form and substance satisfactory to the Administrative Agent (it being understood that actual results may differ from the projection).

          (b) Quarterly Reports. As soon as practicable, and in any event within fifty (50) days after the end of each Fiscal Quarter (other than the last Fiscal Quarter) in each Fiscal Year, the Form 10-Q, if any, filed by the Borrower with the Securities and Exchange Commission with respect to such Fiscal Quarter.

          (c) Annual Reports. As soon as practicable, and in any event within ninety-five (95) days after the end of each Fiscal Year, (i) the Form 10-K, if any, filed by the Borrower with the Securities and Exchange Commission with respect to such Fiscal Year, (ii) the consolidated and consolidating financial statements of the Borrower and its Subsidiaries (which shall be audited with respect to consolidated financial statements by Deloitte & Touche LLP or any other independent certified public accountants) as at the end of such Fiscal Year which shall be prepared in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Deloitte & Touche LLP or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements), and which shall set forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the consolidated and consolidating financial forecast for the Fiscal Year being reported or delivered pursuant to Section 7.01(f) and (iii) an opinion on such consolidated financial statements by Deloitte & Touche LLP or such other independent certified public accountants acceptable to the Administrative Agent, which opinion shall be unqualified.

          (d) Officer's Certificate. Together with each delivery of any financial statement pursuant to Section 7.01(b) and (c), (i) an Officers' Certificate of the Borrower substantially in the form of Exhibit D attached hereto and made a part hereof, stating that the executive officers signatory thereto have reviewed the terms of the Loan Documents, and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and consolidated and consolidating (in the case of such certification for statements delivered pursuant to Section 7.01(c)) financial condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements, that such review has not disclosed the existence during or at the end of such accounting period, and that such officers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition


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

or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower or any of its Subsidiaries have taken, are taking and proposes to take with respect thereto; and (ii) a certificate substantially in the form of Exhibit E attached hereto (the "Compliance Certificate"), signed by the Borrower's chief financial officer, setting forth calculations (with such specificity as the Administrative Agent may reasonably request) for the period then ended for the Total Net Debt to EBDAIT Ratio for purposes of calculation of the Applicable Margin and which demonstrate compliance, when applicable, with the provisions of Article X.

          (e) Accountant's Statement and Privity Letter. Together with each delivery of the financial statements referred to in Section 7.01(c), a written statement of the firm of independent certified public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement as it relates to accounting matters and (ii) stating whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Potential Event of Default has come to their attention, and if such condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such condition or event that would not be disclosed in the course of their audit examination. The statement referred to above shall, at the request of the Administrative Agent, be accompanied by (x) a copy of the management letter or any similar report delivered to the Borrower or to any officer or employee thereof by such accountants in connection with such financial statements and (y) a letter in substantially the form of Exhibit F attached hereto and made a part hereof from the Borrower to such accountants informing such accountants that the Lenders are relying upon the financial statements audited by such accountants and delivered to the Administrative Agent and the Lenders pursuant to Section 7.01(c) and that a primary intent of the Borrower in having such financial statements audited is to induce the Lenders to continue to make Loans to the Borrower under this Agreement. The Administrative Agent and each Lender may, with the consent of the Borrower (which consent shall not be unreasonably withheld), communicate directly with such accountants.

          (f) Business Plans; Financial Projections. (i) No later than the last day of each Fiscal Year, (A) an annual business plan for the next Fiscal Year for each of the Borrower and its Subsidiaries, substantially in the form of the business plan heretofore delivered to the Administrative Agent and the Lenders;
(B) a consolidated and consolidating plan and financial forecast consisting of balance sheets, income statements and cash flow statements on a monthly basis for the next 12 months and on an annual basis, based upon facts and assumptions that the Managing General Partner and the Borrower believe to be reasonable in light of the then current and foreseeable business conditions, for the next two
(2) succeeding Fiscal Years of the Borrower and its Subsidiaries (it being understood that actual results may differ from the projections); and (ii) within 30 days after the Effective Date, a business plan prepared by the Borrower's management that includes a financial forecast on a monthly basis for the 12-month period beginning on the first day of the Fiscal Year ending in 2002 and on an annual basis thereafter through the 2006 Fiscal Year.

     7.02 Events of Default. Promptly upon the Borrower obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Potential Event of Default, (ii) that any Person has given any written notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred

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to in  Section  11.01(e)  or (iii) of any  condition  or event  which  has or is reasonably likely to have a Material Adverse Effect or adversely affect the value of, or the Collateral Agent's interest in, the Collateral (taken as a whole) in any material respect, the Borrower shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (A) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (B) the notice given or action taken by such Person in connection therewith and (C) what action the Borrower has taken, is taking and proposes to take with respect thereto.

     7.03 Lawsuits. (a) Promptly upon the Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any Property of the Borrower or of any such Subsidiaries not previously disclosed pursuant to Section 6.01(j), which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Borrower or any of such Subsidiaries to liability in an amount aggregating $500,000 or more (exclusive of claims covered by insurance policies of the Borrower or any of such Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), the Borrower shall give written notice thereof to the Administrative Agent and the Lenders and provide, if requested, such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and (b) in addition to the requirements set forth in clause (a) above, the Borrower upon request of the Administrative Agent or of the Requisite
Lenders shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (a) above and provide such other information as may be reasonably available to it to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

     7.04 Insurance. As soon as practicable and in any event by the last day of each Fiscal Year, the Borrower shall deliver to the Administrative Agent and the Lenders (i) a report in form and substance reasonably satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (ii) if requested by the Administrative Agent, evidence that all premiums with respect to such coverage have been paid when due.

     7.05 ERISA Notices. The Borrower shall deliver or cause to be delivered, within the time limits set forth below, to the Administrative Agent and the Lenders, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

          (a) within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

          (b) within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that a prohibited transaction (defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred with respect to any Plan, a statement of the chief financial officer of the Borrower describing such transaction and the action


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

which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

          (c) within ten (10) Business Days or such longer period as may be reasonably agreed to by the Administrative Agent after the Borrower or ERISA Affiliate receives written notice from the Administrative Agent requesting same, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

          (d) within ten (10) Business Days after the request of the Administrative Agent, copies of each actuarial report for any Benefit Plan if received by the Borrower or Multiemployer Plan and each annual report for any Multiemployer Plan;

          (e) within ten (10) Business Days after the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower or any ERISA Affiliate with respect to such request;

          (f) within ten (10) Business Days after the request of the Administrative Agent regarding the occurrence of any material increase in the benefits of any existing Benefit Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan to which the Borrower or any ERISA Affiliate was not previously contributing, notification of such increase, establishment or commencement;

          (g) within ten (10) Business Days after the Borrower or any ERISA Affiliate receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

          (h) within ten (10) Business Days after the Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure;

          (i) within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan has provided the Borrower or any ERISA Affiliate with notice of an intention to terminate a Multiemployer Plan or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan; and

          (j) within ten (10) Business Days or such longer period as may be reasonably agreed to by the Administrative Agent after the Borrower or any of its Subsidiaries or any ERISA Affiliate receives written notice from the Administrative Agent requesting the same, copies of any Foreign Employee Benefit Plan and related documents, reports and correspondence specified in such notice.

For purposes of this Section 7.05, the Borrower and any Subsidiary and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Plan of which the Borrower, any Subsidiary thereof or ERISA Affiliate is the plan sponsor. Section 7.05 shall only apply with respect to a Plan for which the Borrower or any Subsidiary or any ERISA Affiliate is an "employer" as defined in
Section 3(5) of ERISA.

     7.06 Environmental Notices.

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

          (a) The Borrower shall notify the Administrative Agent and the Lenders in writing, promptly upon the Borrower's learning thereof, of any:

               (i) notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment;

               (ii) notice that the Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment;

               (iii) notice that any Property of the Borrower or any of its Subsidiaries is subject to an Environmental Lien;

               (iv)  notice  of   violation  to  the  Borrower  or  any  of  its
          Subsidiaries  of any  Environmental,  Health or Safety  Requirement of
          Law;

               (v) condition which might reasonably constitute or result in a material violation of any Environmental, Health or Safety Requirement of Law;

               (vi) commencement or threat of any judicial or administrative proceeding alleging a material violation by the Borrower or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law;

               (vii) new or proposed changes to any existing Environmental, Health or Safety Requirement of Law that could result in a Material Adverse Effect; or

               (viii) any proposed acquisition of stock, assets, real estate, or leasing of property, or any other action by the Borrower or any of its Subsidiaries that could subject the Borrower or any of its Subsidiaries to environmental, health or safety Liabilities and Costs.

          (b) Within forty-five (45) days after the end of each Fiscal Year, the Borrower shall submit to the Administrative Agent and the Lenders a report summarizing the status of environmental, health or safety compliance, hazard or liability issues identified in notices required pursuant to Section 7.06(a), disclosed on Schedule 6.01-Q or identified in any notice or report required herein.

     7.07 Labor Matters. The Borrower shall notify the Administrative Agent and the Lenders in writing, promptly upon the Borrower's learning thereof, of (a) any material labor dispute to which the Borrower or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (b) any material liability incurred with respect to the closing of any plant or other facility of the Borrower or any of its Subsidiaries.

     7.08 Permitted Subordinated Indebtedness. Upon its receipt of any of the following, the Borrower shall deliver promptly thereafter a copy thereof to the Administrative Agent and the Lenders: (a) any notice or other communication delivered by or on behalf of the Borrower to any Person in connection with the Permitted Subordinated Indebtedness; and (b) any material notice


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

or other material communication received by the Borrower from any Person in connection with any agreement or other document relating to Permitted Subordinated Indebtedness promptly after such notice or other communication is received by the Borrower.

     7.09 Other Reports. The Borrower shall deliver or cause to be delivered to the Administrative Agent and the Lenders copies of all financial statements, reports and notices, if any, sent or made available generally by the Borrower to its Securities holders or filed with the Securities and Exchange Commission, all press releases made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any such Subsidiary and all notifications received by the Borrower or its Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder.

     7.10 Change of Control. Promptly upon, and in any event within three (3) Business Days of, the Managing General Partner or the Borrower obtaining knowledge of the occurrence or potential occurrence of a Change of Control, the Managing General Partner or the Borrower shall deliver to the Administrative Agent an Officer's Certificate specifying, with respect to such occurrence or potential occurrence of a Change of Control, (a) the cause and nature of such Change of Control and (b) the estimated date on which the Change of Control will become effective.

     7.11 Dissolution Notice. At least ninety (90) days prior to the commencement of any action by the Managing General Partner or any Limited Partner to dissolve the Borrower pursuant to the Partnership Agreement or otherwise, the Managing General Partner or the Borrower shall deliver an Officer's Certificate to the Administrative Agent specifying (a) the cause of such dissolution and (b) the date on which such dissolution will occur.

     7.12 Government Contracts. Promptly upon, and in any event within ten (10) Business Days of, any Credit Party becoming a party to a Federal, state or local government contract having a value in excess of $500,000, the Borrower shall notify the Collateral Agent of such contract and shall provide the Collateral Agent with any information related to such contract that the Collateral Agent may reasonably request.

     7.13 Other Information. Promptly upon receiving a request therefor from the Administrative Agent or from the Requisite Lenders, the Borrower shall prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Borrower, any of its Subsidiaries or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof and financial information, as from time to time may be reasonably requested by the Administrative Agent or by the Requisite Lenders.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

     The Borrower and the Managing General Partner covenant and agree that so long as any Commitments are outstanding and thereafter until all of the Obligations (other than indemnities or Obligations in respect of cash management services not yet due) are paid in full (or, in the case of contingent Obligations (other than indemnities or Obligations in respect of cash management services not yet due), cash collateral has been deposited in the Cash Collateral Account in the full amount of such Obligations on terms satisfactory to the Lenders), unless the Requisite Lenders shall otherwise give prior written consent thereto:


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

     8.01 Partnership/Corporate Existence, etc. The Managing General Partner shall cause the Borrower to, and the Borrower shall, at all times, maintain its partnership existence, and the Borrower shall cause its Subsidiaries to, and the Managing General Partner shall, at all times, maintain its corporate existence or, in the case of any such Subsidiary that is a limited liability company, limited liability company existence, and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises is not likely to have a Material Adverse Effect.

     8.02 Partnership Powers; Conduct of Business The Managing General Partner shall, and shall cause the Borrower to, and the Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except in such jurisdictions where the failure so to qualify would not cause or be likely to cause a Material Adverse Effect.

     8.03 Compliance with Laws, etc. The Managing General Partner shall, and shall cause the Borrower to, and the Borrower shall, and shall cause each of its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property, assets or operations of such Person and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing, except in the case where noncompliance with either clause (a) or (b) above is not reasonably likely to have a Material Adverse Effect.

     8.04 Payment of Taxes and Claims; Tax Consolidation. The Borrower shall pay, and cause each of its Subsidiaries to pay, (a) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, business, income or Property before any penalty accrues thereon and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 9.03) upon any of the Borrower's or such Subsidiary's Property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (a) above or claims referred to in clause (b) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. The Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (except as required by law and other than the Borrower or its Subsidiaries).

     8.05 Insurance. The Borrower shall maintain for itself and for its Subsidiaries, or shall cause each of such Subsidiaries to maintain, in full force and effect the insurance policies and programs listed on Schedule 6.01-Y or substantially similar policies and programs or other policies and programs as are reasonably acceptable to the Administrative Agent. All such policies and programs shall be maintained with insurers reasonably acceptable to the Administrative Agent. Each certificate and policy relating to coverages (other than Property in which the Collateral Agent does not have an insurable interest) shall contain an endorsement naming the Collateral Agent as an additional insured or loss payee, as applicable, under such policy. Such endorsement or an independent instrument furnished to the Collateral Agent shall provide that the insurance companies will give the Collateral Agent at least thirty (30) days' written notice before any such policy or policies of insurance shall be canceled or altered

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adversely to the interests of the  Administrative  Agent,  the Issuing Banks and
the Lenders or canceled and that no act, whether willful or negligent, or default of the Borrower, any of its Subsidiaries or any other Person shall affect the right of the Collateral Agent to recover under such policy or policies of insurance in case of loss or damage. In the event the Borrower or any such Subsidiary, at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Collateral Agent, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Collateral Agent deems advisable. All sums so disbursed by the Collateral Agent shall constitute Protective Advances hereunder and be part of the Obligations, payable as provided in this Agreement.

     8.06 Inspection of Property. The Borrower shall permit, and cause its Subsidiaries to permit, one or more authorized representatives designated by the Administrative Agent or by any Lender to visit and inspect any of the Properties of the Borrower or such Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby and by the Loan Documents (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection (a) by or on behalf of any Lender shall be at such Lender's expense and (b) by or on behalf of the Administrative Agent shall be at the Borrower's expense.

     8.07 Books and Records; Discussions. The Borrower shall keep and maintain, and cause its Subsidiaries to keep and maintain, in all material respects proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral. Such books and records shall include true and complete records of all Indebtedness of the Borrower to each Subsidiary Guarantor. Each Officer's Certificate delivered pursuant to Section 7.01(d) shall set forth in reasonable detail the amount, date of incurrence, interest rate and amortization schedule for such Indebtedness.

     8.08 Insurance and Condemnation Proceeds. The Borrower hereby directs (and, if applicable, shall cause its Subsidiaries to direct) all insurers under policies insuring any loss of Collateral and payors of any condemnation claim or award relating to the Collateral to pay all proceeds relating to Collateral and payable under such policies or with respect to such claim or award directly to the Collateral Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and in no case to the Borrower or one or more of its Subsidiaries. The Collateral Agent shall, upon receipt of such proceeds, apply the same to either the repair or replacement of such Collateral or the repayment of Loans in accordance with Section 3.01(b).

     8.09 ERISA Compliance. The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of (a) ERISA, (b) the Internal Revenue Code, (c) all other applicable laws and the regulations and interpretations thereunder and (d) the respective requirements of the governing documents for such Plans.

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     8.10 Foreign  Employee  Benefit Plan  Compliance.  The Borrower shall,  and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans.

     8.11 Maintenance of Property. The Borrower shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of the owned and leased Property of the Borrower or such Subsidiary used and necessary in the business of the Borrower or such Subsidiary in adequate, working condition and repair, ordinary wear and tear excepted, and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required; provided, however, that such Property may be altered or renovated in the ordinary course of business and disposed of in accordance with the provisions in
Section 9.02.

     8.12 Condemnation. Immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of the owned or leased real property of the Borrower or any of its Subsidiaries included in the Collateral, the Borrower shall notify the Administrative Agent of the pendency of such proceeding, and permit the Administrative Agent to participate in any such proceeding, and from time to time will deliver to the Administrative Agent all instruments reasonably requested by the Administrative Agent to permit such participation.

     8.13 Environmental Matters. The Borrower shall (a) maintain an environmental health and safety plan for all manufacturing facilities which, at a minimum, addresses measures for response to catastrophic releases of Contaminants into the environment or workplace, a copy of which plan shall be delivered to the Administrative Agent; and (b) maintain a health and safety management system, which includes a corporate environmental health and safety management structure, environmental health and safety personnel at each facility, and a periodic facility audit program directed by the corporate environmental health and safety management unit.

     8.14 Future Mortgages.

          (a) The Borrower and each Subsidiary Guarantor shall, prior to the acquisition of any fee interest or material leasehold interest in real property, notify the Collateral Agent and provide the Collateral Agent with the opportunity reasonably to request a Mortgage with respect to such interest upon its acquisition, which Mortgage shall be substantially in the form of the Mortgage attached as Exhibit H.

          (b) The Borrower or relevant Subsidiary Guarantor shall, with respect to any leasehold Mortgage, exercise good-faith, bona-fide efforts to obtain consent to such leasehold Mortgage, provided, however, that such entity shall not be required (i) to make any payments to the landlord or to incur any additional costs (other than reasonable customary costs) or (ii) to make any changes adverse to such entity with respect to such lease and provided, further, that the failure to obtain such consent and therefore the failure to provide such leasehold Mortgage shall not be a default hereunder.

          (c) Notwithstanding the foregoing clauses (a) and (b), no later than 60 days after the Effective Date, the Loan Parties shall deliver to the Collateral Agent amendments to those Mortgages and Leasehold Mortgages existing on the Effective Date that the Collateral Agent has requested be amended in connection with Transactions and as a result of the

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amendment and restatement of this  Agreement,  each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent, together with: (i) title insurance policies (or endorsements thereto) reasonably satisfactory in form and substance to the Collateral Agent; (ii) evidence that counterparts of such amendments to such Mortgages and Leasehold Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, to maintain a valid and enforceable, first-priority Lien (subject to Liens permitted under Section 9.03) on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement) or in favor of such other trustee as may be required or desired under local law; and (iii) as further requested by the Collateral Agent, an opinion of counsel in each state in which any such amendment to a Mortgage or Leasehold Mortgage will be or is recorded in form and substance and from counsel reasonably satisfactory to the Collateral Agent.

     8.15 Additional Collateral and Guaranties. To the extent not delivered to the Collateral Agent on or before the Effective Date, the Borrower agrees, and shall cause each Subsidiary Guarantor, promptly to (a) execute and deliver to the Collateral Agent such amendments to the Loan Documents as the Collateral Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), a perfected, first-priority Lien (subject to Liens permitted under Section 9.03) in the Securities and debt securities of any Subsidiary of the Borrower which are owned by the Borrower and any Subsidiary Guarantor and requested to be pledged by the Collateral Agent; provided, however, that in no event shall the Borrower or any Subsidiary Guarantor be required to (x) pledge in excess of 65% of the outstanding voting stock of any first-tier Subsidiary that is not organized under the laws of the United States or any State thereof or (y) pledge any Securities of any indirect Subsidiary that is not organized under the laws of the United States or any State thereof, (b) deliver to the Collateral Agent the certificates (if any) representing such Securities or debt securities, together with (i) in the case of such certificated Securities, undated stock powers endorsed in blank and (ii) in the case of such certificated debt securities, endorsed in blank, in each case executed and delivered by a senior officer of such Loan Party, (c) in the case of any such Subsidiary of the Borrower that is organized under the laws of the United States or any State thereof, cause such new Subsidiary (i) to become a party to the Guaranty and the applicable Loan Documents and (ii) to take such actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), a perfected security interest in the Collateral described in the Loan Documents with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Loan Documents or by law or as may be reasonably requested by the Collateral Agent and (d) if reasonably requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent. For the purposes of this Section 8.15, "voting stock" means, as to any Person, the issued and outstanding shares of each class of capital stock or other ownership interests of such Person entitled to vote (within the meaning of Treasury Regulations ss. 1.956-2(c)(2)). Notwithstanding anything in this Agreement to the contrary, no later than 60 days after the Effective Date, the Loan Parties shall provide Lockbox Agreements and Control Agreements (as each such term is defined in the Security Agreement) in connection with all "deposit accounts" (as defined in the
UCC) or Securities Accounts or Commodities Accounts (as each such term is defined in the Security Agreement), as the case may be, maintained by the Loan Parties on the Effective Date.

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

                                   ARTICLE IX

                               NEGATIVE COVENANTS

     The Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until all of the Obligations (other than indemnities or Obligations in respect of cash management services not yet due) are paid in full (or, in the case of contingent Obligations (other than indemnities or Obligations in respect of cash management services not yet due), Cash Collateral has been deposited in the Cash Collateral Account in the full amount of such Obligations on terms satisfactory to the Lenders), unless the Requisite Lenders shall otherwise give prior written consent thereto:

     9.01 Indebtedness. None of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          (a) the Obligations (but in the case of Hedging Obligations, only to the extent permitted pursuant to clause (g) below);

          (b) the Permitted Existing Indebtedness and any extensions, renewals, refundings or replacements of Permitted Existing Indebtedness, provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, and, is on terms no less favorable to such Borrower or such Subsidiary than the terms of, the Permitted Existing Indebtedness so extended, renewed, refunded or replaced;

          (c) to the extent permitted by Article X and in any event in an aggregate principal amount not to exceed $10,000,000 in any twelve (12) month period but in no event in an aggregate principal amount exceeding $15,000,000 at any time, Capital Leases and purchase money Indebtedness incurred to finance the acquisition of fixed assets, and Indebtedness incurred to refinance such Capital Leases and purchase money Indebtedness; provided, however, that for purposes of this Section 9.01(c), any Capital Leases and/or purchase money Indebtedness of any Person which becomes a Subsidiary after the Effective Date, which Capital Leases and/or purchase money Indebtedness existed at the time of such Person becoming a Subsidiary, shall be deemed to have been incurred on the date such Person became a Subsidiary;

          (d) Indebtedness  constituting  Accommodation Obligations permitted by
Section 9.05;

          (e) Permitted Subordinated Indebtedness;

          (f) intercompany Indebtedness (i) owing from the Borrower or any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor or (ii) owing by the Borrower or any Subsidiary Guarantor to a Foreign Subsidiary, but only so long as, in the case of this clause (ii), such Indebtedness is subordinated to the Obligations on terms satisfactory to the Requisite Lenders and not repayable by its terms before one (1) year after the payment in full of all Obligations and the termination in full of the Commitments;

          (g) Indebtedness in respect of Hedging Obligations (including any amendments, supplements or modifications thereto) so long as the Indebtedness thereunder receives "hedge accounting" treatment in accordance with regulations promulgated by the


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Securities and Exchange  Commission and staff  interpretations  thereof and such
Hedging Obligations were not entered into for speculative purposes;

          (h) Indebtedness in respect of the Senior Secured Notes up to an aggregate principal amount of $300,000,000; and

          (i)  Indebtedness  of a  Target  in  existence  at  the  time  of  the consummation of a Permitted Acquisition, but only if such Indebtedness was not incurred in contemplation of such acquisition and such Indebtedness is permitted to be incurred pursuant to clause (e) of the definition of "Permitted Acquisition", and any extensions, renewals, refundings or replacements of such Indebtedness, provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable, to the Borrower and its Subsidiaries than the terms of, the Indebtedness so extended, renewed, refunded or replaced.

     9.02 Sales of Assets. None of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) shall sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

          (a) (i) sales of inventory, (ii) the licensing of intellectual property or (iii) the sale of services, in each case in the ordinary course of business; provided that sales of inventory to Foreign Subsidiaries shall only be permitted if made on an arm's-length basis in the ordinary course of business on customary trade terms and so long as the aggregate amount of receivables created in connection with such sales shall not exceed at any time 20% of the sum of (x) the consolidated Receivables of the Borrower and its Subsidiaries plus (y) the Receivables of all Foreign Subsidiaries owing to a Credit Party at such time;

          (b) sales of assets outside of the ordinary course of business not in excess of $5,000,000 in a single transaction or series of related transactions, nor in excess of $10,000,000 in the aggregate in any Fiscal Year (except as contemplated in clauses (e) and (j) below);

          (c) contributions of assets made by any Credit Party to a Foreign Subsidiary either directly or through another Credit Party to a Foreign Subsidiary to the extent permitted pursuant to Section 9.04(d);

          (d) the sublease of office space made by the Borrower at 375 Park Avenue, New York, New York and the lease or sublease by the Borrower and its Subsidiaries of Real Property to other Persons (but only to the extent such lease or sublease is not prohibited by Section 9.08);

          (e) the sale or lease of assets comprising the Borrower's plant at LaPorte, Indiana;

          (f) the license by the Borrower of its patented surface modification technology to JPS Automotive L.P. and the lease of certain equipment not in excess of a net book value of $500,000 to JPS Automotive L.P. associated with the use of such license;

          (g) leases or subleases of Property set forth on Schedule 9.02(g) hereto;

          (h) leases or subleases of Property which in the aggregate do not provide for rental payments in excess of $1,000,000 per Fiscal Year;

          (i) a sublease of the Borrower's facility leasehold located at 75 East Union Avenue, East Rutherford, New Jersey;

          (j) leases, subleases, sales or other dispositions of Property resulting from the Transformation Plan;

          (k) sales, assignments, transfers, leases or other dispositions of assets to the Borrower or any Subsidiary Guarantor; and

          (l) transfers or other dispositions of intellectual property permitted by Section 4.8 of the Security Agreement;

provided that (A) no sales or other dispositions (other than (x) sales or other dispositions of obsolete or used Equipment and assets sold or contributed to Foreign Subsidiaries pursuant to clause (c) above, (y) transfers or other dispositions of intellectual property pursuant to clause (l) above or (z) sales or other dispositions of assets pursuant to clause (k) above) shall be permitted if they are to be made for less than 90% of net book value of such properties or assets and (B) any Net Cash Proceeds of Sale in respect of such sales or other dispositions shall be remitted to the Funding Agent and applied to the repayment of the Loans in accordance with Section 3.01(b).

     9.03 Liens. None of the Managing General Partner, the Borrower or any of the Borrower's Subsidiaries (other than Foreign Subsidiaries) shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective Property or assets except:

          (a) Liens created by the Loan Documents;

          (b) Permitted Existing Liens;

          (c) Customary Permitted Liens;

          (d) purchase money Liens (including the interest of a lessor under a Capital Lease and Liens to which any Property is subject at the time of the Borrower's or any of its Subsidiaries purchase thereof) securing Indebtedness of the Borrower or its Subsidiaries permitted under Section 9.01(c);

          (e) Liens securing Indebtedness in respect of the Senior Secured Notes permitted under Section 9.01(h), subject to the terms of the Senior Secured Note Intercreditor Agreement;

          (f) to the extent Indebtedness secured thereby is permitted to be extended, renewed, refunded or refinanced pursuant to Section 9.01(b), (c) or
(i), a future Lien on any Property which is subject to a Lien described in clauses (b), (d) and (e) above, if such future Lien attaches only to the same Property and secures only such permitted extensions.

     9.04 Investments. None of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) shall directly or indirectly make or own any Investment except:

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

          (a) Permitted Existing Accommodation Obligations;

          (b) Investments in Cash Equivalents;

          (c) Investments received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (d) so long as no Event of Default or Potential Event of Default has occurred and is continuing (or would result therefrom), Investments made after the Effective Date by the Borrower in Persons in an amount not to exceed $5,000,000 in the aggregate at any time outstanding; provided that Investments made after the Effective Date in Persons not engaged in a Permitted Business shall not exceed $1,000,000 in the aggregate at any time outstanding;

          (e) Investments in Permitted Acquisitions;

          (f) so long as no Event of Default or Potential Event of Default has occurred and is continuing (or would result therefrom), Investments by the Borrower in Foamex International and the Managing General Partner in an aggregate amount not to exceed $2,500,000 for the period beginning on June 29, 1999 and ending on the Commitment Termination Date the proceeds of which shall be used solely for the ordinary operating expenses of Foamex International and the Managing General Partner;

          (g) Investments consisting of loans or advances by the Borrower to Foamex International under the Tax Advance Agreement in an amount not to exceed $1,500,000 for the purpose of making payments in satisfaction of any outstanding obligation it may have as a prior owner of JPS Automotive L.P.;

          (h)  Investments  in  Hedging  Obligations   permitted  under  Section
9.01(g);

          (i) Permitted Existing Investments; and

          (j) Investments in intercompany Indebtedness to the extent such Indebtedness is permitted under Section 9.01(f).

     9.05 Accommodation Obligations. None of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) shall directly or indirectly create or become or be liable with respect to any Accommodation Obligation, except:

          (a) Permitted Existing Accommodation Obligations;

          (b) Accommodation Obligations arising under the Loan Documents;

          (c) Accommodation Obligations of the Subsidiary Guarantors in connection with their guaranty of (i) the Foamex 9 7/8% Subordinated Notes, but only to the extent set forth in the Foamex 9 7/8% Subordinated Note Indenture,
(ii) the Foamex 13 1/2% Subordinated Notes (including any subsequent refinancing thereof to the extent such refinancing is permitted by Section 9.01(e)), but only to the extent set forth in the Foamex 13 1/2% Subordinated Note Indenture (or any subsequent indenture delivered in connection with a refinancing of the Foamex

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13 1/2% Subordinated Note Indenture  permitted by Section 9.01(e)) and (iii) the
Senior Secured Notes, but only to the extent  contemplated by the Senior Secured
Note Indenture;

          (d)   Accommodation   Obligations   of  the  Borrower  in  respect  of
Indebtedness permitted by Section 9.01 of any Subsidiary Guarantor; and

          (e) Accommodation Obligations of Credit Parties in respect of liabilities of Foreign Subsidiaries incurred after the Effective Date, provided that (i) the aggregate outstanding amount of such Accommodation Obligations plus
(ii) the aggregate sales or other transfers of assets (valued at the Fair Market Value thereof) to such Foreign Subsidiaries permitted under Section 9.02(c) plus
(iii) the amount of all Investments outstanding under Section 9.04(d) shall not exceed $5,000,000 (computed as set forth in Section 9.04);

provided that, except as contemplated in clause (e) above, in no event shall any of the Borrower or FMXI, or any of their respective Subsidiaries (other than Foreign Subsidiaries) directly or indirectly create or become or be liable with respect to any Accommodation Obligation with respect to any liabilities of any Foreign Subsidiary.

     9.06 Restricted Junior Payments. None of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) shall declare or make any Restricted Junior Payment, except (without duplication):

          (a) dividends or distributions to the Borrower in respect of its Equity Interests in any of its wholly-owned Subsidiaries or to any of the Borrower's wholly-owned Subsidiaries from any Subsidiary of the Borrower;

          (b) regularly scheduled interest and principal payments in respect of the Foamex 9 7/8% Subordinated Notes and the Foamex 13 1/2% Subordinated Notes (including any subsequent refinancing thereof to the extent such refinancing is permitted by Section 9.01(e)) if such interest and principal payments are permitted to be made pursuant to the terms of the Foamex 9 7/8% Subordinated Notes and the Foamex 9 7/8% Subordinated Note Indenture or the Foamex 13 1/2% Subordinated Notes and the Foamex 13 1/2% Subordinated Note Indenture (or any subsequent indenture delivered in connection with a refinancing of the Foamex 13 1/2% Subordinated Note Indenture permitted by Section 9.01(e)), as the case may be;

          (c) distributions to the Managing General Partner and the Limited Partner in respect of the Borrower's obligations (and not in excess of such obligations) under the Tax Sharing Agreement to which it is a party (i) in an amount necessary to permit Foamex International to service its debt obligations referred to in Sections 9.04(f) and (g) (but only if such distributions are immediately repaid to the Borrower); (ii) in an amount necessary to permit Foamex International to service its debt obligations referred to in Schedule 9.06(c) hereto (but only if such distributions are immediately repaid to the Borrower); and (iii) to the extent the proceeds of such distributions shall be used to pay an actual tax liability of a partner or its beneficial owners;
provided, however, that if a payment otherwise required by the Tax Sharing Agreement not described in the foregoing clauses (i), (ii) and (iii) above is reduced because the distribution would not be used to pay an actual tax liability, the obligation of the Borrower to make such payment shall not be discharged but shall be suspended and made upon termination of this Agreement or subject to the terms of any refinancing of the Obligations;

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

          (d) (i) within 180 days of the Effective Date, the Borrower shall be permitted to make open market purchases, for no greater than Fair Market Value, of Permitted Subordinated Indebtedness or to voluntarily redeem Permitted Subordinated Indebtedness for an aggregate purchase price or redemption amount not to exceed 50% of the Proceeds of Issuance of Equity Interests or Indebtedness received by the Borrower from the issuance of the Senior Secured Notes in excess of the first $200,000,000 in principal amount thereof, and (ii) the Borrower shall be permitted to make open market purchases, for no greater than Fair Market Value, of Permitted Subordinated Indebtedness or to voluntarily redeem Permitted Subordinated Indebtedness for an aggregate purchase price or redemption amount not to exceed (A) $10,000,000 over the term of this Agreement (less any portion of such amount used in connection with a Permitted Acquisition pursuant to clause (e)(ii) of the definition thereof) plus (B) during any Fiscal Year (other than the Fiscal Year ending December 29, 2002), the Subordinated Debt Repurchase Amount for such Fiscal Year; provided, however, that (x) no repurchase or redemption under this clause (ii) may be made by the Borrower if, both before and after the consummation of such repurchase or redemption, the Revolving Loan Commitment Availability would be less than $50,000,000 and (y) any such Permitted Subordinated Indebtedness purchased shall be retired promptly following the consummation of such purchase; and

          (e) so long as no Event of Default has occurred and is continuing, distributions payable to the Managing General Partner and the Limited Partner in an aggregate amount not to exceed $1,000,000 per Fiscal Year solely to enable Foamex International to pay recurring ordinary course operating and administrative expenses in respect of directors fees, legal fees and expenses and Securities and Exchange Commission fees.

     9.07 Conduct of Business. None of the Borrower nor any of its Subsidiaries shall engage in any business other than a Permitted Business. The Managing General Partner shall not engage in any business other than acting as the managing general partner to the Borrower and holding its general partnership interest in the Borrower. The Borrower shall cause Foamex Capital not to engage in any business activity except the issuance of the Foamex 9 7/8% Subordinated Notes, the Foamex 13 1/2% Subordinated Notes and the Senior Secured Notes, and the performance of Foamex Capital's obligations thereunder, under the Foamex 9 7/8% Subordinated Note Indenture, the Foamex 13 1/2% Subordinated Note Indenture, the Senior Secured Note Indenture and the Loan Documents to which it is a party.

     9.08 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, do any of the following: (a) make any Investment in an Affiliate of the Borrower which is not a Subsidiary of the Borrower; (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Borrower which is not a Subsidiary of the Borrower (other than sales of Inventory and services and the licensing of intellectual property); (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Borrower which is not a Subsidiary of the Borrower (other than purchases or acquisitions of Inventory and services and the licensing of intellectual property); (d) repay any Indebtedness to any Affiliate of the Borrower which is not a Subsidiary of the Borrower; or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower which is not a Subsidiary (including guaranties and assumptions of obligations of any such Affiliate and sales and purchases of Inventory and services and the licensing of intellectual property), except in the case of this clause (e) for transactions in the ordinary course of business on a basis no less favorable to the Borrower or such Subsidiary as would be obtained in a comparable arm's-length transaction with a Person not an Affiliate. Nothing contained in this Section 9.08 shall prohibit (i)


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any transaction expressly permitted by Section 9.02(d), Section 9.04(a), Section
9.04(d) (to the extent of Investments in joint ventures where the other joint venture parties are not Affiliates of the Borrower), Section 9.04(e), (f), (g) or (i), Section 9.05 and Section 9.06; (ii) changes in compensation and benefits for officers and employees of the Borrower or any of the Borrower's predecessors in interest or any of their respective Subsidiaries which are customary in the industry or consistent with the past business practice of the Borrower or such Subsidiary or consistent with market conditions; (iii) payment of customary directors' fees and indemnities; (iv) performance of any obligations arising under the Transaction Documents; and (v) transactions listed on Schedule 6.01-Z.

     9.09 Restriction on Fundamental Changes. None of the Managing General Partner, the Borrower or any of the Borrower's Subsidiaries (other than Foreign Subsidiaries) shall (a) enter into any merger or consolidation, (b) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), (c) convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Managing General Partner's, the Borrower's or any such Subsidiary's business or Property, whether now or hereafter acquired, (d) acquire all or substantially all of the Securities of any Person, (e) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person or (f) enter into any joint venture or partnership with any Person, except (x) transactions permitted under Section
9.02 or the Loan Documents, (y) so long as no Event of Default or Potential Event of Default has occurred and is continuing (or would result therefrom) any Subsidiary Guarantor may merge into the Borrower or another Subsidiary Guarantor so long as if such merger is with or into the Borrower, the Borrower shall be the surviving Person or (z) in connection with a Permitted Acquisition. The Borrower shall not change its partnership status to a corporate status.

     9.10 Sales and Leasebacks. None of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) shall become liable, directly (by assumption or by Accommodation Obligation), with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed)
(a) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person or (b) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease.

     9.11 Margin Regulations; Securities Laws. None of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

     9.12 ERISA. The Borrower shall not:

          (a) engage, or permit any of its ERISA Affiliates to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

          (b) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, whether or not waived;

          (c) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of the Borrower or any ERISA Affiliate under Title IV of ERISA;

          (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

          (e) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

          (f) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that the Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code;

          (g) permit any unfunded liabilities with respect to any Foreign Pension Plan if the existence of such liabilities or the absence of full funding would be contrary to applicable law for such Foreign Pension Plan or subject to a penalty under such law with respect to such Foreign Pension Plan; or

          (h) fail, or permit any of its Subsidiaries or ERISA Affiliates to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment.

     9.13 Issuance of Equity Interests. None of the Borrower or any of the Subsidiary Guarantors shall issue any Equity Interests except to the existing holders of its Equity Interests, except that a Subsidiary Guarantor may issue Equity Interests to the Borrower or another Subsidiary Guarantor.

     9.14 Constituent Documents. None of the Managing General Partner, the Borrower or any of the Borrower's Subsidiaries (other than Foreign Subsidiaries) shall amend, modify or otherwise change any of the terms or provisions in any of their respective Constituent Documents as in effect on the Effective Date except as provided for in Section 9.09(y) or for such amendments or modifications deemed immaterial by the Administrative Agent.

     9.15 Amendments to Permitted Subordinated Indebtedness and Senior Secured Notes. Other than as permitted by the Intercreditor Agreement, none of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) shall amend, modify or otherwise change any of the terms or provisions of the Permitted Subordinated Indebtedness or the Senior Secured Notes.

     9.16 Cancellation of Debt; Prepayment. None of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) shall cancel any material claim or debt, except in the ordinary course of its business, or prepay, redeem, purchase, repurchase or retire any long-term Indebtedness (including, without limitation, the Indebtedness evidenced by the Foamex 9 7/8% Subordinated Notes, the Foamex 13 1/2% Subordinated Notes (including any subsequent refinancing thereof to the extent such refinancing is permitted by Section 9.01(e)) and the Senior Secured Notes) other than (a) Indebtedness in respect of the Obligations,
(b) repayments of the Foamex 9 7/8% Subordinated Notes, the Foamex 13 1/2% Subordinated Notes (including any subsequent refinancing thereof to the extent such refinancing is permitted by
Section 9.01(e)) and the Senior Secured Notes to the extent required to be made pursuant to the terms of the Foamex 9 7/8% Subordinated Note Indenture, the Foamex 13 1/2% Subordinated Note Indenture and the Senior Secured Note Indenture, respectively, (c) as permitted by (and in accordance with terms of)
Section 9.06(b) or (d) and (d) repayments of Indebtedness incurred pursuant to the provisions of Section 9.01(f)(i).

     9.17 Fiscal Year. None of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) shall change its Fiscal Year for accounting or tax purposes.

     9.18 Transaction Documents. Other than the Transaction Documents containing the terms and provisions of the Permitted Subordinated Indebtedness and the Senior Secured Notes, none of the Credit Parties shall amend, supplement or otherwise modify the Transaction Documents or cause the Transaction Documents to be amended, supplemented or otherwise modified without the prior written consent of the Requisite Lenders except for such amendments, supplements or modifications deemed immaterial or not adverse to the interests of the Lenders by the Administrative Agent.

     9.19 Environmental Matters. None of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) shall:

          (a) become subject to any Liabilities and Costs which would have a Material Adverse Effect arising out of or related to (i) the Release or threatened Release at any location of any Contaminant into the environment, or any Remedial Action in response thereto or (ii) any violation of any environmental, health and safety Requirements of Law; or

          (b) either directly or indirectly, create, incur, assume or permit to exist any Environmental Lien on or with respect to any of its Property.

                                   ARTICLE X

                               FINANCIAL COVENANTS

     The Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until all of the Obligations (other than indemnities and Obligations in respect of cash management services not yet due) are paid in full (or, in the case of contingent Obligations (other than indemnities and Obligations in respect of cash management services not yet due), Cash Collateral has been deposited in the Cash Collateral Account in the full amount of such Obligations on terms satisfactory to the Lenders), unless the Requisite Lenders shall otherwise give prior written consent thereto:

     10.01 Minimum Net Worth. The Net Worth of the Borrower and its Subsidiaries on a consolidated basis at all times during any period from the last day of the Fiscal Quarter in each Fiscal Year of the Borrower set forth below to the next to last day of the next succeeding Fiscal Quarter shall not be less than the minimum amount set forth opposite the first such Fiscal Quarter:

     Fiscal Quarter                                          Minimum Net Worth
     --------------                                          -----------------
                                                               (in millions)
     First Fiscal Quarter of 2002                               $  (162.6)
     Second Fiscal Quarter of 2002                              $  (157.8)
     Third Fiscal Quarter of 2002                               $  (153.0)
     Fourth Fiscal Quarter of 2002                              $  (148.2)
     First Fiscal Quarter of 2003                               $  (143.0)
     Second Fiscal Quarter of 2003                              $  (137.8)
     Third Fiscal Quarter of 2003                               $  (132.5)
     Fourth Fiscal Quarter of 2003                              $  (127.3)
     First Fiscal Quarter of 2004                               $  (121.1)
     Second Fiscal Quarter of 2004                              $  (114.9)
     Third Fiscal Quarter of 2004                               $  (108.7)
     Fourth Fiscal Quarter of 2004                              $  (102.5)
     First Fiscal Quarter of 2005                               $   (93.8)
     Second Fiscal Quarter of 2005                              $   (85.0)
     Third Fiscal Quarter of 2005                               $   (76.3)
     Fourth Fiscal Quarter of 2005                              $   (67.5)
     First Fiscal Quarter of 2006                               $   (57.2)
     Second Fiscal Quarter of 2006                              $   (47.0)
     Third Fiscal Quarter of 2006                               $   (36.7)
     Fourth Fiscal Quarter of 2006 and thereafter               $   (26.4)

     10.02 Minimum Interest Coverage Ratio. The Interest Coverage Ratio of the Borrower and its Subsidiaries on a consolidated basis as determined as of the last day of each Fiscal Quarter of the Borrower set forth below for the four-Fiscal Quarter period ending on such date shall not be less than the minimum ratio set forth opposite such Fiscal Quarter:


     Fiscal Quarter                                          Minimum Ratio
     --------------                                          --------------
     First Fiscal Quarter of 2002                               1.80:1.00
     Second Fiscal Quarter of 2002                              1.80:1.00
     Third Fiscal Quarter of 2002                               1.80:1.00
     Fourth Fiscal Quarter of 2002                              1.80:1.00
     First Fiscal Quarter of 2003                               1.85:1.00
     Second Fiscal Quarter of 2003                              1.90:1.00


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

     Fiscal Quarter                                          Minimum Ratio
     --------------                                          --------------
     Third Fiscal Quarter of 2003                               1.90:1.00
     Fourth Fiscal Quarter of 2003                              1.95:1.00
     First Fiscal Quarter of 2004                               1.95:1.00
     Second Fiscal Quarter of 2004                              1.95:1.00
     Third Fiscal Quarter of 2004                               1.95:1.00
     Fourth Fiscal Quarter of 2004                              2.05:1.00
     First Fiscal Quarter of 2005                               2.10:1.00
     Second Fiscal Quarter of 2005                              2.10:1.00
     Third Fiscal Quarter of 2005                               2.10:1.00
     Fourth Fiscal Quarter of 2005                              2.40:1.00
     First Fiscal Quarter of 2006                               2.40:1.00
     Second Fiscal Quarter of 2006                              2.40:1.00
     Third Fiscal Quarter of 2006                               2.40:1.00
     Fourth Fiscal Quarter of 2006 and thereafter               2.90:1.00

     10.03 Minimum Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries on a consolidated basis as determined as of the last day of each Fiscal Quarter of the Borrower set forth below for the four-Fiscal Quarter period ending on such date shall not be less than the minimum ratio set forth opposite such Fiscal Quarter:


     Fiscal Quarter                                          Minimum Ratio
     --------------                                          --------------
     First Fiscal Quarter of 2002                               1.20:1.00
     Second Fiscal Quarter of 2002                              1.25:1.00
     Third Fiscal Quarter of 2002                               1.25:1.00
     Fourth Fiscal Quarter of 2002                              1.30:1.00
     First Fiscal Quarter of 2003                               1.30:1.00
     Second Fiscal Quarter of 2003                              1.30:1.00
     Third Fiscal Quarter of 2003                               1.35:1.00
     Fourth Fiscal Quarter of 2003                              1.35:1.00
     First Fiscal Quarter of 2004                               1.35:1.00
     Second Fiscal Quarter of 2004                              1.10:1.00
     Third Fiscal Quarter of 2004                               0.95:1.00
     Fourth Fiscal Quarter of 2004                              0.75:1.00
     First Fiscal Quarter of 2005                               0.70:1.00

     Fiscal Quarter                                          Minimum Ratio
     --------------                                          --------------
     Second Fiscal Quarter of 2005                              0.65:1.00
     Third Fiscal Quarter of 2005                               0.45:1.00
     Fourth Fiscal Quarter of 2005                              0.45:1.00
     First Fiscal Quarter of 2006                               0.45:1.00
     Second Fiscal Quarter of 2006                              0.45:1.00
     Third Fiscal Quarter of 2006                               0.45:1.00
     Fourth Fiscal Quarter of 2006 and thereafter               0.55:1.00

     10.04 Maximum Leverage Ratio. The Total Net Debt to EBDAIT Ratio of the Borrower and its Subsidiaries on a consolidated basis, as determined as of the last day of each Fiscal Quarter of the Borrower set forth below for the four-Fiscal Quarter period ending on such date shall not exceed the maximum ratio set forth below:

     Fiscal Quarter                                          Maximum Ratio
     --------------                                          --------------
     First Fiscal Quarter of 2002                               5.15:1.00
     Second Fiscal Quarter of 2002                              5.30:1.00
     Third Fiscal Quarter of 2002                               5.30:1.00
     Fourth Fiscal Quarter of 2002                              5.10:1.00
     First Fiscal Quarter of 2003                               5.05:1.00
     Second Fiscal Quarter of 2003                              4.85:1.00
     Third Fiscal Quarter of 2003                               4.65:1.00
     Fourth Fiscal Quarter of 2003                              4.55:1.00
     First Fiscal Quarter of 2004                               4.45:1.00
     Second Fiscal Quarter of 2004                              4.35:1.00
     Third Fiscal Quarter of 2004                               4.25:1.00
     Fourth Fiscal Quarter of 2004                              4.10:1.00
     First Fiscal Quarter of 2005                               4.05:1.00
     Second Fiscal Quarter of 2005                              3.85:1.00
     Third Fiscal Quarter of 2005                               3.85:1.00
     Fourth Fiscal Quarter of 2005                              3.50:1.00
     First Fiscal Quarter of 2006                               3.50:1.00
     Second Fiscal Quarter of 2006                              3.50:1.00
     Third Fiscal Quarter of 2006                               3.50:1.00
     Fourth Fiscal Quarter of 2006 and thereafter               3.15:1.00

     10.05 Minimum EBDAIT. The EBDAIT of the Borrower and its Subsidiaries on a consolidated basis, as determined for December 31, 2001 for the four-Fiscal Quarter period ending on such date shall not be less than $133,500,000.


                                   ARTICLE XI
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     11.01 Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement:

          (a) Failure to Make Payments When Due. The Borrower shall fail to pay when due any of the Obligations and if such non-payment relates to interest on the Loans or fees, such non-payment continues for a period of more than five (5) days.

          (b) Breach of Certain Covenants. The Borrower or the Managing General Partner shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Person under Sections 3.05 (subject to Section 11.01(a)), 3.06, 7.10, 7.11, 8.01, 8.02 and 8.06, Article IX or Article
X.

          (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Borrower or the Managing General Partner to the Administrative Agent, any Lender or any Issuing Bank herein or by the Borrower, any of its Subsidiaries or the Managing General Partner in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

          (d) Other Defaults. The Borrower or the Managing General Partner shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by Section 11.01(a), (b) or (c)) or any default or event of default shall occur under any of the other Loan Documents, and such default or event of default shall continue for thirty (30) days after the occurrence thereof.

          (e) Default as to Other Indebtedness. (i) The Borrower or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to Permitted Subordinated Indebtedness or any other Indebtedness (other than an Obligation) in excess of $1,000,000, except as set forth in Schedule 11.01(e);
(ii) any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or during the continuance of such breach, default or event of default, permit one or more holders of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or (iii) any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; in each case referred to in clause (i), (ii) or (iii) above, such accelerated, repurchased or other Indebtedness to exceed, in the aggregate, $1,000,000.

          (f) Involuntary Bankruptcy; Appointment of Receiver, etc.

               (i) (A) An involuntary  case shall be commenced  against any Loan
          Party and the petition shall not be dismissed, stayed, bonded or discharged within forty-five (45) days after commencement of the case;
          (B) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Loan Party in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; (C) any other similar relief shall be granted under any applicable federal, state, local or foreign law; or
          (D) the board of directors (or other governing body) of any Loan Party (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

               (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or over all or a substantial part of the Property of any Loan Party shall be entered; or an interim receiver, trustee or other custodian of any Loan Party or of all or a substantial part of the Property of any Loan Party shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of any Loan Party shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within forty-five
          (45) days after entry, appointment or issuance; or the board of directors of any Loan Party (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

          (g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or (ii) any Loan Party shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due.

          (h) Judgments and Attachments. Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against any Loan Party or any of its Property involving in any case an amount in excess of $1,000,000 is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

          (i) Dissolution. (i) The Administrative Agent shall have received an Officer's Certificate described in Section 7.11, (ii) any order, judgment or decree shall be entered against any Loan Party or any of the Borrower's Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days, (iii) the Managing General Partner or any Limited Partner shall commence any action to dissolve the Borrower pursuant to the Partnership Agreement or otherwise or (iv) the Borrower or any of its Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

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          (j) Loan Documents;  Failure of Security. At any time, for any reason,
(i) any Loan Document ceases to be in full force and effect or any Loan Party or any of the Borrower's Subsidiaries party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or any Loan Party or any such Subsidiary seeks to render such Liens, invalid and unperfected; or (ii) Liens in favor of the Agents, the Issuing Banks and/or the Lenders contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated by this Agreement, the Loan Documents or the other Transaction Documents.

          (k) Termination Event. Any Termination Event occurs which could reasonably subject the Borrower or any ERISA Affiliate to liability in excess of $1,000,000.

          (l) Waiver Application. The plan administrator of any Benefit Plan for which the Borrower or an ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA applies under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the substantial business hardship upon which the application for the waiver is based could reasonably subject the Borrower or any ERISA Affiliate to liability in excess of $1,000,000.

          (m) Change of Control. Any Change of Control occurs.

          (n) Material Adverse Change. An event shall exist or occur which would materially and adversely impair (i) the ability of any Credit Party to perform its obligations under the Loan Documents or (ii) the ability of the Lenders, the Issuing Banks or the Collateral Agent to enforce the Loan Documents.

          (o) Tax Status. If the Borrower is taxed as a corporate entity by any federal or state taxing authority and such taxation causes a Material Adverse Effect.

          (p) Foamex 9 7/8% Subordinated Notes, Foamex 13 1/2% Subordinated Notes or Senior Secured Notes. Any "Event of Default" (or any event or occurrence or circumstance which would become an "Event of Default" with the passage of time or the giving of notice or both) as defined in the Foamex 9 7/8% Subordinated Note Indenture, the Foamex 13 1/2% Subordinated Note Indenture or the Senior Secured Note Indenture shall have occurred and be continuing.

          (q) Liens on Equity Interests. Any Lien shall be granted in favor of any Person on the Equity Interests of the Borrower or of the Managing General Partner other than the Liens on the Borrower's Equity Interests granted pursuant to the Security Agreement.

          (r) Refinancing of the Foamex 13 1/2% Subordinated Notes. The Borrower shall have failed to refinance in full the aggregate amount of the Foamex 13 1/2% Subordinated Notes on or prior to March 1, 2005 pursuant to the issuance of new subordinated Indebtedness of the Borrower having terms, conditions, covenants, subordination, maturity and redemption provisions and all other material agreements no more disadvantageous to the Borrower or to the Lenders or Agents as those contained in the Foamex 9 7/8% Subordinated Notes and issued pursuant to documentation in form and substance satisfactory to the Requisite Lenders.

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     An Event of Default shall be deemed  "continuing"  until cured or waived in writing in accordance with Section 13.07.

     11.02 Rights and Remedies.

          (a) Acceleration and Termination. Upon the occurrence of any Event of Default described in Section 11.01(f) or (g), the Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower and the Managing General Partner; and upon the occurrence and during the continuance of any other Event of Default, the Collateral Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Lender to make any Loan hereunder and of each Lender or Issuing Bank to issue or participate in any Letter of Credit not then issued shall immediately terminate and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower.

          (b) Deposit for Letters of Credit. In addition to the provisions in clause (a) above, after the occurrence and during the continuance of an Event of Default, the Borrower shall, promptly upon demand by the Collateral Agent, deliver to the Collateral Agent, Cash Collateral in such form as requested by the Collateral Agent for deposit into the Cash Collateral Account, together with such endorsements, and execution and delivery of such documents and instruments as the Collateral Agent may request in order to perfect or protect the Collateral Agent's Lien with respect thereto, in an aggregate principal amount equal to the then outstanding Letter of Credit Obligations.

          (c) Rescission. If at any time after termination of the Commitments and/or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 13.07, then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Commitments and/or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Banks to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

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          (d)  Enforcement.  The  Borrower  acknowledges  that in the  event the
Borrower or any of its Subsidiaries fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Agents, the Issuing Banks and the Lenders; therefore, the Borrower agrees that the Agents, the Issuing Banks and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     11.03 The Cash Collateral Account. (a) If requested by the Borrower and subject to the right of the Collateral Agent to withdraw funds from the Cash Collateral Account as provided below, the Collateral Agent shall, so long as no Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Cash Collateral Account and accrued interest thereon, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such Investments, in each case in such Cash Equivalents as the Borrower may select. After an Event of Default, the Collateral Agent shall invest any funds held in the Cash Collateral Account which are not applied to the payment of the Obligations in overnight Cash Equivalents. Such funds, interest, proceeds or income which are not so invested or reinvested in Cash Equivalents shall, except as otherwise provided in this
Section 11.03, be deposited and held by the Collateral Agent in the Cash Collateral Account. None of either of the Agents, any Lender or any Issuing Bank shall be liable to the Borrower for, or with respect to, any decline in value of amounts on deposit in the Cash Collateral Account which shall have been invested pursuant to this Section 11.03(a) at the direction of the Borrower. Cash Equivalents from time to time purchased and held pursuant to this Section 11.03(a) shall constitute Cash Collateral and shall, for purposes of this Agreement, be deemed to be part of the funds held in the Cash Collateral Account in amounts equal to their respective outstanding principal amounts.

          (b) The Collateral Agent may, at any time after an Event of Default has occurred and is continuing, sell or cause to be sold any Cash Equivalents held by the Collateral Agent as Cash Collateral at any broker's board or at public or private sale, in one or more sales or lots, at such price as the Collateral Agent may deem best, without assumption of any credit risk, and the purchaser of any or all such Cash Equivalents so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. Either of the Agents, any of the Lenders and any of the Issuing Banks may, in its own name or in the name of a designee or nominee, buy such Cash Equivalents at any public sale and, if permitted by applicable law, buy such Cash Equivalents at any private sale. The Collateral Agent shall apply the proceeds of any such sale, net of any expenses incurred in connection therewith, and any other funds deposited in the Cash Collateral Account to the payment of the Obligations in accordance with this Agreement. The Borrower agrees that (i) any sale of Cash Equivalents conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to such Cash Equivalents shall be deemed to be commercially reasonable and (ii) any requirements of reasonable notice shall be met if such notice is received by the Borrower at its notice address on the signature pages hereto at least ten (10) Business Days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived to the extent permitted by law. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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          (c) If at any time the Collateral Agent determines that any funds held in the Cash Collateral Account are subject to any interest, right, claim or Lien of any Person other than the Collateral Agent, the Borrower will, forthwith upon demand by the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the Cash Collateral Account an amount equal to the amount of funds subject to such interest, right, claim or Lien.

          (d) The Collateral Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Collateral Agent accords its own like property, it being understood that the Collateral Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Borrower and shall constitute Obligations hereunder.

                                  ARTICLE XII
                                   THE AGENTS

     12.01 Appointment. (a) Each Lender and each Issuing Bank hereby designates and appoints Citicorp as the Collateral Agent and the Administrative Agent, appoints Scotiabank as the Funding Agent and Syndication Agent and appoints Tyco
- The CIT Group/Commercial Services, Inc. as Documentation Agent of such Lender or such Issuing Bank under this Agreement. Each Lender and each Issuing Bank hereby irrevocably authorizes the Agents to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. The Documentation Agent, in such capacity, shall have no rights, duties or obligations under this Agreement or the other Loan Documents. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes or any amount payable under any provision of Article III when due) or the other Loan Documents, no Agent shall be required to exercise any discretion or take any action. Notwithstanding the foregoing, the Agents shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders and such instructions shall be binding upon all Lenders, Issuing Banks and Holders of Notes; provided, however, that no Agent shall be required to take any action which (i) such Agent reasonably believes will expose it to personal liability unless such Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement, the other Loan Documents or applicable law. The Agents agree to act as such on the express conditions contained in this Article XII.

          (b) The provisions of this Article XII are solely for the benefit of the Agents, the Lenders and Issuing Banks, and neither the Borrower nor any Subsidiary of the Borrower shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 12.07). In performing its functions and duties under this Agreement, each Agent shall act solely as agent of the Lenders and the Issuing Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for the Borrower or any Subsidiary of the Borrower. Each Agent may perform any of its duties hereunder, or under the other Loan Documents, by or through its agents or employees.

     12.02 Nature of Duties. The Agents shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of


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this  Agreement a fiduciary  relationship  in respect of any Holder.  Nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. Each Lender and each Issuing Bank shall make its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans hereunder and with the issuance of the Letters of Credit and shall make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries initially and on a continuing basis, and the Agents shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto (except for reports required to be delivered by any Agent under the terms of this Agreement). If any Agent seeks the consent or approval of the Lenders to the taking or refraining from taking of any action hereunder, such Agent shall send notice thereof to each Lender. The Collateral Agent shall promptly notify each Lender at any time that the Lenders so required hereunder have instructed any Agent to act or refrain from acting pursuant hereto.

     12.03 Rights, Exculpation, etc.

          (a) Liabilities; Responsibilities. None of the Agents, any Affiliate of any Agent or any of their respective officers, directors, employees or agents shall be liable to any Holder for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection therewith, except that no Person shall be relieved of any liability for gross negligence or willful misconduct as determined by a court of competent jurisdiction. The Agents shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 3.02(b), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Holder to whom payment was due, but not made, shall be to recover from other Holders any payment in excess of the amount to which they are determined to have been entitled. The Agents shall not be responsible to any Holder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, or for the financial condition of the Borrower or any of its Subsidiaries. No Agent shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents or the financial condition of the Borrower or any of its Subsidiaries, or the existence or possible existence of any Potential Event of Default or Event of Default.

          (b) Right to Request Instructions. Any Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents such Agent is permitted or required to take or to grant, and such Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom such Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, no Holder shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms of this Agreement, a greater proportion of the Lenders.

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     12.04  Reliance.  The Agents  shall be  entitled  to rely upon any  written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it.

     12.05 Indemnification. To the extent that the Agents are not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agents for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agents under the Loan Documents, in proportion to each Lender's Pro Rata Share; provided, however, that the Lenders shall have no obligation to reimburse and indemnify the Agents hereunder with respect to matters caused by or resulting from the willful misconduct or gross negligence of the Agents, as determined by a court of competent jurisdiction. The obligations of the Lenders under this Section 12.05 shall survive the payment in full of the Loans, the Reimbursement Obligations and all other Obligations and the termination of this Agreement.

     12.06 Citicorp and Scotiabank Individually. With respect to its Pro Rata Shares of the Commitments hereunder, if any, and the Loans made by it, if any, Citicorp and Scotiabank shall have and may exercise the same rights and powers hereunder and are subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each of Citicorp and Scotiabank in its individual capacity as a Lender or one of the Requisite Lenders. Citicorp and Scotiabank and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any of its Subsidiaries as if they were not acting as Agents pursuant hereto.

     12.07 Successor Administrative Agent.

          (a) Resignation. The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to this Section 12.07.

          (b) Appointment by Requisite Lenders. Upon any such notice of resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent selected from among the Lenders which appointment shall be subject to the prior written approval of the Borrower (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default).

          (c) Appointment by Retiring Administrative Agent. If a successor Administrative Agent shall not have been appointed within the thirty (30) Business Day period provided in Section 12.07(a), the retiring Administrative Agent, with the consent of the Borrower (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default), shall then appoint a successor Administrative


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Agent who shall serve as  Administrative  Agent until such time,  if any, as the
Requisite Lenders appoint a successor Administrative Agent as provided above.

          (d) Rights of the Successor and Retiring Administrative Agents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as an Administrative Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

     12.08 Relations Among Lenders. Each Lender and each Issuing Bank agrees that it will not take any legal action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Collateral, without the prior written consent of the Requisite Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or unilaterally terminate its Commitments except in accordance with Section 11.02(a).

     12.09 Concerning the Collateral and the Loan Documents.

          (a) Protective Advances. The Collateral Agent may from time to time, before or after the occurrence of an Event of Default, make such disbursements and advances pursuant to the Loan Documents which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Loans and other Obligations; provided, however, that such disbursements and advances shall not exceed $10,000,000 in the aggregate (collectively, "Protective Advances"). The Collateral Agent shall notify the Borrower and each Lender in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. The Borrower agrees to pay the Collateral Agent, upon demand, the principal amount of all outstanding Protective Advances, together with interest thereon at the rate from time to time applicable to Base Rate Loans that are Revolving
Loans from the date of such Protective Advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any Protective Advance within one (1) Business Day after the date the Borrower receives written demand therefor from the Collateral Agent, the Collateral Agent shall promptly notify each Lender having a Commitment and each such Lender agrees that it shall thereupon make available to the Collateral Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such Protective Advance. If such funds are not made available to the Collateral Agent by such Lender within one (1) Business Day after the Collateral Agent's demand therefor, the Collateral Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Collateral Agent its Revolving Loan Commitment Pro Rata Share of any such Protective Advance shall neither relieve any other Lender of its obligation hereunder to make available to the Collateral Agent such other Lender's Revolving Loan Commitment Pro Rata Share of such Protective Advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Collateral Agent. All outstanding principal of, and interest on, Protective Advances shall constitute obligations secured by the Collateral until paid in


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full by the Borrower. Notwithstanding the foregoing, no Lender shall be required to fund any Protective Advance in an amount exceeding such Lender's then remaining Commitment.

          (b) Authority. Each Lender and each Issuing Bank authorizes and directs the Collateral Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the Issuing Banks. Each Lender and each Issuing Bank agrees that any action taken by the Collateral Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Collateral Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and Issuing Banks. Without limiting the generality of the foregoing, the Collateral Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuing Banks with respect to all proceeds of Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries; (iii) act as collateral agent for the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, that the Collateral Agent hereby appoints, authorizes and directs the Lenders and the Issuing Banks to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens with respect to the Borrower's and each of its Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuing Bank; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents; and (vi) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders or the Issuing Banks with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

          (c) Release of Collateral and Guaranty.

               (i) Each Lender hereby directs, in accordance with the terms of this Agreement, the Collateral Agent to release any Lien held by the Collateral Agent for the benefit of the Administrative Agent, the Lenders and the Issuing Banks:

                    (A) against all of the  Collateral,  upon payment in full of the Obligations and termination of this Agreement (or, to the extent certain Obligations remain contingent, including Hedging Obligations or Letters of Credit (other than in respect of indemnities or Obligations with respect to cash management services provided by any Lender or an Affiliate of a Lender to a Loan Party not yet due), sufficient Cash Collateral has been deposited with, or backstop letters of credit have been issued in favor of, the Collateral Agent in the amount of such contingent obligations on terms satisfactory to the Lenders);

                    (B) against any part of the  Collateral  sold or disposed of by the Borrower or any of its Subsidiaries (including against any assets of a Subsidiary, the Equity Interests in which are being sold or disposed of), as certified to the Collateral Agent by the Borrower in an
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               Officer's Certificate if such sale or disposition is permitted by
               Section  9.02  or is  otherwise  consented  to by  the  Requisite
               Lenders.


               (ii) Each Lender and each Issuing Bank hereby directs the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 12.09(c) promptly upon the effectiveness of any such release.

               (iii) Each Lender and Issuing Bank hereby directs, in accordance with the terms of this Agreement, the Collateral Agent to release any Subsidiary Guarantor from its obligations under the Guaranty if the Equity Interests of such Subsidiary Guarantor are being sold or disposed of, as certified to the Collateral Agent by the Borrower in an Officer's Certificate if such sale or disposition is permitted by
          Section 9.02 or is otherwise consented to by the Requisite Lenders.

          (d) Additional Collateral Matters. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it pursuant to this Agreement, the Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to the Collateral Agent pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this
Section 12.09 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or in any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given its own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any Lender.

          (e) Collateral Matters Relating to Related Obligations. The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Obligations ("Related Obligations") which arise under any Hedging Obligations, in respect of cash management services provided by a Lender or any Affiliate of a Lender to any Loan Party or which are otherwise owed to Persons other than the Administrative Agent, the Lenders and the Issuing Banks, solely on the condition and understanding, as among the Administrative Agent and all Holders, that (i) the Related Obligations shall be entitled to the benefit of the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents, and to such extent the Collateral Agent shall hold and have the right and power to act with respect to, the Collateral on behalf of and as agent for the holders of the Related Obligations; but the Administrative Agent is otherwise acting solely as agent for the Lenders and the Issuing Banks and shall have no separate fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligations whatsoever to any holder of Related Obligations; (ii) all matters, acts and omissions relating in any manner to the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Holder under any separate instrument or agreement or in respect of any Related Obligations; (iii) each Holder shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan

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Documents,  by the Administrative Agent and the Requisite Lenders,  each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, Letter of Credit Obligations and other obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Holder or as to any Related Obligations and without regard to whether any Related Obligations remain outstanding or are deprived of the benefit of the Collateral or become unsecured or are otherwise affected or put in jeopardy thereby; (iv) no holder of Related Obligations and no other Holder (except the Administrative Agent and the Lenders, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents; and (v) no holder of any Related Obligations shall exercise any right of set-off, banker's lien or similar right except as expressly provided in Section 13.05.

                                  ARTICLE XIII
                                  MISCELLANEOUS

     13.01 Assignments and Participations.

          (a) Assignments. No assignments or participations of any Lender's rights or obligations under this Agreement shall be made except in accordance with this Section 13.01. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all of its rights and obligations with respect to the Term Loans, the Revolving Loans and/or the Letters of Credit) in accordance with the provisions of this Section 13.01.

          (b) Limitations on Assignments. Each assignment shall be subject to the following conditions: (i) each assignment shall be in a minimum principal amount of $5,000,000 or the remaining portion of the assigning Lender's rights and obligations hereunder, if less (provided, however, that such minimum shall not apply in the case of any such assignment between Lenders), (ii) each such assignment shall be to an Eligible Assignee and each Agent and, in the case of assignments of any of the Commitments, each Issuing Bank shall have given its prior written consent to such assignment and (iii) the parties to each such assignment shall execute and deliver to the Funding Agent, for its acceptance and recording in the Register, an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Funding Agent, (x) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder and (y) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto).

          (c) The Register. The Funding Agent shall maintain at its address referred to in Section 13.08 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment under each Loan of, and principal amount of the Loans and Letter of Credit


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Obligations  under each  facility  owing to,  each  Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior written notice.

          (d) Fee. Upon its receipt of an Assignment and Acceptance executed by the assigning Lender and an Eligible Assignee and a processing and recordation fee of $3,500 (payable by the assigning Lender or the assignee, as shall be agreed between them), the Funding Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of Exhibit G hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the Collateral Agent.

          (e) Participations. Each Lender may sell participations to one or more banks, finance companies, insurance companies, other financial institutions or funds in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of any or all of its Commitments hereunder and the Loans owing to it and its undivided interest in the Letters of Credit); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents or to the release of any Collateral covered by the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents or any Collateral, shall be limited to the right to consent to (A) increase in the Commitment of the Lender from whom such participant purchased a participation, (B) reduction of the principal of, or rate or amount of interest on any of the Loans subject to such participation (other than by the payment or prepayment thereof), (C) postponement of any date fixed for any payment of principal of, or interest on, any of the Loans subject to such participation, (D) release of any guarantor of the Obligations or all or a substantial portion of the Collateral except as provided in Section 12.09(c), (E) any decrease in the amounts payable to the Lenders resulting from a failure of the Borrower to comply with the terms of
Section 3.03, (F) any increase in the amounts Lenders are required or expected to reserve in respect of the Loans resulting from a failure of the Borrower to comply with the terms of Section 3.04 or (G) any decrease in the amount of fees payable to Lenders under Article IV hereof.

          (f) Information Regarding the Borrower. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.01, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Lender by the Administrative Agent or by or on behalf of the Borrower; provided that, prior to any such disclosure, such assignee or participant, or proposed assignee or participant, shall agree to


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

preserve  in  accordance   with  Section  13.20  the   confidentiality   of  any
confidential information described therein.

          (g) Payment to Participants. Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

          (h) Lenders' Creation of Security Interests. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board.

          (i) Assignments by Issuing Banks. If any Issuing Bank ceases to be a Lender under this Agreement by virtue of any assignment made pursuant to this
Section 13.01, then, as of the effective date of such cessation, such Issuing Bank's obligations to issue Letters of Credit pursuant to Section 2.03 shall terminate and such Issuing Bank shall be an Issuing Bank hereunder only with respect to outstanding Letters of Credit issued prior to such date.

     13.02 Expenses.

          (a) Generally (the Agents). The Borrower agrees upon demand to pay, or reimburse each of the Agents for all of such Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Weil Gotshal & Manges LLP and McGuire Woods LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Agents in connection with (i) the Agents' audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation, and execution of the Loan Documents and the Agents' periodic audits of the Borrower; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in
Article V) and the other Loan  Documents and the making of the Loans  hereunder;
(iii) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Agents' rights and responsibilities under this Agreement and the other Loan Documents; (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (vi) the commencement, defense or intervention in any court proceeding relating to the Obligations, the Property, the Borrower, any of its Subsidiaries, this Agreement or any of the other Loan Documents; (vii) the response to, and preparation for, any subpoena or request for document production with which such Agent is served or deposition or other proceeding in which such Agent is called to testify, in each case, relating in any way to the Obligations, the Property, the Borrower, any of its Subsidiaries, this Agreement or any of the other Loan Documents; and (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

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

          (b) After Default. The Borrower further agrees to pay or reimburse the Agents, the Issuing Banks and the Lenders upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement) incurred by either of the Agents, any Issuing Bank or any Lender after the occurrence of an Event of Default (i) in enforcing (A) any Loan Document, any Transaction
Documents and any other documents relating to the Transactions and the transactions contemplated hereby and in the other Loan Documents or (B) any Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and the other Loan Documents in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, the Property, the Borrower or any of its Subsidiaries and related to or arising out of the transactions contemplated hereby, by any of the other Loan Documents or by any of the Transaction Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

     13.03 Indemnity. The Borrower further agrees to defend, protect, indemnify, and hold harmless each Agent, each and all of the Lenders and Issuing Banks and each of their Affiliates, and each of their respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of (a) this Agreement, the Existing Credit Agreement, any prior iterations of the Existing Credit Agreement (or any matter indemnified against or for as set forth therein), executed by each of the parties thereto prior to the date hereof, including, without limitation, the other Loan Documents or any act, event or transaction related or attendant thereto, the making of the Loans and the issuance of and participation in Letters of Credit hereunder, the management of such Loans and Letters of Credit, or the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Transaction
Documents, (b) any Liabilities and Costs under federal, state or local environmental, health or safety laws, regulations or common law principles arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or the past, present or future environmental condition of any respective
Property of the Borrower or such Subsidiaries or any of their respective predecessors in interest (relating to the period during which the Borrower, such Subsidiaries, any of their respective predecessors in interest, or the Lenders, in such capacity, owned or operated such Property), the presence of asbestos-containing materials at any respective Property of the Borrower or such Subsidiaries or the Release or threatened Release of any Contaminant into the environment from any respective Property of the Borrower or such Subsidiaries or
(c) Equity Interests in the Borrower, the Foamex 9 7/8% Subordinated Notes, the Foamex 13 1/2% Subordinated Notes, the use or intended use of the proceeds of issuance of the Foamex 9 7/8% Subordinated Notes, Foamex 13 1/2% Subordinated Notes or any other transaction contemplated in the Transaction Documents (collectively, the "Indemnified Matters");

provided, however, the Borrower shall not have any obligation to an Indemnitee hereunder with respect to Indemnified Matters with respect to costs caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

     13.04 Change in Accounting Principles. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in Section 7.01 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrower with the agreement of their independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in Article IX and Article X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrower shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite Lenders and the Borrower, to so reflect such change in accounting principles.

     13.05 Set-off. In addition to any Liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Lender, each Issuing Bank and any Affiliate of any Lender or Issuing Bank and each purchaser of a participation pursuant to Section 13.01(e) is hereby authorized by the Borrower at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held by or owing to such Lender, Issuing Bank, any of their Affiliates or any such purchaser to or for the credit or the account of the Borrower against and on account of the obligations of the Borrower to such Lender, Issuing Bank, any of their Affiliates or any such purchaser, including, but not limited to, all Loans and Letters of Credit and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) such Lender, Issuing Bank or such purchaser shall have made any demand hereunder or
(ii) the Collateral Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article XI and even though such Obligations may be contingent or unmatured. Each Lender, each Issuing Bank and each such purchaser agrees that it shall not, without the express consent of the Requisite Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Lenders, exercise its set-off rights hereunder against any accounts of the Borrower or its Subsidiaries now or hereafter maintained with such Lender, Issuing Bank or any Affiliate of either of them or such purchaser.

     13.06 Ratable Sharing. The Lenders agree among themselves that (a) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in Sections 2.03(g), 3.03, 3.04, 4.01(f), 4.02(f) and 4.03), equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their applicable Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of the Obligations (excluding the fees described in Sections 2.03(g), 3.03, 3.04, 4.01(f), 4.02(f) and 4.03 or the Collateral) and (b) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, set-off, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 13.06 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 13.05, the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     13.07 Amendments and Waivers. Unless otherwise provided in this Agreement, no amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Requisite Lenders and the Borrower, and no termination or waiver of any provision of this Agreement, or consent to any departure by the Borrower therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion. Notwithstanding the foregoing, any amendment, modification, termination, waiver or consent with respect to (i) any provision in Article X shall be effective by a written agreement of the Requisite Lenders and the Borrower and (ii) any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender affected thereby: (a) waiver of any of the conditions specified in Sections 5.01 and 5.02 (except with respect to a condition based upon another provision of this Agreement, the waiver of which requires only the concurrence of the Requisite Lenders and express waiver of such conditions set forth in this Agreement), (b) increase in the aggregate amount of the Commitments of such Lender, (c) reduction of the principal of, rate or amount of interest on the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof), (d) postponement of the Revolving Loan Commitment Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to Section 3.01(b)), (e) release of any guarantor of the Obligations (except in connection with the sale of a guarantor permitted by Section 9.02 or a transaction permitted by Section 12.09(c)) or of all or any substantial portion of the Collateral (except as provided in Section 12.09(c)), (f) change in the aggregate Pro Rata Share of the Lenders which shall be required for the Lenders or any of them to take action hereunder (including, without limitation, the definition of "Requisite Lenders") or (g) amendment of Sections 3.03, 3.04, 13.02, 13.03 13.05 and 13.06 or this
Section 13.07.  The Collateral  Agent
may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Notwithstanding anything to the contrary contained in this Section 13.07, no amendment, modification, waiver or consent shall affect the rights or duties of either of the Agents under this Agreement or the other Loan Documents, unless made in writing and signed by such Agent in addition to the Lenders required above to take such action.

     13.08 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or telex or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. Notices to the Administrative Agent or the Funding Agent pursuant to Article II, III or XII shall not be effective until received by the Administrative Agent or the Funding Agent, as the case may be. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 13.08) shall be as set forth below on Annex II hereof or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement.

     13.09 Survival of Warranties and Agreements; Binding Effect.

          (a) All representations and warranties made herein, and in any iteration of this Agreement executed by each of the parties thereto prior to the date hereof, including, without limitation, the Existing Credit Agreement (it being understood that the Borrower shall have no obligation to restate or update any representation or warranty made in any such iteration from and after the effectiveness of any amendment, modification, supplement or restatement to such iteration except to the extent set forth in such amendment, modification, supplement or restatement), and all obligations of the Borrower in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the other Loan Documents, the making and repayment of the Loans, the issuance and discharge of Letters of Credit hereunder and the termination of this Agreement and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Administrative Agent, any of the Issuing Banks or any of the Lenders may have come into possession or control of any of the Borrower's or its Subsidiaries' Property, except as limited by applicable statutes of limitation.

          (b) This Agreement shall become effective on the Effective Date and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, the Agents, the Issuing Banks and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders. On the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement and the Existing Credit Agreement shall thereafter be of no further force and effect except as to evidence the incurrence by the Borrower of the Obligations thereunder, as to evidence the representations and warranties made by the Borrower prior to the Effective Date and as to evidence any failure to comply with the covenants contained in such Existing Credit Agreement occurring prior to the

Effective Date. The terms and conditions of this Agreement and the Agents', the Lenders' and the Issuing Banks' rights and remedies under this Agreement and the other Loan Documents, shall apply to all of the Obligations incurred under the Existing Credit Agreement and the Notes issued on June 29, 1999. It is expressly understood and agreed by the parties hereto that this Agreement is in no way intended to constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities. The Borrower reaffirms the Liens granted to the Collateral Agent for the benefit of the Lenders and the Issuing Banks pursuant to each of the Loan Documents, which Liens shall continue in full force and effect during the term of this Agreement and any renewals thereof and shall continue to secure the Obligations identified in such Loan Documents. All references to the Existing Credit Agreement (or to any amendment or any amendment and restatement thereof) in the Loan Documents shall be deemed to refer to this Agreement.

     13.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, any Lender or any Issuing Bank in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

     13.11 Marshaling; Payments Set Aside. No Agent, any Lender or any Issuing Bank shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Agents, the Lenders or the Issuing Banks or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

     13.12 Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     13.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

     13.14 Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO NEW YORK CONFLICTS OF LAWS PRINCIPLES).

     13.15 Limitation of Liability. No claim may be made by the Borrower, any Lender, any Issuing Bank, any Agent or any other Person against any Agent, any other Issuing Bank or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of

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

any of them for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower, each Lender, each Issuing Bank and each Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     13.16 Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders and the Issuing Banks. The rights hereunder of the Borrower, or any interest therein, may not be assigned without the written consent of all Lenders.

     13.17 Certain Consents and Waivers of the Borrower.

          (a) Personal Jurisdiction. EACH OF THE AGENTS, THE LENDERS, THE ISSUING BANKS, THE BORROWER AND THE MANAGING GENERAL PARTNER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE BORROWER AND THE MANAGING GENERAL PARTNER EACH IRREVOCABLY DESIGNATES AND APPOINTS CORPORATION SERVICE COMPANY, 1177 AVENUE OF THE AMERICAS, 17th FLOOR, NEW YORK, NEW YORK 10036 AS THEIR AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE AGENTS, THE LENDERS, THE ISSUING BANKS, THE BORROWER AND THE MANAGING GENERAL PARTNER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER AND THE MANAGING GENERAL
PARTNER EACH WAIVES IN ALL DISPUTES ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

     THE BORROWER AGREES THAT THE COLLATERAL AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE ADMINISTRATIVE AGENT, THE LENDERS AND THE ISSUING BANKS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF EITHER OF THE AGENTS, ANY LENDER OR ANY ISSUING BANK. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE

LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING BANK MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

          (b) Service of Process. THE BORROWER AND THE MANAGING GENERAL PARTNER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED
COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE BORROWER'S OR THE MANAGING GENERAL PARTNER'S NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. EACH OF THE BORROWER AND THE MANAGING GENERAL PARTNER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENTS, THE LENDERS AND ISSUING BANKS TO BRING PROCEEDINGS AGAINST THE BORROWER OR THE MANAGING GENERAL PARTNER IN THE COURTS OF ANY OTHER JURISDICTION.

          (c) Waiver of Jury Trial. EACH OF THE AGENTS, THE LENDERS, THE ISSUING BANKS, THE BORROWER AND THE MANAGING GENERAL PARTNER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

     13.18 Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

     13.19 Limitation on Agreements. All agreements between the Borrower, the Agents, each Lender and each Issuing Bank in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrower under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

     13.20 Confidentiality. Subject to Section 13.01(f), the Agents, the Lenders and the Issuing Banks shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrower in accordance with such Agent's, such Lender's or such Issuing Bank's customary procedures for handling confidential information of this nature and in accordance with safe and sound lending practices and in any event may make disclosure to any of its legal or financial advisors or as reasonably required by a bona fide offeree, transferee or participant in connection with the contemplated transfer or participation or any recipient reasonably acceptable to the Borrower or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such legal or financial advisor, offeree, transferee or participant or other approved recipient to agree (and require any of its offerees, transferees or participants or other approved recipient to agree) to comply with this Section 13.20. In no event shall any Agent, any Lender or any Issuing Bank be obligated or required to return any materials furnished by the Borrower; provided, however, that each offeree shall be required to agree that if it does not become a transferee or participant it shall return all materials furnished to it by the Borrower in connection with this Agreement. Any and all confidentiality agreements entered into between any Agent, any Lender or any Issuing Bank and the Borrower shall survive the execution of this Agreement.

     13.21 Entire Agreement. This Agreement, taken together with all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and all prior agreements and understandings, written and oral, relating to the subject matter hereof.

     13.22 Release. The Borrower, on behalf of itself and for each of its direct and indirect affiliates, parent corporations, subsidiaries, subdivisions, successors, predecessors, shareholders, and assigns, and its present and former officers, directors, legal representatives, employees, agents, and attorneys, and its heirs, executors, administrators, trustees, successors and assigns (collectively, the "Releasors"), hereby releases and forever discharges (the "Release") each Lender, each Issuing Bank and each of the Agents and each of their respective direct and indirect affiliates, parent corporations, subsidiaries, subdivisions, successors, predecessors, shareholders, and assigns, and their present and former officers, directors, legal representatives, employees, agents, and attorneys, and their heirs, executors, administrators, trustees, successors and assigns (collectively, the "Releasees") of and from any and all claims, liabilities, demands, rights, obligations, damages, expenses, attorneys' fees and causes of action whatsoever from the beginning of the world to the date of this Agreement, whether individual, class or derivative in nature, whether at law or in equity, whether based on federal, state or foreign law or right of action, foreseen or unforeseen, mature or unmatured, known or unknown, accrued or not accrued, which Releasors have or had against the Releasees, arising out of or relating to this Agreement, the other Loan Documents or any other document executed in connection therewith (the "Released Claims"), and covenants not to institute, maintain, or prosecute any action, claim suit, proceeding or cause of action of any kind to enforce any of the Released Claims. In any litigation arising from or related to an alleged breach of the Release, the Release may be pleaded as a defense, counterclaim or crossclaim, and shall be admissible into evidence without any foundation testimony whatsoever. The Releasors expressly covenant and agree that the Release shall be binding in all respects upon their respective successors, heirs, assigns and transferees, and shall inure to the benefit of the successors and assigns of Releasees.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                 FOAMEX L.P.


                                 By: FMXI, Inc., its Managing
                                     General Partner


                                 By: /s/ George L. Karpinski
                                     ---------------------------
                                     Name:   George L. Karpinski
                                     Title:  Vice President


                                 Notice Address:

                                     Foamex L.P.
                                     1000 Columbia Avenue
                                     Linwood, Pennsylvania 19061
                                     Attn.:  Chief Financial Officer
                                     Telecopier No. (610) 859-3613

                      [Signature Page to Credit Agreement]

                                 FMXI, INC.
                                 By: /s/ George L. Karpinski
                                     ---------------------------
                                     Name:   George L. Karpinski
                                     Title:  Vice President

                                 Notice Address:

                                     c/o Foamex International Inc.
                                     1000 Columbia Avenue
                                     Linwood, Pennsylvania 19061
                                     Attn.:  Chief Financial Officer
                                     Telecopier No. (610) 859-3613

                      [Signature Page to Credit Agreement]

                                 CITICORP USA, INC., as Administrative
                                     Agent, Collateral Agent, individually
                                     as a Lender and as Intercreditor
                                     Collateral Agent

                                 By: /s/ James R. Williams
                                     --------------------------
                                     Name:   James R. Williams
                                     Title:  Vice President


                                 LIBO Rate Lending Office or
                                     LIBO Rate Affiliate:

                                     Citicorp USA, INC.
                                     388 Greenwich Street
                                     New York, New York 10013
                                     Attn.:
                                     Telecopier No. (212) 816-2613

                                 Notice Address:

                                     Citicorp USA, INC.
                                     388 Greenwich Street
                                     New York, New York 10013
                                     Attn.:
                                     Telecopier No. (212) 816-2613

                      [Signature Page to Credit Agreement]

                                 THE BANK OF NOVA SCOTIA, as Funding Agent, as
                                     Issuing Bank and individually as a Lender


                                 By: /s/ Brian S. Allen
                                     --------------------------
                                     Name:   Brian S. Allen
                                     Title:  Managing Director


                                 LIBO Rate Lending Office or
                                     LIBO Rate Affiliate:

                                     The Bank of Nova Scotia-New York
                                     Agency
                                     One Liberty Plaza
                                     New York, New York 10006
                                     Attn.:  Loan Accounting
                                     Telecopier No. (212) 225-5499

                                 Notice Address:

                                     The Bank of Nova Scotia-New York
                                     Agency
                                     One Liberty Plaza
                                     New York, New York 10006
                                     Attn.:  Peter Colletta
                                     Telecopier No. (212) 225-5090

                                 with a copy to:

                                     Brian Allen
                                     The Bank of Nova Scotia
                                     One Liberty Plaza
                                     New York, New York 10006
                                     Telecopier No. (212) 225-5090

                      [Signature Page to Credit Agreement]

                                 LENDER:


                                 AG Capital Funding Partners, L.P.
                                 By:  Angelo, Gordon & Co., L.P.
                                      as Investment Advisor

                                 By: /s/ John W. Fraser
                                     --------------------------
                                     Name:   John W. Fraser
                                     Title:  Managing Director


                                 AIM FLOATING RATE FUND
                                 By:  Invesco Senior Secured Management, Inc.
                                      As Attorney in fact

                                 By: /s/ Thomas H. B. Ewald
                                     --------------------------
                                     Name:   Thomas H. B. Ewald
                                     Title:  Authorized Signatory


                                 AIMCO CDO SERIES 2000-A, as a
                                      Lender

                                 By: /s/  Chris Goergen
                                     --------------------------
                                     Name:   Chris Goergen
                                     Title:  Authorized Signatory

                                 By: /s/  Jerry D. Zinkula
                                     --------------------------
                                     Name:   Jerry D. Zinkula
                                     Title:  Authorized Signatory


                                 AIMCO CLO, 2001-A, as a Lender

                                 By: /s/  Chris Goergen
                                     --------------------------
                                     Name:   Chris Goergen
                                     Title:  Authorized Signatory

                                 By: /s/  Jerry D. Zinkula
                                     --------------------------
                                     Name:   Jerry D. Zinkula
                                     Title:  Authorized Signatory


                                 ALLSTATE LIFE INSURANCE
                                     COMPANY, as a Lender

                                 By: /s/  Chris Goergen
                                     --------------------------
                                     Name:   Chris Goergen
                                     Title:  Authorized Signatory

                                 By: /s/  Jerry D. Zinkula
                                     --------------------------
                                     Name:   Jerry D. Zinkula
                                     Title:  Authorized Signatory


                                 AMARA 2 FINANCE, LTD.
                                 By: INVESCO Senior Secured Management, Inc.
                                     As Sub-Advisor

                                 By: /s/  Thomas H. B. Ewald
                                     --------------------------
                                     Name:   Thomas H. B. Ewald
                                     Title:  Authorized Signatory


                                 APEX (IDM) CDO I, Ltd.

                                 By: /s/  Amos Beason
                                     --------------------------
                                     Name:   Amos Beason
                                     Title:  Director


                                 APEX (Trimaran) CDO I, Ltd.
                                 By:  Trimaran Advisors, L.L.C.

                                 By: /s/  David M. Millison
                                     --------------------------
                                     Name:   David M. Millison
                                     Title:  Managing Director


                                 ARCHIMEDES FUNDING, LLC.
                                 By:  ING Capital Advisors LLC,
                                      as Collateral Manager

                                 By: /s/  Michael J. Campbell
                                     --------------------------
                                     Name:   Michael J. Campbell
                                     Title:  Managing Director


                                 AVALON CAPITAL LTD. 2
                                 By:  INVESCO Senior Secured Management, Inc.
                                      as Portfolio Advisor

                                 By: /s/  Thomas H. B. Ewald
                                     --------------------------
                                     Name:   Thomas H. B. Ewald
                                     Title:  Authorized Signatory


                                 CARAVELLE INVESTMENT FUND, L.L.C.
                                 By:  Trimaran Advisors, L.L.C.

                                 By: /s/  David M. Millison
                                     --------------------------
                                     Name:   David M. Millison
                                     Title:  Managing Director


                                 CERES FINANCE LTD.
                                 By:  INVESCO Senior Secured Management, Inc.
                                      as Sub-Managing Agent

                                 By: /s/  Thomas H.B. Ewald
                                     --------------------------
                                     Name:   Thomas H.B. Ewald
                                     Title:  Authorized Signatory


                                 CERES II FINANCE LTD.
                                 By:  INVESCO Senior Secured Management, Inc.
                                      As Sub-Managing Agent (Financial)

                                 By: /s/  Thomas H.B. Ewald
                                     --------------------------
                                     Name:   Thomas H.B. Ewald
                                     Title:  Authorized Signatory


                                 CHARTER VIEW PORTFOLIO
                                 By:  INVESCO Senior Secured Management, Inc.
                                      As Investment Advisor

                                 By: /s/  Thomas H.B. Ewald
                                     --------------------------
                                     Name:   Thomas H.B. Ewald
                                     Title:  Authorized Signatory


                                 THE CIT GROUP/COMMERCIAL SERVICES INC.

                                 By: /s/  Randall C. Abrams
                                     --------------------------
                                     Name:   Randall C. Abrams
                                     Title:  Vice President


                                 CREDIT INDUSTRIEL ET COMMERCIAL

                                 By: /s/  Brian O'Leary
                                     --------------------------
                                     Name:   Brian O'Leary
                                     Title:  Vice President

                                 By: /s/  Sean Mounier
                                     --------------------------
                                     Name:   Sean Mounier
                                     Title:  First Vice President


                                 Crescent/Mach I Partners, L.P.
                                 By: TCS Asset Management Company,
                                     its Investment Manager

                                 By: /s/  Mark L. Gold
                                     --------------------------
                                     Name:   Mark L. Gold
                                     Title:  Managing Director


                                 CypressTree Investment Management Company,
                                 Inc. as Attorney-in-Fact and on behalf of FAFLIC, as Portfolio Manager

                                 By: /s/  Philip C. Robbins
                                     --------------------------
                                     Name:   Philip C. Robbins
                                     Title:  Vice President


                                 ELC (Cayman) Ltd. 2000-I

                                 By: /s/  Amos Beason
                                     --------------------------
                                     Name:   Amos Beason
                                     Title:  Director


                                 ENDURANCE CLO I, LTD

                                 c/o ING Capital Advisors LLC,
                                 As Portfolio Manager

                                 By: /s/  Michael J. Campbell
                                     --------------------------
                                     Name:   Michael J. Campbell
                                     Title:  Managing Director


                                 Fleet National Bank

                                 By: /s/  James T. Rizzo
                                     --------------------------
                                     Name:   James T. Rizzo
                                     Title:  Senior Vice President


                                 Franklin CLO II, Limited

                                 By: /s/  Richard D'Addario
                                     --------------------------
                                     Name:   Richard D'Addario
                                     Title:  Vice President


                                 Franklin Floating Rate Trust

                                 By: /s/  Richard D'Addario
                                     --------------------------
                                     Name:   Richard D'Addario
                                     Title:  Vice President


                                 Galaxy CLO 1999-1 LTD

                                 By: /s/  Thomas G. Brandt
                                     --------------------------
                                     Name:   Thomas G. Brandt
                                     Title:  Managing Director


                                 GENERAL ELECTRIC CAPITAL CORPORATION

                                 By: /s/  Robert M. Kadlick
                                     --------------------------
                                     Name:   Robert M. Kadlick
                                     Title:  Duly Authorized Signatory


                                 GRAYSON & CO
                                 By: Boston Management and Research
                                     As Investment Advisor

                                 By: /s/  Scott H. Page
                                     --------------------------
                                     Name:   Scott H. Page
                                     Title:  Vice President


                                 ING PRIME RATE TRUST
                                 By: ING Investments, LLC
                                     as its investment manager

                                 By: /s/ Charles E. LeMieux, CFA
                                     ---------------------------
                                     Name:   Charles E. LeMieux, CFA
                                     Title:  Vice President


                                 KZH CRESCENT LLC

                                 By: /s/  Joyce Fraser-Bryant
                                     --------------------------
                                     Name:   Joyce Fraser-Bryant
                                     Title:  Authorized Agent


                                 KZH CRESCENT-2 LLC

                                 By: /s/  Joyce Fraser-Bryant
                                     --------------------------
                                     Name:   Joyce Fraser-Bryant
                                     Title:  Authorized Agent


                                 KZH CYPRESSTREE-1 LLC

                                 By: /s/  Joyce Fraser-Bryant
                                     --------------------------
                                     Name:   Joyce Fraser-Bryant
                                     Title:  Authorized Agent


                                 KZH ING-2 LLC

                                 By: /s/  Joyce Fraser-Bryant
                                     --------------------------
                                     Name:   Joyce Fraser-Bryant
                                     Title:  Authorized Agent


                                 KZH SOLEIL LLC

                                 By: /s/  Joyce Fraser-Bryant
                                     --------------------------
                                     Name:   Joyce Fraser-Bryant
                                     Title:  Authorized Agent


                                 KZH SOLEIL-2 LLC

                                 By: /s/  Joyce Fraser-Bryant
                                     --------------------------
                                     Name:   Joyce Fraser-Bryant
                                     Title:  Authorized Agent


                                 KZH STERLING LLC

                                 By: /s/  Joyce Fraser-Bryant
                                     --------------------------
                                     Name:   Joyce Fraser-Bryant
                                     Title:  Authorized Agent


                                 MASSCHUSETTS MUTUAL LIFE INSURANCE COMPANY
                                 By: David L. Babson & Company Inc.
                                     as Investment Advisor

                                 By: /s/  John B. Wheeler
                                     --------------------------
                                     Name:   John B. Wheeler
                                     Title:  Managing Director


                                 MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED
                                 By: David L. Babson & Company Inc. under
                                     delegated authority from Massachusetts
                                     Mutual Life Insurance Company as
                                     Invesment Manager

                                 By: /s/  John B. Wheeler
                                     --------------------------
                                     Name:   John B. Wheeler
                                     Title:  Managing Director


                                 MASSMUTUAL HIGH YIELD PARTNERS II LLC
                                 By: HYP Management, Inc. as Managing Director

                                 By: /s/  John B. Wheeler
                                     --------------------------
                                     Name:   John B. Wheeler
                                     Title:  Managing Director


                                 METROPOLITAN LIFE INSURANCE COMPANY

                                 By: /s/  James R. Dingler
                                     --------------------------
                                     Name:   James R. Dingler
                                     Title:  Director



                                 General Motors Employes Global Group Pension

                                 By: State Street Bank & Trust Co., as Trustee
                                     as Investment Advisor

                                 By: /s/  Kenneth F. Sheehan, Jr.
                                     ----------------------------
                                     Name:   Kenneth F. Sheehan, Jr.
                                     Title:  Officer

                                 By: Murray Capital Management, Inc.,
                                     as Adviser

                                 By: /s/  James B. Hoffman
                                     ----------------------------
                                     Name:   James B. Hoffman
                                     Title:  Coolgen-Counsel


                                 NEMEAN CLO, LTD.
                                 By:  ING Capital Advisors LLC,
                                      as Investment Manager

                                 By: /s/  Michael J. Campbell
                                     --------------------------
                                     Name:   Michael J. Campbell
                                     Title:  Managing Director


                                 NORTHWOODS CAPITAL II, LIMITED
                                 By:  Angelo, Gordon & Co., L.P.
                                      as Collateral Manager

                                 By: /s/  John W. Fraser
                                     --------------------------
                                     Name:   John W. Fraser
                                     Title:  Managing Director


                                 NORTHWOODS CAPITAL III, LIMITED
                                 By:  Angelo, Gordon & Co., L.P.
                                      as Collateral Manager

                                 By: /s/  John W. Fraser
                                     --------------------------
                                     Name:   John W. Fraser
                                     Title:  Managing Director


                                 NORTHWOODS CAPITAL LIMITED
                                 By:  Angelo, Gordon & Co., L.P.
                                      as Collateral Manager

                                 By: /s/  John W. Fraser
                                     --------------------------
                                     Name:   John W. Fraser
                                     Title:  Managing Director


                                 OAK HILL SECURITIES FUND, L.P.
                                 By:  Oak Hill Securities GenPar, L.P.
                                      its General Partner

                                 By:  Oak Hill Securities MGP, Inc.,
                                      its General Partner

                                 By: /s/  Scott D. Krase
                                     --------------------------
                                     Name:   Scott D. Krase
                                     Title:  Vice President


                                 OAK HILL SECURITIES FUND II, L.P.
                                 By:  Oak Hill Securities GenPar II, L.P.
                                      its General Partner

                                 By:  Oak Hill Securities MGP II, Inc.,
                                      its General Partner

                                 By: /s/  Scott D. Krase
                                     --------------------------
                                     Name:   Scott D. Krase
                                     Title:  Vice President


                                 OASIS COLLATERALIZED HIGH INCOME PORTFOLIOS-1, LTD.
                                 By: INVESCO Senior Secured Management, Inc.
                                     As Subadvisor

                                 By: /s/  Thomas H. B. Ewald
                                     --------------------------
                                     Name:   Thomas H. B. Ewald
                                     Title:  Authorized Signatory


                                 STRATA FUNDING LTD.
                                 By: INVESCO Senior Secured Management, Inc.
                                     As Sub-Managing Agent

                                 By: /s/  Thomas H. B. Ewald
                                     --------------------------
                                     Name:   Thomas H. B. Ewald
                                     Title:  Authorized Signatory


                                 SUNAMERICA LIFE INSURANCE CO.

                                 By: /s/  Steven Ott
                                     --------------------------
                                     Name:   Steven Ott
                                     Title:  Authorized Agent


                                 VAN KAMPEN
                                 PRIME RATE INCOME TRUST
                                 By: Van Kampen Investment Advisory Corp.

                                 By: /s/ Christina Jamieson
                                     --------------------------
                                     Name:   Christina Jamieson
                                     Title:  Vice President


                                 VAN KAMPEN
                                 SENIOR INCOME TRUST
                                 By: Van Kampen Investment Advisory Corp.

                                 By: /s/ Christina Jamieson
                                     --------------------------
                                     Name:   Christina Jamieson
                                     Title:  Vice President